                                                                    EXHIBIT 4.12

                         LINE OF CREDIT LOAN AGREEMENT


                                     among


                       CATELLUS DEVELOPMENT CORPORATION,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            as Administrative Agent,


                       THE FIRST NATIONAL BANK OF CHICAGO
                            as Documentation Agent,


                                      and


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                          Dated as of October 28, 1996

                               TABLE OF CONTENTS
ARTICLE 1. DEFINITIONS.................................................................   1

       1.1 Certain Defined Terms.......................................................   1
       1.2 Other Interpretive Provisions...............................................  17

             1.2.1 Use of Defined Terms................................................  17
             1.2.2 Certain Common Terms................................................  17

                    (a) The Agreement..................................................  17
                    (b) Documents......................................................  17
                    (c) Including......................................................  17
                    (d) Performance....................................................  18
                    (e) Contracts......................................................  18
                    (f) Laws...........................................................  18
                    (g) Captions.......................................................  18
                    (h) Independence of Provisions.....................................  18
                    (i) Exhibits.......................................................  18

             1.2.3 Accounting Principles...............................................  18

                    (a) Accounting Terms...............................................  18
                    (b) Fiscal Periods.................................................  19

ARTICLE 2. THE CREDITS.................................................................  19

    2.1 Amounts and Terms of Commitments...............................................  19
    2.2 Loan Accounts..................................................................  19
    2.3 Procedure for Borrowing........................................................  20
    2.4 Conversion and Continuation Elections..........................................  21
    2.5 Optional Prepayments...........................................................  23
    2.6 Mandatory Prepayments of Loans.................................................  23

             2.6.1 Property Dispositions...............................................  23
             2.6.2 Events of Loss......................................................  23
             2.6.3 Remargining.........................................................  23
             2.6.4 General.............................................................  24

    2.7 Repayment at Maturity..........................................................  25

    2.8 Interest.......................................................................  25

             2.8.1   Accrual Rate......................................................  25
             2.8.2   Payment...........................................................  25
             2.8.3   Default Interest..................................................  25
             2.8.4   Maximum Legal Rate................................................  25

    2.9   Fees.........................................................................  25

             2.9.1   Administrative Agent Fees.........................................  25
             2.9.2   Commitment Fee....................................................  26
             2.9.3   Unused Fee........................................................  26
             2.9.4   Letter of Credit Fees.............................................  26

    2.10   Computation of Interest and Fees............................................  26
    2.11   Payments by the Borrower....................................................  27
    2.12   Payments by the Banks to the Administrative Agent...........................  27
    2.13   Sharing of Payments.........................................................  28
    2.14   Security....................................................................  29
    2.15   Reconveyance................................................................  29
    2.16   Encumbrance of Additional Properties........................................  30
    2.17   Development of Entitled Land................................................  32

ARTICLE 3.       TAXES, YIELD PROTECTION AND ILLEGALITY................................  32

    3.1   Taxes........................................................................  32
    3.2   Illegality...................................................................  33
    3.3   Increased Costs and Reduction of Return......................................  33
    3.4   Funding Losses...............................................................  35
    3.5   Inability to Determine Rates.................................................  36
    3.6   Certificates of Banks........................................................  36
    3.7   Survival.....................................................................  36

ARTICLE 4.       CONDITIONS PRECEDENT..................................................  36

    4.1   Conditions of Initial Loans..................................................  36

             4.1.1   Credit Agreement, Notes and Environmental Indemnity...............  37
             4.1.2   Resolutions; Incumbency...........................................  37
             4.1.3   Organization Documents; Good Standing.............................. 37
             4.1.4   Legal Opinions..................................................... 37
             4.1.5   Payment of Fees.................................................... 37
             4.1.6   Collateral Documents............................................... 38
             4.1.7   Environmental Review............................................... 39
             4.1.8   Lease Review....................................................... 39
             4.1.9   Certificate........................................................ 39
             4.1.10      Other Documents................................................ 40

    4.2   Conditions to All Borrowings................................................  40

             4.2.1   Notice of Borrowing..............................................  40
             4.2.2   Continuation of Representations and Warranties...................  40
             4.2.3   No Existing Default..............................................  40
             4.2.4   No Future Advance Notice.........................................  40
             4.2.5   Further Assurances...............................................  40
             4.2.6   Title Indorscments...............................................  40

     4.3   Letters of Credit..........................................................  41

         4.3.1   Letter of Credit Application.........................................  41

ARTICLE 5.       REPRESENTATIONS AND WARRANTIES.......................................  41

     5.1   Corporate Existence and Power..............................................  41
     5.2   Corporate Authorization; No Contravention..................................  41
     5.3   Governmental Authorization.................................................  42
     5.4   Binding Effect.............................................................  42
     5.5   Litigation.................................................................  42
     5.6   No Default.................................................................  43
     5.7   ERISA Compliance...........................................................  43
     5.8   Use of Proceeds; Margin Regulations........................................  44
     5.9   Title to Properties........................................................  44
     5.10  Taxes......................................................................  44
     5.11  Financial Condition........................................................  44
     5.12  Environmental Matters......................................................  45
     5.13  Collateral Documents.......................................................  46
     5.14  Regulated Entities.........................................................  46
     5.15  No Burdensome Restriction.s................................................  47
     5.16  Subsidiaries...............................................................  47
     5.17  Insurance..................................................................  47
     5.18  Solvency...................................................................  47
     5.19  Full Disclosure............................................................  47
     5.20  Name and Principal Place of Business.......................................  47

ARTICLE 6.       AFFIRMATIVE COVENANTS................................................  47

     6.1   Financial Statements.......................................................  48

             6.1.1   Annual Borrower Financial Statements.............................  48
             6.1.2   Annual Borrower Cash Flow Projections............................  48
             6.1.3   Quarterly Borrower Financial Statements..........................  48
             6.1.4   Quarterly Property Operating Statements and Rent Rolls...........  48

     6.2   Certificates; Other Information............................................  48
     6.3   Notices....................................................................  49
     6.4   Preservation of Corporate Existence, Etc...................................  50
     6.5   Maintenance of Property....................................................  51
     6.6   Insurance..................................................................  51
     6.7   Payment of Obligations.....................................................  52
     6.8   Compliance with Laws.......................................................  53
     6.9   Inspection of Property and Books and Records...............................  53
     6.10  Environmental Laws.........................................................  53
     6.11  Use of Proceeds............................................................  54
     6.12  Further Assurances.........................................................  54
     6.13  Copies of Leases...........................................................  54
     6.14  Debt Coverage..............................................................  55
     6.15  Fixed Charge Coverage......................................................  55
     6.16  Leverage...................................................................  55
     6.17  Tangible Net Worth.........................................................  55

ARTICLE 7.       NEGATIVE COVENANTS...................................................  55

     7.1   Limitation on Liens........................................................  55
     7.2   Lease of a Property........................................................  56
     7.3   Consolidations and Mergers.................................................  57
     7.4   Limitation on Subordinated Indebtedness....................................  57
     7.5   Limitation on Preferred Shares.............................................  57
     7.6   Transactions with Affiliates...............................................  57
     7.7   Use of Proceeds............................................................  57
     7.8   Change in Business.........................................................  58
     7.9   Accounting Changes.........................................................  58
     7.10  Lease Amendments...........................................................  58
     7.11  Leasing or Management Office...............................................  58
     7.12  Management Agreements......................................................  58

ARTICLE 8.       EVENTS OF DEFAULT....................................................  58

     8.1   Event of Default...........................................................  58

                    (a) Non-Payment...................................................  58
                    (b) Representation or Warranty....................................  58
                    (c) Certain Specific Defaults.....................................  59
                    (d) Other Specific Defaults.......................................  59
                    (e) Other Defaults................................................  59
                    (f) Insolvency; Voluntary Proceedings.............................  59
                    (g) Involuntary Proceedings.......................................  59
                    (h) Monetary Judgments............................................  60
                    (i) Non-Monetary Judgments........................................  60

                                      iv

                    (j) Adverse Change................................................  60

     8.2   Remedies...................................................................  60
     8.3   Rights Not Exclusive.......................................................  61

ARTICLE 9.       THE ADMINISTRATIVE AGENT.............................................  61

     9.1   Appointment and Authorization..............................................  61
     9.2   The Administrative Agent's Powers..........................................  61
     9.3   Limitation on the Administrative Agent's Duties............................  62
     9.4   Acknowledgment of the Co-Lender Agreement..................................  62
     9.5   Documentation Agent and Co-Agents..........................................  62
     9.6   Successor Administrative Agent, Documentation Agent and Co-Agents..........  62

ARTICLE 10.      MISCELLANEOUS........................................................  63

     10.1   Amendments and Waivers....................................................  63
     10.2   Notices...................................................................  64
     10.3   No Waiver; Cumulative Remedies............................................  65
     10.4   Costs and Expenses........................................................  65
     10.5   Indemnity.................................................................  66
     10.6   Assignments, Participations, etc..........................................  67
     10.7   Successors and Assigns....................................................  69
     10.8   Confidentiality...........................................................  69
     10.9   Set-off...................................................................  70
     10.10  Notification of Addresses, Lending Offices, Etc...........................  70
     10.11  Counterparts..............................................................  70
     10.12  Severability..............................................................  70
     10.13  No Third Parties Benefited................................................  70
     10.14  Governing Law and Jurisdiction............................................  70
     10.15  Reference and Arbitration.................................................  71

             10.15.1   Judicial Reference.............................................  71
             10.15.2   Mandatory Arbitration..........................................  71
             10.15.3   Real Property Collateral.......................................  71
             10.15.4   Provisional Remedies, Self-Help and Foreclosure................  72

     10.16   Entire Agreement.........................................................  72

SCHEDULES
Schedule 1.1   List of Appraised Values
Schedule 2.1   Commitments and Pro Rata Shares
Schedule 5.5   Litigation
Schedule 5.7   ERISA Disclosures
Schedule 5.11  Financial Condition Disclosures
Schedule 5.12  Environmental Disclosures
Schedule 5.16  (a) Subsidiaries
               (b) Equity Investments
Schedule 5.17  Insurance Disclosures
Schedule 10.2  Offshore and Domestic Lending Offices, Addresses for Notices


EXHIBITS

Exhibit A      Notice of Borrowing
Exhibit B      Notice of Conversion/Continuation
Exhibit C      Compliance Certificate
Exhibit D      Legal Opinion Forms
Exhibit E      Assignment and Acceptance Agreement
Exhibit F      Note Form
Exhibit G      List of Operating Properties
Exhibit H      Estoppel Certificate Form
Exhibit I      Description of the Woodridge Property
Exhibit J      Configuration of the Woodridge Property Taking Area
Exhibit K      Letter of Credit Application Form

                         LINE OF CREDIT LOAN AGREEMENT
                                   (Secured)

     This LINE OF CREDIT LOAN AGREEMENT (the "Agreement") is entered into as of
                                              ---------
October 28, 1996, among CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation (the "Borrower"), the several financial institutions from time to time party to
      --------
this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of
                                   -----                    ----
America National Trust and Savings Association, as administrative agent for the Banks, and The First National Bank of Chicago, as documentation agent.

     WHEREAS, the Banks have agreed to make available to the Borrower a secured revolving credit facility upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS
                                  -----------

     1.1   Certain Defined Terms. The following terms have the following
           ---------------------
meanings:

          "Administrative Agent" means BofA in its capacity as administrative
           --------------------
agent for the Banks hereunder, and any successor administrative agent designated under Section 9.6.
      -----------

          "Affiliate" means, as to any Person, (a) any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, (i) such Person or (ii) any general partner of such Person; (b) any other Person five percent (5.O) or more of the equity interest of which is held beneficially or of record by (i) such Person or (ii) any general partner of such Person; or (c) any general or limited partner of (i) such Person or (ii) any general partner of such Person. A Person shall be deemed to "control" another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that no Person shall be deemed to "control" another Person solely because such Persons have a common director or an employee or agent of one such Person is a director of the other.

          "Agent-Related Persons" means BofA and any successor administrative
           ---------------------
agent designated under Section 9.6, together with their respective Affiliates,
                        -----------
and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
           ----------------------
the signature page hereto in relation to the Administrative Agent, or such other address as the

Administrative Agent may from time to time specify by written notice to Borrower in accordance with the terms of this Agreement.

          "Agreement" means this Line of Credit Loan Agreement, as amended,
           ---------
supplemented or modified from time to time.

          "Applicable Margin" means (i) with respect to Reference Rate Loans,
           -----------------
0%, and (ii) with respect to LIBOR Loans, 1.75%; provided, however, that if as
                                                 --------
of the end of any fiscal quarter the Borrower has maintained (a) Debt Coverage of not less than 1.60:1.0, (b) Fixed Charge Coverage of not less than 1.60:1.0, and (c) Leverage not greater than 0.60:1.0 (regardless of the exchange of any of the Borrower's Series B preferred stock for subordinated debt), the "Applicable Margin" with respect to LIBOR Loans shall mean 1.625% during the next fiscal quarter following delivery of the financial statements evidencing compliance with the foregoing conditions.

          "Appraisal" means an appraisal of the market value of a Property in
           ---------
the condition existing as of the date of such appraisal taking into account any and all Estimated Remediation Costs applicable to such Property. Such appraisal shall be conducted in accordance with all Requirements of Law applicable to the Banks, and all applicable internal policies of the Administrative Agent, by (i) an independent appraisal firm selected by the Administrative Agent or (ii) the BofA in-house appraisal department. No appraisal of any Property shall include any part of such Property (or any improvements located on such part of such Property) previously released or reconveyed from the Lien of the Deed of Trust encumbering such Property and no longer owned by the Borrower.

          "Appraised Value" means, for any Property at any time, the value
           ---------------
established by the Appraisal conducted prior to the recording of the Deed of Trust encumbering such Property to secure the Obligations. The Appraised Values for the Properties as of the Closing Date are set forth on Schedule 1.1.
                                                           ------------
However, nothing contained in this Agreement is intended to be, nor should it be construed as, an admission by the Borrower as to the fair cash market value of any Property, or any portion thereof.

          "Assignee" has the meaning specified in Section 10.6.1.
           --------                               --------------

          "Attorney Costs" means and includes all reasonable fees and
           --------------
disbursements of any law firm or other external counsel, and the reasonable allocated cost of internal legal services and all disbursements of internal counsel, to the extent described in Sections 4.1.5, 10.4 and 10.5.1.

          "Availability" means, at any time, the least of (i) the Operating
           ------------
Portfolio Cash Flow Value at such time, (ii) the Portfolio Appraisal Value at such time, or (iii) the Maximum Commitment Amount at such time.

          "Bank" means one of the institutions described as a Bank" in the
           ----
introductory clause hereto.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
           ---------------
or recodified from time to time (11 U.S.C. (S)101, et seq.).
                                                   -- ---

          "BofA" means Bank of America National Trust and Savings Association,
           ----
a national banking association.

          "Borrower" means the Person specified as the "Borrower" in the
           --------
introductory clause hereto.

          "Borrowing" means a disbursement hereunder consisting of Loans of the
           ---------
same Type made to the Borrower on the same day by the Banks under Article 2 and,
                                                                  ---------
other than in the case of Reference Rate Loans, having the same Interest Period.

           "Borrowing Date" means any date on which a Borrowing occurs under
            --------------
Section 2.3.
-----------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended or recodified from time to time.

          "Closing Date" means the date on which the initial Deeds of Trust are
          ------------
recorded.

          "Co-Agent" means any Bank designated as a "Co-Agent" in this
           --------
Agreement, each in its capacity as a co-agent for the Banks hereunder, and any successor co-agent designated under Section 9.6.
                                    -----------

          "Code" means the Internal Revenue Code of 1986, as amended or
           ----
recodified from time to time, and regulations promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds
           ----------
thereof now owned or hereafter acquired by the Borrower in or upon which a Lien now or hereafter exists in favor of the Administrative Agent, on behalf of the Banks, whether under this Agreement or under any other documents executed by the Borrower and delivered to the Administrative Agent, on behalf of the Banks.

          "Collateral Documents" means, collectively, (i) the Deeds of Trust,
           --------------------
the Lease Assignments and all other security agreements, mortgages, deeds of trust, lease assignments and other similar agreements between the Borrower and the Administrative Agent, for the benefit of the Banks, now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower as debtor in favor of the Administrative Agent, for the benefit of the Banks, as secured party, pursuant to or in connection with the transactions contemplated hereby, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Commitment" means the amount of the credit and the outstanding Loans
           ----------
for which each Bank is obligated under this Agreement.

          "Compliance Certificate" means a certificate substantially in the
           ----------------------
form of Exhibit C.
        ---------

          "Contingent Obligation" means, as to any Person, any liability of that
           ---------------------
Person, whether or not contingent, with or without recourse, (a) with respect to any Guaranty Obligation; or (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------                                 -------
2.4, the Borrower (a) converts Loans of one Type to another Type, or (b)
---
continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Debt Coverage" means, at any time, the ratio of (a) EBITDA to (b)
           -------------
Debt Service, each measured over the four (4) most recent consecutive fiscal quarters for which financial statements are available at such time.

          "Debt Service" means, for any period, (i) all interest expense
           ------------
(including capitalized interest expense) for such period, plus (ii) the
                                                          ----
aggregate amount of regularly scheduled principal payments due and payable during such period, (iii) the interest expense accruing on subordinated Indebtedness during such period.

          "Deed of Trust" means any deed of trust, mortgage, leasehold mortgage,
           -------------
assignment of rents or other document creating a Lien on real property or any interest in real property.

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disposition" means the sale, conveyance or other disposition of a
           -----------
Property, but excluding any Event of Loss.

          "Documentation Agent" means The First National Bank of Chicago in its
           -------------------
capacity as documentation agent for the Banks hereunder, and any successor documentation agent designated under Section 9.6.
                                     -----------

          "Dollars," "dollars" and "$" each mean lawful money of the United
           -------    -------       -
States.

          "EBITDA" means, for any fiscal period, (a) the sum of the aggregate
           ------
amounts of the following items for the Borrower and its subsidiaries for such period: (i) net income, (ii) provisions for taxes based on income, (iii) interest expense (including capitalized interest expense), (iv) depreciation expense, (v) amortization expense and (vi) the aggregate amount of other expenses, losses on sales of nonstrategic assets, net realizable value write-downs and other non-recurring charges and extraordinary losses, less (b) the
                                                                ----
aggregate amount of gain on sales of non-strategic assets and other extraordinary gains, all as determined on a consolidated basis for the Borrower and its subsidiaries in accordance with GAAP, consistently applied.

          "Eligible Assignee" means (i) a commercial bank, savings and loan or
           -----------------
savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
(ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting
                                              --------
through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; or (iv) any other Person engaged in the business of commercial real estate lending and acceptable to the Administrative Agent, the Majority Banks and the Borrower in their sole discretion.

          "Entitled Land" means an unimproved Property that satisfies all of the
           -------------
following conditions: (i) the Borrower's intended use of such Property (which must include one or more of the uses permissible under clause (i) of the first sentence of Section 2.16.1) is permissible under the applicable general plan or
            --------------
its equivalent, and (ii) such intended use is permissible under any applicable specific plan, zoning classification and development agreement; provided,
                                                                --------
however, that the Property located in Romeoville, Illinois shall be deemed to be "Entitled Land" notwithstanding the zoning of a portion of such Property for agricultural uses.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower.

          "Environmental Indemnity" means the unsecured environmental indemnity
           -----------------------
executed by the Borrower and delivered to the Administrative Agent, for the benefit of the Banks, pursuant to Section 4.1.1.
                                  -------------

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health and safety matters, including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended or recodified from time to time, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) failure by the Borrower or any member of the Controlled Group to make required contributions to a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Tax Code with respect to any Pension Plan.

          "Estimated Remediation Cost" means for any Property all costs
           --------------------------
associated with performing work to remediate contamination of real property or groundwater, as determined by a qualified engineer or consultant reasonably acceptable to the Administrative Agent, to the extent that any such work is required to be performed or any such cost must be incurred in order to bring such Property into compliance with any Requirement of Law, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

          "Event of Default" means any of the events or circumstances specified
           ----------------
in Section 8.1.
   -----------


          "Event of Loss" means, with respect to any Property, any of the
           -------------
following: (a) any loss or destruction of, or damage to, such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property by a Governmental Authority or any Person having the power of eminent domain, or any voluntary transfer of such Property or any portion thereof in lieu of any such condemnation, seizure or taking.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean, as determined by the Administrative Agent, of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fee Letter" has the meaning specified in Section 2.9.1.
           ----------                               -------------

          "Fixed Charge Coverage" means, as of any date of determination, the
           ---------------------
ratio of (a) an amount equal to EBITDA plus the aggregate amount of gain on
                                       ----
sales of non-strategic assets less the aggregate amount of losses on sales of
                              ----
non-strategic assets to (b) Fixed

Charges, each measured over the four (4) most recent consecutive fiscal quarters for which financial statements are available at such time.

          "Fixed Charges" means, for any period, the sum of (i) the consolidated
           -------------
interest expense (including capitalized interest expense and the interest expense accruing on subordinated Indebtedness) of the Borrower and its subsidiaries for such period, plus (ii) the aggregate amount of regularly
                              ----
scheduled principal payments due and payable by the Borrower and its subsidiaries during such period, plus (iii) the aggregate amount of dividends
                                 ----
declared and payable to both preferred and common shareholders of the Borrower during such period, all as determined on a consolidated basis in accordance with GAAP, consistently applied.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" means, as to any Person, any direct or indirect
           -------------------
contractual liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness, lease, dividend, letter of credit or other monetary obligation (the "primary obligations") of another Person (the "primary obligor").

          "Hazardous Materials" means all those substances that are regulated
           -------------------
by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material or toxic substance, or petroleum or petroleum-derived substance or waste.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all liquidated net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Liabilities" has the meaning specified in Section 10.5.
           -----------------------                               ------------

          "Indemnified Person" has the meaning specified in Section 10.5.
           ------------------                               ------------

          "Independent Auditor" has the meaning specified in Section 6.1.1.
           -------------------                               -------------

          "Industrial Property" means any Property improved with an industrial,
           -------------------
manufacturing or warehouse distribution facility, including any R&D Property.

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Loan, the tenth (10th) day
           ---------------------
of each calendar month.

          "Interest Period" means, as to any LIBOR Loan, the period commencing
           ---------------
on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one (1), two (2), three (3), four (4), six (6), nine (9) or twelve (12) months thereafter (and any other period that is twelve (12) months or less and is consented to by the Majority Banks in the given instance), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
--------

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
Authority succeeding to any of its principal functions.

          "Lease Assignment" means any assignment of leases or rents executed
           ----------------
by the Borrower to secure the Obligations.

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or
                                        -------------
offices as the Bank may from time to time notify the Borrower and the Administrative Agent.

          "Letter of Credit" means a letter of credit issued by BofA for the
           ----------------
Borrower's account pursuant to Article 2.
                               ---------

          "Leverage" means, as of any date of determination, the ratio of (a)
           --------
Total Liabilities as of such date to (b) Total Capital as of such date.

          "LIBOR" means the rate of interest per annum (rounded upward to the
           -----
next 1/16th of 1%) determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Loan and having a maturity comparable to such Interest Period would be offered by BofA's London Branch, London, England, to major banks in the London dollar interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

          "LIBOR Loan" means a Loan that bears interest based on LIBOR.
           ----------

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
hypothecation, assignment, charge or deposit arrangement, encumbrance or lien (statutory or other) in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), but not including the interest of a lessor under an operating lease.

          "Loan" means an extension of credit by a Bank to the Borrower under
           ----
Article 2, and may be a Reference Rate Loan or a LIBOR Loan.
---------

          "Loan Documents" means this Agreement, any Notes, the Collateral
           --------------
Documents, the Fee Letters and all other documents (except for the Environmental Indemnity) delivered to the Administrative Agent, on behalf of the Banks, to evidence or secure any of the Loans or reimbursement obligations relating to any Letter of Credit.

          "Majority Banks" means at any time at least two Banks then holding at
           --------------
least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having at least 66-2/3% of the aggregate amount of the Commitments; provided, however,
                                                          --------
that solely for purposes of removing the Administrative Agent, the Documentation Agent or any Co-Agent pursuant to Section 9.6, if any Bank holds more than 33-
                                  -----------
1/3% of the then aggregate unpaid principal amount of the Loans (or, if applicable, the Commitments), "Majority Banks" means at least two Banks holding a percentage of the amount of the aggregate unpaid principal amount of the Loans (or, if applicable, the Commitments) equal to 66-2/3% the aggregate percentage in excess of 33-1/3% held by any Bank.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material impairment of the
           -----------------------
Borrower's ability to perform under any Loan Document and to avoid any Event of Default; or (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document, or
(ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

          "Material Lease" means any lease covering more than the greater of (i)
           --------------
twenty-five percent (25%), or (ii) fifty thousand (50,000) square feet, of the net rentable area of the improvements located on any Property.

          "Maturity Date" means November 1, 1998.
           -------------

          "Maximum Commitment Amount" means, at any time, Two Hundred Forty
           -------------------------
Million Dollars ($240,000,000.00).

          "Monetary Default" means any Default with respect to the payment of
           ----------------
any amount owed by Borrower to a Bank under any Loan Document.

          "Multiemployer Plan" means a "multiemployer plan" within the meaning
           ------------------
of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Cash Flow" means, for any Operating Property at any time, the
           -------------
actual net operating income for such Operating Property for the last twelve (12) consecutive calendar months for which operating reports are available at such time; provided, however, that for any Operating Property for which operating
      --------
reports are not required to have been delivered to the Administrative Agent for twelve (12) consecutive calendar months as of the determination date, "Net Cash Flow" means an amount equal to the actual net operating income for such Operating Property for the number of the most recent consecutive calendar months for which operating reports are available at such time multiplied by a fraction the numerator of which is twelve (12) and the denominator of which is the number of consecutive calendar months for which operating reports are available for such Operating Property at such time.

          "Net Proceeds" means, as to any Disposition by a Person, proceeds in
           ------------
cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the out-of-pocket costs relating to such Disposition, excluding amounts ultimately payable to such Person or any Affiliate of such Person, and (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof. "Net Proceeds" shall also
                                                    ------------
include proceeds paid on account of any Event of Loss, net of (i) all money actually applied or to be applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

          "Note" means a promissory note executed by the Borrower in favor of a
           ----
Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F;
                 -----------------                               ---------
"Notes" means, at any time, all of the Notes executed by the Borrower in favor of a Bank outstanding at such time.

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
Exhibit A.
---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
the form of Exhibit B.
            ---------

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
covenants and duties arising under any Loan Document owing by the Borrower to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Office Property" means any Property improved with an office
           ---------------
building.

          "Operating Portfolio Cash Flow Value" means, at any time, the
           -----------------------------------
principal amount of indebtedness that is determined by the following formula as of the most recent date of determination pursuant to Section 2.6.3.
                                                             -----

          Operating Portfolio    Operating Portfolio Net Cash Flow
                                 ---------------------------------

           Cash Flow Value  =  Operating Portfolio Debt Service  / 1.25
                                Interest Rate (expressed as a decimal)

Operating Portfolio Cash Flow Value shall be adjusted (a) upon the reconveyance of any Property pursuant to Section 2.15 or the encumbrance of an additional
                            ------------
Property pursuant to Section 2.16 to reflect the effect of the Property released
                     ------------
or encumbered, and (b) upon remargining pursuant to Section 2.6.3.
                                                    -------------

          "Operating Portfolio Debt Service Interest Rate" means, at any time, a
           ----------------------------------------------
rate per annum (calculated on the basis of a 360-day year, actual days elapsed) equal to the sum of (i) the rate payable on United States Treasury Notes having a maturity of seven (7) years, determined on the first day of the month in which the calculation is made (or the date closest to the first day of such month for which rate data are available), plus (ii) 1.75%.

          "Operating Portfolio Net Cash Flow" means, at any time, the aggregate
           ---------------------------------
amount of Net Cash Flow for all of the Properties that on the date of determination are considered to be Operating Properties pursuant to this Agreement.

          "Operating Property" means an Industrial Property, a Retail Property
           ------------------
or an Office Property; the Operating Properties as of the date of this Agreement are described on Exhibit G.
                 ---------

          "Opinions of Counsel" has the meaning specified in Section 5.3.
           -------------------                               -----------

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
or articles of incorporation, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Person's net income, gross income or net worth.

          "Participant" has the meaning specified in Section 10.6.4.
           -----------                               --------------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan

(as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Encumbrances" has the meaning specified in Section 5.13.
           ----------------------                               ------------

          "Permitted Liens" has the meaning specified in Section 7.1.
           ---------------                               -----------

          "Person" means an individual, partnership, corporation, business
           ------
trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions, and includes any Pension Plan.

          "Portfolio Appraisal Value" means, at any time, the sum of (i) 75% of
           -------------------------
the aggregate amount of the Appraised Values for each of the Industrial Properties at such time, and (ii) 65% of the aggregate amount of the Appraised Values for each of the Retail Properties at such time, and (iii) 65% of the aggregate amount of the Appraised Values for each of the Office Properties at such time, and (iv) 50% of the aggregate amount of the Appraised Values for each of the parcels of Entitled Land at such time; provided, however, that the amount
                                              --------
determined under clause (iv), above, shall not at any time exceed 25% of the sum of the amounts determined under clauses (i), (ii), (iii) and (iv), above, and any portion of the aggregate amount of the Appraised Values for e Entitled Land that exceeds such limit at any time (i.e., any amount in excess of 66-2/3% of
                                     ----
the sum of the amounts determined under clauses (i), (ii) and (iii), above) shall not be considered in computing the "Portfolio Appraisal Value" at such time.

          "Property" means, collectively, all of Borrower's right, title and
           --------
interest, whether now existing or hereafter acquired, in and to any real property which is encumbered by a Deed of Trust, together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions and accretions thereto.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "R&D Property" means any parcel of real property owned by the Borrower
           ------------
more than fifty percent (50%) of whose net rentable area is improved as research and development space.

          "Reference Rate" means, at any time, the rate of interest publicly
           --------------
announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Reference Rate Loan" means a Loan that bears interest based on the
           -------------------
Reference Rate.

          "Release Price" means, with respect to a Property, the amount, if any,
           -------------
necessary to reduce the aggregate outstanding principal amount of the Loans to the Availability (computed without regard to the Property for which the Borrower is seeking release), determined on the date of the Borrower's request that the Administrative Agent, on behalf of the Banks, release the Deed of Trust encumbering such Property.

          "Reportable Event" means, as to any Plan, any of the events set forth
           ----------------
in Section 4043(c) of ERISA, or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or as to which the Person or any of its property is subject.

          "Responsible Officer" means the chief financial officer, treasurer,
           -------------------
controller, director of finance or Vice President of Asset Management of the Borrower, or any other officer having substantially the same authority and responsibility.

          "Retail Property" means any Property improved with a shopping center,
           ---------------
theater, restaurant facility or other similar retail project or use (or any combination thereof).

          "SEC" means the Securities and Exchange Commission, or any
           ---
Governmental Authority succeeding to any of its principal functions.

          "Senior Officer" means the chief executive officer, chief financial
           --------------
officer or general counsel of Borrower.

          "SFPP" means SF Pacific Properties Inc., a Delaware corporation.
           ----

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Subsidiary" of a Person means, as of any date of determination, any
           ----------
corporation, partnership, joint venture or other business entity, whether now existing or hereafter organized or acquired: (a) (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person or by one or more Subsidiaries of such Person, or (ii) in the case of a partnership, joint venture or other business entity, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person or by one or more of its Subsidiaries, and
(b) the financial condition and results of which would be consolidated with the financial condition and results of such Person under GAAP, consistently applied.

          "Supermajority Banks" means at any time at least two Banks then
           -------------------
holding at least 76% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having at least 76% of the aggregate amount of the Commitments.

          "Surety Instrument" means any letter of credit (including standby and
           -----------------
commercial), banker's acceptance, bank guaranty, surety bond or similar instrument.

          "Swap Contract" means any agreement, whether or not in writing,
           -------------
relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Tangible Net Worth" means, as of any date of determination, the
           ------------------
consolidated total stockholders' equity of the Borrower and its subsidiaries (net of intangible assets) using the historical cost method in accordance with GAAP, consistently applied, based on the Borrower's consolidated balance sheet for the most recent fiscal period.

           "Taxes" means any and all present or future taxes, levies, imposts,
            -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Person's net income, gross income or net worth.

           "Total Capital" means, as of any date of determination, an amount
            -------------
equal to the sum of (a) Total Liabilities as of such date plus (b) Tangible Net
                                                          ----
Worth as of such date.

           "Total Liabilities" means, as of any date of determination, the
            -----------------
aggregate amount of all liabilities of the Borrower and its subsidiaries, as shown on the Borrower's consolidated balance sheet for the most recent fiscal period, plus Contingent Obligations.

           "Type" means, in connection with a Loan, the characterization of such
            ----
Loan as a Reference Rate Loan or a LIBOR Loan.

           "UCC" means the Uniform Commercial Code as in effect in the State of
            ---
California.

           "United States" and "U.S." each means the United States of America.
            -------------       ----

     1.2   Other Interpretive Provisions.
           -----------------------------

           1.2.1  Use of Defined Terms. Unless otherwise specified herein or
                  --------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

           1.2.2  Certain Common Terms.
                  --------------------

               (a) The Agreement. The words "hereof," "herein," "hereunder" and
                   -------------
     words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

               (b) Documents. The term "documents" includes any and all
                   ---------
     instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (c) Including. The term "including" is not limiting and means
                   ---------
     "including without limitation."

               (d) Performance. Whenever any performance obligation hereunder
                   -----------
     (including a payment obligation) shall be stated to be due or required . to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date (other than with respect to computation of interest owed or accrued under this Agreement), the word "from" means "from and including" and the words "to" and until" each mean "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all reasonable means, direct or indirect, of taking or not taking such action.

               (e) Contracts. Unless otherwise expressly provided in this
                   ---------
     Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

               (f) Laws. References to any statute or regulation are to be
                   ----
     construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

               (g) Captions. The captions and headings of this Agreement are for
                   --------
     convenience of reference only, and shall not affect the construction of this Agreement.

               (h) Independence of Provisions. If a conflict exists between the
                   --------------------------
     terms of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided, however, that the parties acknowledge
                              --------
     that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement, or unless the applicable provisions are inconsistent or cannot be simultaneously enforced or performed.

               (i) Exhibits. All of the exhibits attached to this Agreement are
                   --------
     incorporated herein by this reference.

           1.2.3  Accounting Principles.
                  ---------------------

               (a) Accounting Terms. Unless the context otherwise clearly
                   ----------------
     requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) Fiscal Periods. References herein to "fiscal year" and
                   --------------
     "fiscal quarter" refer to such fiscal periods of the Borrower.


                                   ARTICLE 2.

                                  THE CREDITS
                                  -----------

     2.1   Amounts and Terms of Commitments. Each Bank severally agrees, on the
           --------------------------------
terms and subject to the conditions set forth in this Agreement,

           (a) to make Loans to the Borrower (each, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding such Bank's Pro Rata Share of the Availability, as the same may be reduced as a result of one or more assignments permitted under Section 10.6, and
                                                       ------------

           (b) to fund drawings on any Letters of Credit that BofA issues for the Borrower's account from time to time, in an aggregate amount not to exceed at any time outstanding such Bank's Pro Rata Share of the amount of such drawing.

BofA agrees to issue Letters of Credit for the Borrower's account on any Business Day during the period from the Closing Date to the Maturity Date, for any purpose, in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000.00) at any time outstanding; provided, however, that no Letter of
                                          --------
Credit shall have an expiry date later than the Maturity Date. Notwithstanding any contrary provision of this Agreement, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Availability, and the aggregate amount of outstanding but undrawn Letters of Credit shall be considered a portion of the principal amount outstanding on the Loans for purposes of determining (x) the amount of Availability remaining available for disbursement, (y) mandatory repayments under Section 2.6.3 and (z) computation
                                             -------------
of the unused fee pursuant to Section 2.9.3. Within the limits of each Bank's
                              -------------
Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, repay under Section 2.5 and reborrow under
                      -----------              -----------
this Section 2.1.
     -----------

     2.2   Loan Accounts.
           -------------

           (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive, absent manifest error, of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure to record any such amounts or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

           (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank may endorse on schedules annexed to its Note(s) the date, amount (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit) and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s), and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or
                     --------  -------
     an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

     2.3   Procedure for Borrowing.
           -----------------------

          2.3.1 Each Borrowing shall be made and each Letter of Credit shall be issued upon the Borrower's irrevocable written notice (including notice by facsimile, confirmed immediately by telephone) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. San Francisco time (i) four (4) Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans,
(ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Reference Rate Loans, or (iii) five (5) Business Days prior to the requested issuance date of a Letter of Credit) specifying:

           (a) the amount of the Borrowing or the Letter of Credit, which for any Borrowing shall be in an aggregate minimum amount of $2,500,000 or any multiple of $100,000 in excess thereof, and for any Letter of Credit may be any amount; provided, however, that the aggregate minimum amount of LIBOR
                 --------
     Loans in respect of any Borrowing shall be $5,000,000.00 or any multiple of $100,000.00 in excess thereof;

           (b) the requested Borrowing Date or Letter of Credit issuance date, which shall be a Business Day;

           (c) the Type of Loans comprising the Borrowing; and

           (d) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Loans, such Interest Period shall be one (1) month; provided, however, that with
                                                  --------  -------
     respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. San Francisco time one (1) Business Day before the Closing Date, and such Borrowing will consist of Reference Rate Loans only.

Notwithstanding the foregoing provisions of this Section 2.3.1, any amount drawn
                                                 -------------
under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal) other than disbursement of Loan proceeds under this Section 2.3.1.
                                         -------------

          2.3.2 The Administrative Agent will notify each Bank (a) on the day of its receipt of any Notice of Borrowing, in the case of a request for a Borrowing consisting of Reference Rate Loans, and (b) within one (1) Business Day after its receipt of any Notice of Borrowing, in the case of a request for a Borrowing consisting of LIBOR Loans, of the amount of such Bank's Pro Rata Share of that Borrowing.

          2.3.3 Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. San Francisco time on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent will then make the proceeds of all such Loans available to the Borrower by wire transfer to a deposit account designated by the Borrower of like funds as received by the Administrative Agent.

          2.3.4 After giving effect to any Borrowing, there may not be more than eight (8) different Interest Periods in effect.

          2.3.5 Borrowings and/or the issuance of Letters of Credit shall be made on not more than three (3) Business Days during any calendar month without payment of a fee. The Borrower shall pay to the Administrative Agent, on the date of each additional Borrowing and/or issuance of a Letter of Credit, an administration fee of $1,500.00 for each additional Business Day during any calendar month on which one or more Borrowings occurs and/or a Letter of Credit is issued.

     2.4   Conversion and Continuation Elections.
           -------------------------------------

          2.4.1 The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.4.2:
                                        -------------

           (a) elect, as of any Business Day, in the case of Reference Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000.00, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

           (a) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000.00, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Loans in respect of
--------
any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Loans shall terminate.

          2.4.2 The Borrower shall deliver a Notice of Conversion/Continuation by facsimile, immediately confirmed in writing, to be received by the Administrative Agent not later than 11:00 a.m. San Francisco time at least (i) four (4) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans; and (ii) one (1) Business Day in advance of the Conversion/ Continuation Date, if the Loans are to be converted into Reference Rate Loans (provided, however, that the Administrative Agent may, in its discretion, permit the Borrower's chief financial officer, treasurer or controller to give such notice by telephone, to be followed by a written Notice of Conversion/Continuation within forty-eight
(48) hours), specifying:

           (a) the proposed Conversion/Continuation Date;

           (b) the aggregate amount of Loans to be converted or renewed;

           (c) the Type of Loans resulting from the proposed conversion or continuation; and

           (d) other than in the case of conversions into Reference Rate Loans, the duration of the requested Interest Period.

          2.4.3 If upon the expiration of any Interest Period applicable to LIBOR Loans the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, or if any Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

          2.4.4 The Administrative Agent will notify each Bank within one (1) Business Day after its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given.

          2.4.5 Unless the Majority Banks otherwise agree, (a) during the existence of a Monetary Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Loan having an Interest Period longer than one (1) month, and (b) during the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Loan.

          2.4.6 After giving effect to any conversion or continuation of Loans, there may not be more than eight (8) different Interest Periods in effect.

     2.5   Optional Prepayments. Subject to the provisions of Section 3.4, the
           --------------------                               -----------
Borrower may, at any time or from time to time (but in no event more often than three times during any calendar month, unless the Borrower pays to the Administrative Agent an administrative fee of $1,500.00 for each additional prepayment), upon not less than one (1) Business Days' irrevocable written notice to the Administrative Agent, ratably prepay Loans in whole or in part, in minimum amounts of $2,500,000.00 or any multiple of $100,000.00 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4; provided,
                                                    -----------  --------
however, that the Borrower's failure to prepay the amount specified in such notice on such date shall not constitute a Default or an Event of Default so long as the Borrower pays the amount required pursuant to Section 3.4.

     2.6   Mandatory Prepayments of Loans.
           ------------------------------

          2.6.1  Property Dispositions. If at any time or from time to time the
                 ---------------------
Borrower shall make a Disposition with respect to a Property, then (a) the Borrower shall notify the Administrative Agent of such proposed Disposition at least ten (10) days prior to the requested reconveyance date and (b) promptly upon the Borrower's receipt of the Net Proceeds of such Disposition, the Borrower shall prepay Loans in an aggregate amount equal to the Release Price of the Property subject to the Disposition.

          2.6.2  Events of Loss. If at any time or from time to time the
                 --------------
Borrower shall suffer an Event of Loss with respect to a Property, then (a) the Borrower shall promptly notify the Administrative Agent of such Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower in respect thereof) and (b) except to the extent that the Net Proceeds are to be made available for restoration pursuant to Section 5.5 of the Deed of Trust encumbering such Property, promptly upon the Borrower's receipt of the Net Proceeds of such Event of Loss, the Borrower shall prepay Loans in an amount equal to the Release Price of the Property subject to such Event of Loss.

          2.6.3  Remargining. The Administrative Agent and the Banks shall have
                 -----------
the right to determine the Operating Portfolio Cash Flow Value for the Operating Properties as of the dates that are six (6), twelve (12) and eighteen (18) months after the Closing Date, and to adjust the amount of the Availability as of each such date on the basis of the redetermined Operating Portfolio Cash Flow Value as of such date. In the event that the aggregate outstanding principal amount of the Loans on any such date exceeds the Availability (computed using the Operating Portfolio Cash Flow Value determined as of such date for the Operating Properties as of such date), the Borrower shall, within fifteen (15) Business Days after the Administrative Agent's notice to the Borrower (with copies to the Banks) of the existence and amount of such excess, either (a) prepay Loans in an aggregate amount equal to the amount of such excess, or (b) identify to the Administrative Agent and the Banks one or more real properties owned by the Borrower, satisfactory to the Administrative Agent or the Supermajority Banks, as applicable, and improved with an industrial, manufacturing or warehouse distribution facility, a research and development facility, an office building, or a shopping center, theater, restaurant facility or other similar retail project or use (or any combination thereof), that, if encumbered with Deeds of Trust for the benefit of the Administrative Agent, as administrative agent for the Banks, would cause the Availability (computed using an Operating Portfolio Cash Flow Value that assumes that such identified real properties have become Operating Properties) as of the date of determination to equal or exceed the aggregate outstanding principal amount of the Loans on such date. The Borrower shall promptly provide to the Administrative Agent a "New Property Information Package" containing the information described in Section 2.16.1 relating to each
                                                 --------------
of the identified real properties, and the Administrative Agent shall provide a copy of the "New Property Information Package" to each Bank. In the event that the Borrower timely identifies one or more real properties that satisfy the conditions set forth in clause (b), above, and promptly delivers a "New Property Information Package" to the Administrative Agent with respect to each such identified real property, the Administrative Agent shall cause an Appraisal of each such identified real property to be prepared and delivered to each of the Banks for review and comment pursuant to Section 2.16.2, the Administrative
                                         --------------
Agent or the Supermajority Banks, as applicable, shall approve or disapprove any such identified real property pursuant to Section 2.16.3, and if any such
                                          --------------
identified real property is approved by the Administrative Agent or the Supermajority Banks pursuant to Section 2.16.3, the Borrower shall cause each of
                                --------------
the conditions set forth in Section 2.16 with respect to such property to be
                            ------------
satisfied not later than ninety (90) days after the Administrative Agent's notice to the Borrower of the existence and amount of such excess. If all such conditions have not been satisfied with respect to all of the identified properties within such ninety-day period, the amount by which the outstanding principal amount of the Loans exceeds the Availability shall be immediately due and payable on the first Business Day following the end of such ninety-day period.

          2.6.4  General. Any prepayments pursuant to this Section 2.6 shall be
                 -------                                   -----------
applied first to any Reference Rate Loans then outstanding and then to LIBOR Loans with the shortest Interest Periods remaining; provided, however, that if
                                                    --------  -------
the amount of Reference Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, and so long as no Monetary Default or Event of Default has occurred and remains uncured, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay LIBOR Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Administrative Agent for the benefit of the Banks until the end of such Interest Period, at which time such pledged amounts will be applied to prepay such LIBOR Loans. The Borrower shall pay, together with each prepayment under this Section 2.6, accrued interest on the
                                         -----------
amount prepaid and any amounts required pursuant to Section 3.4.
                                                    -----------

     2.7   Repayment at Maturity. Subject to acceleration pursuant to the
           ---------------------
provisions of Section 8.2, the outstanding principal amount of the Loans shall
              -----------
be due and payable in full, together with all accrued and unpaid interest, fees and costs thereon, on the Maturity Date.

     2.8   Interest.
           --------

          2.8.1  Accrual Rate. Each Loan shall bear interest on the outstanding
                 ------------
principal amount thereof from the applicable Borrowing Date (which, in the case of a drawing on a Letter of Credit, is the date of such drawing) at a rate per annum equal to LIBOR or the Reference Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4), plus
                                                              -----------   ----
the Applicable Margin.

          2.8.2  Payment. Interest on each Loan shall be paid in arrears on each
                 -------
Interest Payment Date. Not less than five (5) days prior to each Interest Payment Date, . the Administrative Agent shall notify the Borrower, by telecopier or other means reasonably selected by the Administrative Agent, of the amount of accrued and unpaid interest due and payable on such Interest Payment Date. During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

          2.8.3  Default Interest. Notwithstanding the provisions of Section
                 ----------------                                    -------
2.8.1, while any Event of Default exists the Borrower shall pay interest (after
-----
as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans at a rate per annum which is determined by adding three percent (3%) per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations other than Loans, at a rate per annum equal to the Reference Rate plus 3%; provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Reference Rate plus 3%.

          2.8.4  Maximum Legal Rate. Notwithstanding any contrary provision of
                 ------------------
this Agreement, the Borrower's Obligations to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that such Bank's contracting for or receiving such payment would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that such Bank may lawfully contract for, charge or receive, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

     2.9   Fees.
           ----

          2.9.1  Administrative Agent Fees. The Borrower shall pay to the
                 -------------------------
Administrative Agent, for the Administrative Agent's own account, such fees as required by the letter agreement of even date herewith (the "Fee Letter") between the
                                                 ----------
Borrower and the Administrative Agent.

          2.9.2  Commitment Fee. The Borrower shall pay to the Administrative
                 --------------
Agent on the Closing Date, for the account of each Bank, a commitment fee in an amount (less any amounts previously paid to the Administrative Agent as a transaction or commitment fee) equal to three-tenths of one percent (0.30%) of the Maximum Commitment Amount on such date.

          2.9.3  Unused Fee. The Borrower shall pay to the Administrative Agent,
                 ----------
for the account of each Bank, an unused fee equal to one-eighth percent (0.125%) per annum of the difference between the Maximum Commitment Amount and the average daily amount outstanding hereunder, as calculated by the Administrative Agent quarterly in arrears at the end of each calendar quarter after the Closing Date, pro rated for partial calendar quarters. Such unused fee shall accrue from the Closing Date to the Maturity Date, and shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October, commencing on January 15, 1997, with the final payment to be made on the Maturity Date. The unused fee provided in this Section 2.9.3 shall accrue at all times after the
                            -------------
Closing Date, including at any time during which one or more conditions in
Article 4 are not met.
---------

          2.9.4  Letter of Credit Fees. The Borrower shall pay to the
                 ---------------------
Administrative Agent, for the account of each Bank, a fee with respect to outstanding Letters of Credit equal to one and three-quarters percent (1.750%) per annum of the aggregate face amount of all Letters of Credit outstanding hereunder (as reduced by the aggregate amount of any drawings thereunder), as calculated by the Administrative Agent quarterly in arrears at the end of each calendar quarter after the Closing Date during which one or more Letters of Credit are outstanding, pro rated for partial calendar quarters; provided,
                                                                 --------
however, that if as of the end of any fiscal quarter the Borrower has maintained
(a) Debt Coverage of not less than 1.60: 1.0, (b) Fixed Charge Coverage of not less than 1.60: 1.0, and (c) Leverage not greater than 0.60: 1.0 (regardless of the exchange of any of the Borrower's Series B preferred stock for subordinated debt), the fee with respect to outstanding Letters of Credit shall be equal to one and five-eighths percent (1.625%) per annum of the aggregate face amount of all Letters of Credit outstanding hereunder (as reduced by the aggregate amount of any drawings thereunder), during the next fiscal quarter following delivery of the financial statements evidencing compliance with the foregoing conditions. The letter of credit fee payable under this Section 2.9.4 shall accrue with
                                                    -----
respect to each Letter of Credit from the date of issuance to the date of expiration, cancellation or drawing in full, and shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October.

     2.10  Computation of Interest and Fees. All computations of interest for
           --------------------------------
Reference Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

     2.11  Payments by the Borrower.
           ------------------------

          2.11.1 All payments (including prepayments) to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. San Francisco time on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. San Francisco time shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

          2.11.2 Subject to the provisions set forth in the definition of the term "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          2.11.3 Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in fill to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12  Payments by the Banks to the Administrative Agent.
           -------------------------------------------------

          2.12.1 Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available to the Administrative Agent, for the account of the Borrower, the amount of that Bank's Pro Rata Share of the Borrowing as and when required hereunder, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Bank shall, on the Business Day following such Borrowing Date, make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.12.1 shall be conclusive, absent manifest
                            --------------
error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, within five (5) Business Days following written demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing (but without payment of any breakage costs or other amounts described in Section
                                                                    -------
3.4).
----

          2.12.2 The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date. Any Bank that fails to make a Loan to the Borrower on a Borrowing Date shall be liable to the Borrower for such failure, and the Borrower may proceed to enforce this Agreement against such defaulting Bank.

     2.13  Sharing of Payments. If, other than as expressly provided elsewhere
           -------------------
herein, any Bank shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess
                   --------
payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, as limited by Section 10.9) with respect to such
                                    ------------
participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13, and will in each case notify
                                    ------------
the Banks following any such purchases or repayments.

     2.14  Security. All obligations of the Borrower under this Agreement, the
           --------
Notes and all other Loan Documents (but not including the Environmental Indemnity) shall be secured in accordance with the Collateral Documents.

     2.15  Reconveyance. The Administrative Agent shall reconvey or release a
           ------------
Property from the lien of the applicable Deed of Trust upon the satisfaction of all of the following conditions precedent:

           (a) The Borrower shall have delivered to the Administrative Agent a written request for the reconveyance or release of such Property at least ten (10) days prior to the requested reconveyance or release date;

           (b) The Borrower shall have paid to the Administrative Agent, for the account of the Banks, as a mandatory prepayment of principal of the Loans, an amount equal to the applicable Release Price for such Property;

           (c) The Borrower shall have complied, with respect to such Property, with all applicable Requirements of Law governing the subdivision and transfer of real property;

           (d) No Monetary Default or Event of Default shall have occurred and be continuing, except the occurrence of any Monetary Default or Event of Default that would be fully cured by the reconveyance or release of such Property from the lien of the applicable Deed of Trust; and

           (e) The Borrower shall have delivered to the Administrative Agent such endorsements to the Administrative Agent's policies of title insurance covering the Deeds of Trust as the Administrative Agent may reasonably request.

The Administrative Agent and the Banks acknowledge that a portion of the Property located in Woodridge, Illinois and more particularly described in

Exhibit I (the "Woodridge Property"), is the subject of a condemnation
---------       ------------------
proceeding (the "Woodridge Condemnation Proceeding") commenced by the Illinois
                 ---------------------------------
State Toll Highway Authority in connection with its proposed extension of Interstate 355 from its current terminus at Interstate 55 to a new southern terminus south of Internationale Centre. The parties anticipate that the Illinois State Toll Highway Authority will condemn approximately 70.6833 acres of the Woodridge Property in substantially the configuration set forth on

Exhibit J (the "Taking Area") for purposes of expanding the Interstate 55 and
---------       -----------
355 interchange, extending the main line of Interstate 355 through the Woodridge Property and using the surrounding areas for storm water retention. Notwithstanding any contrary provision of this Agreement or the Deed of Trust encumbering the Woodridge Property, and provided that no Event of Default has occurred and remains uncured, the Taking Area is not increased in size without the prior written consent of the Majority Banks and the location of the Taking Area is not changed without the prior written consent of the Majority Banks:

           (i) the Borrower may retain all of the Net Proceeds of the Woodridge Condemnation Proceeding for its own account;

           (ii) at such time as title to the Taking Area is to vest in the Illinois State Toll Highway Authority pursuant to the Woodridge Condemnation Proceeding, the Administrative Agent shall, upon the Borrower's request, cause the Taking Area to be released from the lien of the Deed of Trust encumbering the Woodridge Property, without payment of any Release Price but subject to all of the other conditions of this
     Section 2.15; and
     ------------

           (iii) the Borrower may, without the consent or participation of the Administrative Agent or any Bank, settle or compromise the Woodridge Condemnation Proceeding, and upon the Borrower's request, the Administrative Agent, on behalf of the Banks, shall execute any documents reasonably required to effectuate any such compromise or settlement (or otherwise necessary in connection with the Woodridge Condemnation Proceeding) so long as such documents do not impose additional obligations on the Administrative Agent or any Bank.

     2.16  Encumbrance of Additional Properties.
           ------------------------------------

          2.16.1 The Borrower may, from time to time (but in no event more than once during any calendar month) up to three (3) months prior to the Maturity Date, submit to the Administrative Agent for the Administrative Agent's review and, if required by the terms of this Section 2.16, the Supermajority Banks'
                                      ------------
approval, a real property owned by the Borrower that is either (i) improved with an industrial, manufacturing or warehouse distribution facility, a research and development facility, an office building, or a shopping center, theater, restaurant facility or other similar retail project or use (or any combination thereof) (which may include Entitled Land on which the Borrower has constructed any of the foregoing types of improvements), or (ii) unimproved, but satisfies all of the conditions set forth in the definition of the term "Entitled Land", that the Borrower proposes to encumber with a Deed of Trust for the benefit of the Administrative Agent, as administrative agent for the Banks, as additional security for the Obligations. Any such submission shall be accompanied or promptly supplemented by a "New Property Information Package" relating to the property, containing all of the following information (except with respect to an unimproved property, for which items (e) and (f) will not be required), in form reasonably satisfactory to the Administrative Agent:

           (a) a detailed site plan for the property;

           (b) the most recent written appraisal of the property (if available);

           (c) a preliminary title report (and copies of all exceptions noted therein);

           (d) a "Phase 1" environmental assessment of the property prepared by a qualified engineer or consultant reasonably acceptable to the Administrative Agent;

           (e) a rent roll for the property, together with copies of all tenant leases;

           (f) a statement of profit and loss for the property for the most recent twelve (12) consecutive calendar months; and

           (g) all other information reasonably required by the Administrative Agent.

          2.16.2 Upon its receipt of a complete New Property Information Package for any property, the Administrative Agent shall provide a copy of such New Property Information Package to each Bank, and shall cause an Appraisal of the property to be prepared by (i) an independent appraiser selected by the Administrative Agent or (ii) the BofA in-house appraisal department. The Administrative Agent shall notify each Bank of the identity and qualifications of the proposed appraiser, which appraiser shall be deemed approved unless a Bank objects within three (3) Business Days after receipt of such notice. The Administrative Agent shall deliver a copy of such Appraisal to each Bank, and the Banks shall review such Appraisal within ten (10) Business Days after receipt and, based upon such review and such comments as the Administrative Agent may receive from any Bank within such ten (10) Business Day period, the Administrative Agent shall make such adjustments to such Appraisal as the Administrative Agent, on behalf of the Banks, reasonably deems appropriate.

          2.16.3 Within five (5) Business Days after the Administrative Agent determines the final Appraised Value for a property, the Administrative Agent shall determine whether such property satisfies all of the following conditions:

           (a) such property is improved with a completed industrial, manufacturing or warehouse distribution facility, or is an R&D Property;

           (b) 100% of the net rentable area of such property is subject to one or more signed leases to paying third party tenants expiring not less than five (5) years after the date of the Administrative Agent's determination; and

           (c) such property would, if encumbered with a Deed of Trust, cause an increase in the Availability of $10,000,000.00 or less.

If the Administrative Agent determines that such property satisfies all of the conditions set forth in this Section 2.16.3, the Administrative Agent may, in
                             --------------
its sole discretion, approve encumbering such property with a Deed of Trust for the benefit of the Administrative Agent, as administrative agent for the Banks; if the Administrative Agent determines that such property does not satisfy all such conditions, then the Supermajority Banks may, in their sole discretion, approve encumbering such property with a Deed of Trust for the benefit of the Administrative Agent, as administrative agent for the Banks.

          2.16.4  Upon the satisfaction of all of the conditions set forth in

Sections 4.1.2 (if required by the Administrative Agent), 4.1.3 (if required by
--------------                                            -----
the Administrative Agent), 4.1.6, 4.1.7, 4.1.8, 4.1.9 and 4.1.10 solely with
                           -------------------------------------
respect to the new property approved by the Administrative Agent or by the Supermajority Banks, as applicable, such property shall be a "Property" for all purposes under this Agreement and the other Loan Documents, and the Availability shall be recomputed taking account of such additional Property.

     2.17  Development of Entitled Land. The Borrower shall have the right,
           ----------------------------
without the consent of the Administrative Agent or the Banks, to develop any of the Entitled Land (including the performance of site work, the installation of utilities or infrastructure, the alteration or demolition of existing improvements, if any, or the construction of improvements on any such Entitled Land, or the taking of such actions as may be necessary to obtain permits or approvals for the development of any such Entitled Land). However, unless the Borrower submits such developed Entitled Land to the Administrative Agent pursuant to Section 2.16, and such developed Entitled Land satisfies the
            ------------
requirements of Section 2.16, such Property shall continue to be considered
                ------------
Entitled Land notwithstanding the Borrower's construction of improvements thereon.


                                   ARTICLE 3.

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

     3.1   Taxes. The Borrower shall pay all Other Taxes. In addition, if after
           -----
the date hereof any new Taxes are at any time imposed on any payments under or in respect of any LIBOR Loan or any instrument or agreement required hereunder, including payments made pursuant to this Section 3.1, and the result thereof is
                                         -----------
to increase the cost to any Bank or its Offshore Lending Office of making or maintaining any LIBOR Loan or to reduce the amounts received or receivable by such Bank or its Offshore Lending Office in connection with any LIBOR Loan, then within thirty (30) days following such Lender's request, from time to time the Borrower shall pay all such Taxes and shall also pay to the Administrative Agent, at the time interest is paid, all additional amounts which such Bank specifies as necessary to preserve the yield, after payment of such Taxes, that such Bank would have received if such taxes had not been imposed; provided,
                                                                  --------
however, that the Borrower shall not be obligated to pay such Bank any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which such Bank gave notice to the Borrower of the circumstance entitling such Bank to compensation. Each Bank agrees to notify the Borrower promptly of its actual knowledge of any event that would entitle such Bank to compensation under this Section 3.1 (and further agrees to designate a
                                -----------
different Lending Office with respect to its LIBOR Loans if such redesignation will avoid the need for or reduce the amount of any such compensation and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank); provided further, however, that a Lender's failure to give any such
            ----------------
notice shall not affect the Borrower's obligation to pay such compensation, except as otherwise expressly provided above. If any Bank claims compensation or a right to reimbursement under this Section 3.1, the Borrower
                                                    -----------
may at any time, upon at least four (4) Business Days' prior written notice to the Administrative Agent and the Bank and upon payment of all amounts then due under this Section 3.1 plus any prepayment fee required under Section 3.4,
                                                              -----------
prepay such Bank's affected LIBOR Loans or request that such Bank's LIBOR Loans be converted to Reference Rate Loans.

     3.2   Illegality.
           ----------

          3.2.1 If any Bank determines that (a) the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, occurring after the date of this Agreement has made it unlawful, or (b) any central bank or other Governmental Authority has asserted after the date of this Agreement that it is unlawful for such Bank or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by such Bank to the Borrower and the Administrative Agent, any obligation of such Bank to make LIBOR Loans shall be suspended until such Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          3.2.2 If any Bank determines that it is unlawful to maintain any LIBOR Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Bank's LIBOR Loans then outstanding, together with interest accrued thereon, but without any amounts that would otherwise be required to be paid in connection with such prepayment under Section 3.4, either on the last day of the
                                      -----------
Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Loans. If the Borrower is required to so prepay any LIBOR Loan, then concurrency with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

          3.2.3 If the obligation of any Bank to make or maintain LIBOR Loans has been so terminated or suspended, the Borrower may elect, by giving notice to such Bank and the Administrative Agent, chat all Loans which would otherwise be made by such Bank as LIBOR Loans shall be instead Reference Rate Loans.


          3.2.4 Before giving any notice to the Borrower and the Administrative Agent under this Section 3.2, the affected Bank shall designate a different
                 -----------
Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

     3.3   Increased Costs and Reduction of Return.
           ---------------------------------------

          3.3.1 If any Bank determines that, due to either (i) the introduction of, or any change in or in the interpretation of, any law or regulation occurring after the date of this Agreement or (ii) the compliance by such Bank (or its Lending Office) with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand by such Bank (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent, for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided, however,
                                                             --------
that the Borrower shall not be obligated to pay to the Administrative Agent, for the account of such Bank, any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which such Bank gave notice to the Borrower of the circumstance entitling such Bank to compensation. A Bank's statement claiming compensation under this Section 3.3.1 and setting
                                                    -------------
forth the additional amounts to be paid hereunder shall, in the absence of manifest error, be conclusive and binding for all purposes so long as the amount claimed is calculated and charged in the same manner as such amounts are generally calculated and charged for such Bank's other similarly situated borrowers. Each Bank agrees promptly to notify the Borrower (with a copy to the Administrative Agent) of its actual knowledge of any event that would entitle such Bank to compensation under this Section 3.3.1 (and further agrees to
                                     -------------
designate a different Lending Office with respect to its LIBOR Loans if such redesignation will avoid the need for, or reduce the amount of, any such compensation and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank); provided further, however, that a Bank's failure
                               ----------------
to give any such notice(s) shall not affect the Borrower's obligation to pay such additional amounts hereunder, except as otherwise expressly provided above. If any Bank claims compensation under this Section 3.3.1, the Borrower may at
                                           -------------
any time, upon at least four (4) Business Days' prior written notice to the Administrative Agent and such Bank, and upon payment of all amounts required under this Section 3.3.1 plus any prepayment fee required under Section 3.4,
           ------------- ----                                   -----------
prepay such Bank's LIBOR Loans or request that such Bank's LIBOR Loans be converted to Reference Rate Loans.

          3.3.2  If after the date of this Agreement any Bank determines that
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office), or any corporation controlling such Bank, with any Capital Adequacy Regulation imposed after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank, and such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, within thirty (30) days of such Bank's demand to the Borrower (with a copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent, for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase; provided, however, that the
                   --------

Borrower shall not be obligated to pay to the Administrative Agent, for the account of such Bank, any compensation attributable to any period prior to the date chat is ninety (90) days prior to the date on which such Bank gives notice to the Borrower of the circumstance entitling such Bank to compensation. Each Bank agrees promptly to notify the Borrower (with a copy to the Administrative Agent) of any circumstances that would cause the Borrower to pay additional amounts pursuant to this Section 3.3.2; provided further, however, that a Bank's
                         -------------  ----------------
failure to give any such notice(s) shall not affect the Borrower's obligation to pay such additional amounts hereunder, except as otherwise expressly provided above. Notwithstanding the foregoing, the Borrower shall not be required to pay any amount to any Bank under this Section 3.3.2 if such Bank has previously
                                  -------------
received the compensation otherwise payable hereunder as a result of any other payment made by the Borrower to such Bank under any other section of this Agreement or under one of the other Loan Documents.

     3.4   Funding Losses. The Borrower shall reimburse each Bank, and hold each
           --------------
Bank harmless from, any loss or expense which the Bank may sustain or incur as a consequence of:

           (a) the Borrower's failure to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (b) the Borrower's failure to make any prepayment in accordance with any notice delivered under Section 2.5;
                                -----------

           (c) the prepayment (including pursuant to Section 2.6) or other
                                                     -----------
     payment (including after acceleration thereof) of a LIBOR Loan on a day that is not the last day of the relevant Interest Period; or

           (d) the automatic conversion under Section 2.4 of any LIBOR Loan to a
                                              -----------
     Reference Rate Loan on a day that is not the last day of the relevant Interest Period;

to the extent that any such loss or expense arises from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of this Section 3.4, the loss or expense arising from the liquidation
                 -----------
or reemployment of funds obtained to maintain any LIBOR Loans shall be an amount equal to the sum of (i) $250.00 and (ii) the amount, if any, by which X exceeds Y, and (iii) all other costs and expenses that such Bank would reasonably expect to incur in connection with the prepayment of the applicable LIBOR Loans, where "X" equals the additional interest that would have accrued on the principal amount of the LIBOR Loan prepaid, without regard to the Applicable Margin, if that principal amount had remained outstanding until the last day of the applicable Interest Period, and "Y" equals the interest that such Bank could recover by placing the prepaid funds on deposit in the London U.S. Dollar interbank market for a period beginning on the day of prepayment and ending on the last day of the applicable Interest Period, or for a comparable period for which an appropriate rate quote can be obtained. For purposes of calculating amounts payable by the Borrower to a Bank under this Section 3.4 and under
                                                     -----------
Section 3.3.1, each LIBOR Loan made by a Bank (and each related reserve, special
-------------
deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR for such LIBOR Loan by a matching deposit or other borrowing in the London U.S. Dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

     3.5   Inability to Determine Rates. If the Majority Banks reasonably
           ----------------------------
determine that for any reason beyond their reasonable control adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that the LIBOR applicable pursuant to Section 2.8.1 for any requested Interest Period with respect to a
            -------------
proposed LIBOR Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan (and, as a matter of general policy, the Majority Banks are not making LIBOR Loans to other borrowers similarly situated), the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans hereunder shall be suspended until the Administrative Agent, upon the instruction of the Majority Banks, revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Loans. No breakage or other costs described in Section
                                                                      -------
3.4 shall be charged or payable in connection with any revocation of a notice by
---
Borrower or any conversion of LIBOR Loans under this Section 3.5.
                                                     -----------

     3.6   Certificates of Banks. Any Bank claiming reimbursement or
           ---------------------
compensation under this Article 3 shall deliver to the Borrower (with a copy to
                        ---------
the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder, and such certificate shall be conclusive and binding on the Borrower (a) so long as the amount payable is calculated and charged in the same manner as such amounts are calculated and charged generally to such Bank's other borrowers similarly situated and (b) in the absence of manifest error.

     3.7   Survival. The agreements and obligations of the Borrower in this
           --------
Article 3 shall survive the payment and performance of all other Obligations.
---------


                                   ARTICLE 4.

                              CONDITIONS PRECEDENT
                              --------------------

     4.1   Conditions of Initial Loans. The obligation of each Bank to make its
           ---------------------------
initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

          4.1.1  Credit Agreement, Notes and Environmental Indemnity. This
                 ---------------------------------------------------
Agreement, the Notes and the Environmental Indemnity covering each of the Properties, each executed by the Borrower.

          4.1.2  Resolutions; Incumbency.
                 -----------------------

               (a) Copies of the resolutions of the board of directors of the Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

               (b) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Agreement, all other Loan Documents to be delivered by it hereunder, and the Environmental Indemnity.

          4.1.3  Organization Documents; Good Standing. Each of the following
                 -------------------------------------
documents:

               (a) the articles or certificate of incorporation of the Borrower as in effect on the Closing Date, certified by the Secretary of State of the jurisdiction of the Borrower's incorporation; and

               (b) good standing and tax good standing certificates for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state in which a Property is located, as of a recent date.

          4.1.4  Legal Opinions.
                 --------------

               (a) one or more opinions of counsel to the Borrower addressed to the Administrative Agent and the Banks, collectively substantially in the form of Exhibit D-1; and
             -----------

               (b) opinions of local counsel to the Administrative Agent in the States of Arizona, Illinois, Oregon and Texas addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D-
                                                                      ---------
     2.
     -

          4.1.5  Payment of Fees. Evidence of payment by the Borrower of all
                 ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4.
                               ---------------------

          4.1.6  Collateral Documents. The Collateral Documents, executed by the
                 --------------------
Borrower, in appropriate form for recording, where necessary, together with:

               (a) copies of all UCC-1 financing statements to be filed, registered or recorded to perfect the security interests of the Administrative Agent, for the benefit of the Banks, or other evidence satisfactory to the Administrative Agent that there will be filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent, for the benefit of the Banks, in accordance with applicable law;

               (b) written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (c) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent or the Banks, desirable to perfect and protect the first priority security interest created by the Collateral Documents will be taken, including the recording of each of the Deeds of Trust;

               (d) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Deeds of Trust;

               (e) with respect to each Property, an A.L.T.A. Form B lender's policy of title insurance, to the extent available in the jurisdiction in which the applicable Property is located (or other form available in the jurisdiction in which the applicable Property is located and otherwise acceptable to the Administrative Agent and the Banks), or a binder therefor, issued by a title insurance company satisfactory to the Administrative Agent and the Banks (the Administrative Agent and the Banks hereby acknowledging that Commonwealth Title Insurance Company is acceptable) insuring (or undertaking to insure, in the case of a binder) that the applicable Deed of Trust creates and constitutes a valid first Lien encumbering such Property in favor of the Administrative Agent, subject only to exceptions reasonably acceptable to the Administrative Agent and the Banks, with such endorsements, affirmative insurance and reinsurance as the Administrative Agent or any Bank may reasonably request;

               (f) evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by this Agreement or the applicable Deed of Trust;

               (g) to the extent required under Section 6.6, evidence of flood
                                                -----------
     insurance and earthquake insurance meeting the requirements of Section 6.6;
                                                                    -----------

               (h) current A.L.T.A. surveys and surveyor's certification as to each Property in respect of which there is delivered a Deed of Trust, or as may be reasonably required by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Banks;

               (i)  Appraisals of each Property;

               (j) proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Deed of Trust or the issuance of the title insurance policies (whether due on the Closing Date or in the future);

               (k) an estoppel certificate executed by the tenant under any lease of a Property that covers twenty-five percent (25%) or more of the net rentable area of such Property; and

               (l) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent or the Banks, desirable to perfect and protect any of the first priority Liens created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to any of the Collateral, have been taken.

          4.1.7  Environmental Review. An environmental site assessment with
                 --------------------
respect to each Property as to which the Administrative Agent is granted a Lien, for the benefit of the Banks, dated as of a recent date prior to the Closing Date, prepared by a qualified firm reasonably acceptable to the Administrative Agent and the Banks (the Administrative Agent and the Banks hereby approving Dames & Moore), confirming, among other things, that such Property is either free from Hazardous Materials that violate applicable Environmental Laws or has an acceptable remediation plan in place and that the current operations conducted thereon are in compliance with all Environmental Laws.

          4.1.8  Lease Review. Copies of all leases of each Property, which
                 ------------
leases shall be satisfactory in form and substance to the Administrative Agent.

          4.1.9  Certificate. A certificate signed by a Senior Officer, dated
                 -----------
as of the Closing Date, stating that:

               (a) the representations and warranties contained in Article 5 are true and correct on and as of such date, as though made on and as of such date;

               (b) no Default or Event of Default exists or would result from the initial Borrowing; and

               (c) there has occurred since December 31, 1995, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          4.1.10  Other Documents. Such other approvals, opinions, documents or
                  ---------------
materials as the Administrative Agent or any Bank may reasonably request.

     4.2   Conditions to All Borrowings. The obligation of each Bank to make any
           ----------------------------
Loan to be made by it (including its initial Loan) is subject to the satisfaction of all of the following conditions precedent on the relevant Borrowing Date:

          4.2.1  Notice of Borrowing. The Administrative Agent shall have
                 -------------------
received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing.

          4.2.2  Continuation of Representations and Warranties. The
                 ----------------------------------------------
representations and warranties in Article 5 shall be true and correct on and as
                                  ---------
of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that in connection with any Notice
                          --------
of Borrowing, the Borrower may supplement or update the representations and warranties set forth in Article 5, by written notice to the Administrative
                        ---------
Agent, and Article 5 shall automatically be deemed modified so long as the
           ---------
modifications requested by Borrower do not reflect changes in facts or circumstances which constitute a Material Adverse Effect.

          4.2.3  No Existing Default. No Monetary Default, other Default that e
                 -------------------
Borrower is not in the process of curing (to the extent permitted by Section
                                                                     -------
8.1) or Event of Default shall exist or shall result from such Borrowing.
---
          4.2.4  No Future Advance Notice. Neither the Administrative Agent nor
                 ------------------------
any Bank shall have received from the Borrower, or from any other Person who has reasonable cause to know, any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

          4.2.5  Further Assurances. The Borrower shall have executed and
                 ------------------
acknowledged (or caused to be executed and acknowledged) and delivered to the Administrative Agent all documents, and taken all actions, reasonably required by the Administrative Agent from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents or the Environmental Indemnity, to protect and further the validity, priority and enforceability of the applicable Collateral Documents, to subject to the Collateral Documents any property intended by the terms of any Loan Document to be covered by the Collateral Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated by the Loan Documents.

          4.2.6  Title Indorsements. The Administrative Agent shall have
                 ------------------
received, at the Borrower's sole expense, a commitment for quarterly date-down indorsements to the policies of title insurance covering the Properties, all in form and substance satisfactory to the Administrative Agent and issued by the title insurer that issued the original title policies.

Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 4.2
                                                                  -----------
are satisfied, except as otherwise specified therein.

     4.3   Letters of Credit. In addition to the conditions set forth in
           -----------------
Sections 4.1 and 4.2, BofA's obligation to issue any Letter of Credit is subject
------------
to the satisfaction of all of the following conditions precedent on the relevant issuance date:

          4.3.1  Letter of Credit Application. The Borrower shall have executed
                 ----------------------------
and delivered to the Administrative Agent an application and agreement for standby letter of credit substantially in the form of Exhibit K.
                                                      ---------


                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

           The Borrower represents and warrants to the Administrative Agent and each Bank that:

     5.1   Corporate Existence and Power. The Borrower:
           -----------------------------

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents and the Environmental Indemnity;

               (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d) of this Section 5.1, to
                                                               -----------
     the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.2   Corporate Authorization; No Contravention. The execution, delivery
           -----------------------------------------
and performance by the Borrower of this Agreement, each other Loan Document to which the

Borrower is party and the Environmental Indemnity, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of the Borrower's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any document evidencing any Contractual Obligation to which the Borrower is a party in a manner that could reasonably be expected to cause a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority known to the Borrower to which the Borrower or its property is subject in a manner that could reasonably be expected to cause a Material Adverse Effect; or

               (c) violate any Requirement of Law in a manner that could reasonably be expected to cause a Material Adverse Effect.

     5.3   Governmental Authorization. No approval, consent, exemption,
           --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the Borrower's execution, delivery or performance of this Agreement, any other Loan Document to which the Borrower is a party or the Environmental Indemnity, or, except as otherwise provided in the opinions of counsel delivered to the Administrative Agent pursuant to Section
                                                                      -------
4.1.4 (the "Opinions of Counsel"), the enforcement of any of such agreements
-----       -------------------
against the Borrower.

     5.4   Binding Effect. This Agreement, each other Loan Document to which the
           --------------
Borrower is a party and the Environmental Indemnity constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and subject to the other qualifications on enforceability set forth in the Opinions of Counsel.

     5.5   Litigation. Except as specifically disclosed in Schedule 5.5, there
           ----------                                      ------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of its properties, which:

               (a) purport to affect or pertain to this Agreement, any other Loan Document or the Environmental Indemnity, or any of the transactions contemplated hereby or thereby; or

               (b) involve amounts in excess of Five Million Dollars ($5,000,000) and, if determined adversely to the Borrower, would reasonably be expected to have a

     Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or the Environmental Indemnity, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.6   No Default. No Default or Event of Default exists or would result
           ----------
from the incurring of any Obligations by the Borrower or from the grant or perfection of the Liens of the Administrative Agent and the Banks on the Collateral. As of the Closing Date, the Borrower is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

     5.7   ERISA Compliance.
           ----------------

               (a) Except as specifically disclosed in Schedule 5.7, each Plan
                                                       ------------
     is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent that any noncompliance could reasonably be expected to result in a Material Adverse Effect. Except as specifically disclosed in Schedule 5.7, each Plan which is intended to
                                  ------------
     qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification.

               (b) There are no pending, or to the best knowledge of Borrower threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

               (c) Except as specifically disclosed in Schedule 5.7, no ERISA
                                                       ------------
     Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

               (d) Except as specifically disclosed in Schedule 5.7, no Pension
                                                       ------------
     Plan has any unfunded pension liability.

               (e) Except as specifically disclosed in Schedule 5.7, the
                                                       ------------
     Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), which could reasonably be expected to result in a Material Adverse Effect.

               (f) Except as specifically disclosed in Schedule 5.7, the
                                                       ------------
     Borrower has not transferred any unfunded pension liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

               (g) Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan subject to Section 412 of the Code. Neither the Borrower nor any ERISA Affiliate has ever contributed to any Multiemployer Plan.

     5.8   Use of Proceeds; Margin Regulations. The proceeds of the Loans are to
           -----------------------------------
be used solely for the purposes set forth in and permitted by Section 6.11 and
                                                              ------------
Section 7.7. Neither the Borrower nor any Subsidiary is generally engaged in the
-----------
business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.9   Title to Properties. Except with respect to the Property located at
           -------------------
1065 North PacifiCenter Drive, Anaheim, California (the "Anaheim Office
                                                         --------------
Property"), the Borrower has good record and marketable title in fee simple to,
--------
or valid leasehold interests in, all of the Properties, except for (i) Permitted Encumbrances and (ii) such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. With respect to the Anaheim Office Property, SFPP, a wholly-owned Subsidiary of the Borrower, has good record and marketable title in fee simple to such Property, except for (i) Permitted Encumbrances and (ii) such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Properties are subject to no Liens other than Permitted Liens or liens being released in connection with the initial funding of the Loans on the Closing Date.

     5.10  Taxes. The Borrower and its Subsidiaries have filed all Federal and
           -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the best of the Borrower's knowledge, there is no proposed tax assessment against the Borrower or any of the Properties that would, if made, have a Material Adverse Effect.

     5.11  Financial Condition.
           -------------------

           (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 1995, and the related consolidated statements of income or operations, shareholders equity and cash flows for the fiscal year ended on that date (and the notes thereto):

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments;

           (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

           (iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities of the Borrower and its consolidated Subsidiaries as of the date thereof, including any liabilities for taxes, material commitments and Contingent Obligations which are required by GAAP to be shown in such financial statements.

           (b) Since December 31, 1995, there has been no Material Adverse
     Effect.

     5.12  Environmental Matters.
           ---------------------

           (a) Except as specifically disclosed in Schedule 5.12 or the reports
                                                   -------------
     listed on Schedule 5.12, to the best of the Borrower's knowledge the on-
               -------------
     going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $5,000,000 for an individual site or $15,000,000 in the aggregate.

           (b) Except as specifically disclosed in Schedule 5.12 or the reports
                                                   -------------
     listed on Schedule 5.12, to the best of the Borrower's knowledge the
               -------------
     Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law

     ("Environmental Permits") and necessary for their respective ordinary
       ---------------------
     course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

           (c) Except as specifically disclosed in Schedule 5.12 or the reports
                                                   -------------
     listed on Schedule 5.12, none of the Borrower, any of its Subsidiaries or
               -------------
     any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor, to the best of the Borrower's knowledge, subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

           (d) Except as specifically disclosed in Schedule 5.12 or the reports
                                                   -------------
     listed on Schedule 5.12, to the best of the Borrower's knowledge there are
               -------------
     no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Borrower or any Subsidiary, or arising from operations prior to the Closing Date, of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a liability of the Borrower and its Subsidiaries in excess of $5,000,000 for an individual condition or circumstance or $15,000,000 in the aggregate for all such conditions and circumstances. In addition, except as specifically disclosed in Schedule 5.12 or the reports
                                                   -------------
     listed on Schedule 5.12, (i)
               -------------
     neither the Borrower nor any Subsidiary has any underground storage tanks
     (x) that are not properly registered or permitted under applicable Environmental Laws, or r) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment, to the extent required by applicable Environmental Laws, and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     5.13  Collateral Documents.
           --------------------

           (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable (subject to any qualifications on enforceability set forth in the Opinions of Counsel) first priority security interest in all right, title and interest of the Borrower or SFPP, as applicable, in the Collateral described therein.

           (b) Each Deed of Trust, when delivered, will be effective to grant to the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable (subject to any qualifications on enforceability set forth in the Opinions of Counsel) lien on all the right, title and interest of the Borrower or SFPP, as applicable, in the Property described therein. When each such Deed of Trust is duly recorded and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate deeds of trust or mortgages generally, each such Property, subject to the encumbrances and exceptions to title set forth in the title policies delivered to the Administrative Agent pursuant to Section 4.1.6(e),
                                                       ----------------
     encumbrances approved by the Administrative Agent pursuant to this Agreement, and encumbrances for which the Administrative Agent's consent or approval is not required under this Agreement (collectively, the "Permitted
                                                                       ---------
     Encumbrances"), will be subject to a legal, valid, enforceable (subject to
     ------------
     any qualifications on enforceability set forth in the Opinions of Counsel) and perfected first priority lien. When financing statements have been duly filed, such Deed of Trust shall also create a legal, valid, enforceable (subject to any qualifications on enforceability set forth in the Opinions of Counsel) and perfected first lien on, and security interest in, all right, title and interest of the Borrower or SFPP, as applicable, in all personal property and fixtures covered by such Deed of Trust, subject to no other Liens except Permitted Liens.

           (c) All representations and warranties of the Borrower or SFPP, as applicable, contained in the Collateral Documents are true and correct.

     5.14  Regulated Entities. Neither the Borrower, nor any Person controlling
           ------------------
the Borrower, nor any Subsidiary, is an "Investment Company within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.15  No Burdensome Restrictions. Neither the Borrower nor any Subsidiary
           --------------------------
is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.16  Subsidiaries. As of the Closing Date, the Borrower has no
           ------------
Subsidiaries other than those specifically disclosed in part (a) of Schedule
                                                                    --------
5.16 hereto, and has no equity investments in any other corporation or entity
----
other than those specifically disclosed in part (b) of Schedule 5.16.
                                                       -------------

     5.17  Insurance. Except as specifically disclosed in Schedule 5.17, the
           ---------                                      -------------
properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of comparable financial capability engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

     5.18  Solvency. The Borrower is Solvent.
           --------

     5.19  Full Disclosure. None of the representations or warranties made by
           ---------------
the Borrower in the Loan Documents or the Environmental Indemnity as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by a Responsible Officer of the Borrower to the Administrative Agent or the Banks in connection with the Loan Documents (including the disclosure materials delivered by a Responsible Officer of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

     5.20  Name and Principal Place of Business. The Borrower presently uses no
           ------------------------------------
trade name other than its actual name. The Borrower's principal place of business is located at 201 Mission Street, San Francisco, California 94105.


                                   ARTICLE 6.

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance or otherwise consents in writing:

     6.1  Financial Statements. The Borrower shall deliver to the Administrative
          --------------------
Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

          6.1.1  Annual Borrower Financial Statements. As soon as available, but
                 ------------------------------------
not later than one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1996), a copy of the audited consolidated balance sheet of the Borrower and its subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor"), which report shall state that such
                  -------------------
consolidated financial statements present fairly the financial condition and the results of the operations of the Borrower and its subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any subsidiary's records;

          6.1.2  Annual Borrower Cash Flow Projections. Not later than one
                 -------------------------------------
hundred twenty (120) days after the end of each fiscal year, a consolidated cash flow projection for Borrower and its subsidiaries, and the operations of Borrower and its subsidiaries, for the then-current fiscal year and the following fiscal year, certified by a Senior Officer.

          6.1.3  Quarterly Borrower Financial Statements. As soon as available,
                 ---------------------------------------
but not later than fifty (50) days after the end of each fiscal quarter of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its subsidiaries;

          6.1.4  Quarterly Property Operating Statements and Rent Rolls. Within
                 ------------------------------------------------------
fifty (50) days after the end of each of its first three fiscal quarters, for each Property (a) a current rent roll for such Property and (b) a separate statement of profit and loss for such Property as of the end of such quarter, together with all supporting schedules. Such quarterly Property operating statements, and all supporting schedules, shall set forth the profit and loss for the applicable Property on a cash basis, except that rental revenue shall be shown on an "as-billed" basis and real property taxes and casualty and public liability insurance costs will be shown on an accrual basis.

     6.2   Certificates; Other Information. The Borrower shall furnish to the
           -------------------------------
Administrative Agent, with sufficient copies for each Bank:

           (a) concurrently with the delivery of the financial statements referred to in Sections 6.1.1 and 6.1.3, a Compliance Certificate executed
                    --------------     -----
     by a Responsible Officer;

           (b) promptly, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower may make to, or file with, the SEC;

           (c) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders generally;

           (d) promptly, such additional information regarding the Properties, or the business, financial or corporate affairs of the Borrower or any Subsidiary, as the Administrative Agent, at the request of any Bank, may from time to time reasonably request, provided that disclosure of such information is not restricted or prohibited by applicable Requirements of Law or Contractual Obligations; and

           (e) promptly following the date such payment would be delinquent, evidence of the Borrower's payment of property taxes owing with respect to any Property.

     6.3   Notices. The Borrower shall notify the Administrative Agent within
           -------
ten --(10) Business Days of a Senior Officer of the Borrower (or, if provided below, a Responsible Officer of the Borrower) learning of any of the following:

           (a) the occurrence of any Default or Event of Default;

           (b) (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower that is likely to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension that may exist at any time between the Borrower and any Governmental Authority that is likely to result in a Material Adverse Effect;

           (c) the commencement of, or any material development in, any litigation or proceeding (i) affecting the Borrower (A) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (B) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (C) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or the Environmental Indemnity; or (ii) relating to any Property between the Borrower and (D) any Governmental Authority, (E) any Person having rights under or in connection with any covenants, conditions, restrictions, easements or rights-of-way affecting such Property, or (F) any tenant under a Material Lease of such Property, in each case under this clause (ii) the
                                                                -----------
     adverse determination of which might materially and adversely affect such Property;

           (d) upon, but in no event later than ten (10) days after, a Senior Officer's or a Responsible Officer's becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions, instituted or threatened in writing against (A) the Borrower that involve potential liability in excess of $5,000,000 for any single action or $15,000,000 in the aggregate for all such actions, or (B) any of the Properties, pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims against (C) the Borrower that involve potential liability in excess of $5,000,000 for any single Environmental Claim or $15,000,000 in the aggregate for all such Environmental Claims or (D) any Property, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of any Property that causes such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

           (e) of any of the following events affecting the Borrower, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower with respect to such event:

               (i)  an ERISA Event;

               (ii) if any of the representations and warranties in Section 5.7
                                                                    -----------
           ceases to be true and correct;

               (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

               (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or unfunded pension liability; or

               (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code; and

           (f) any trade name hereafter used by the Borrower and any change in the Borrower's principal place of business.

          Each notice under this Section shall be accompanied by a written statement by a Senior Officer or a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action, if any, the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3 (a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

     6.4   Preservation of Corporate Existence, Etc. The Borrower shall:
           -----------------------------------------

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business, except to the extent that the failure to do so is not likely to cause a Material Adverse Effect; and

           (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

     6.5   Maintenance of Property. The Borrower shall maintain and preserve all
           -----------------------
its property which is used or useful in its business, including the Properties, in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.6   Insurance. In addition to insurance requirements set forth in the
           ---------
Collateral Documents, while any Obligation remains outstanding, the Borrower shall maintain or cause to be maintained, with insurers reasonably approved by the Administrative Agent and the Majority Banks, the following policies of insurance with respect to each Property (except that the Borrower shall not be required to maintain or cause to be maintained the insurance required under clauses (a), (b), (d) and (e), below, with respect to any Property consisting solely of Entitled Land, whether or not subject to a ground lease), in form and substance reasonably satisfactory to the Administrative Agent and the Majority
Banks:

           (a) blanket fire and hazard "all risk" insurance covering 100% of the replacement cost of the improvements located on such Property in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" coverage policies in the area where the Property is located (including loss by flood if the Property is in an area designated as subject to the danger of flood);

           (b) blanket (i.e., policies covering the Properties and other properties of the Borrower and its subsidiaries) earthquake insurance, to the extent maintained by the Borrower to cover improvements located on Properties outside California, and blanket earthquake insurance, with limits of at least $35,000,000 and with deductibles not in excess of 10% of the insured value of the improvements, covering Properties located within California (to the extent that such coverage and/or deductible is available at commercially reasonable rates);

           (c) blanket public liability and property damage insurance in amounts reasonably required by the Administrative Agent from time to time, and in no event less than $5,000,000 for "single occurrence";

           (d) such rental loss insurance as the Administrative Agent reasonably requires (including insurance against income loss during a period of restoration of at least six (6) months), which insurance coverage may be included in the policies described in subparagraphs (a) and/or (b), above;

           (e) workers' compensation insurance to the extent required by law in connection with any Property; and

           (f) all other insurance reasonably required by the Administrative Agent from time to time and customarily carried by owners of similar properties of comparable financial capability in the same general location as the applicable Property.

All such insurance shall provide that such policies shall not be canceled for nonpayment of premium, without at least ten (10) days' prior written notice to the Administrative Agent, or otherwise canceled, surrendered without replacement or materially amended (which term shall include any reduction in the scope or limits of coverage) without at least thirty (30) days' prior written notice to the Administrative Agent. The policies required under subparagraphs (a), (b) and
(d) shall include a "lender's loss payable endorsement" (Form 438BFU) in form and substance satisfactory to the Administrative Agent, assuring the Administrative Agent that all proceeds shall be paid to Administrative Agent, for the benefit of the Banks, as encumbrancer. BofA, as Administrative Agent, in all cases for the benefit of the Banks, shall be an additional named insured in the policies required under subparagraph (c). No such insurance (other than earthquake insurance) shall include deductible amounts in excess of $100,000 to which the Administrative Agent has not previously consented in writing. Certificates of insurance for the above policies (and/or, with respect to property insurance policies, certified copies of the original policies, if required by the Administrative Agent) shall be delivered to the Administrative Agent from time to time within ten (10) days following written demand. All policies insuring against damage to the improvements located on any Property shall contain an agreed value clause or equivalent coverage sufficient to eliminate any risk of co-insurance. Prior to the expiration of any such policy, the Borrower shall deliver to the Administrative Agent evidence of renewal or replacement of such policy reasonably satisfactory to the Administrative Agent.

     6.7   Payment of Obligations. The Borrower shall pay and discharge prior to
           ----------------------
delinquency all of the following obligations and liabilities with respect to any
Property:

           (a) all tax liabilities, assessments and governmental charges or levies upon any Property; and

           (b) all other lawful claims which, if unpaid, would by law become a Lien upon any such Property;

and all other obligations and liabilities in excess of $10,000.00 with respect to any Property. Notwithstanding the foregoing clauses (a) and (b), the Borrower shall not be required to pay any such claim, tax, assessment or governmental charge so long as (i) its validity is being contested in good faith and by appropriate proceedings and
(ii) the Borrower has demonstrated to the Administrative Agent's reasonable satisfaction that leaving such claim, tax, assessment or governmental charge unpaid or unperformed pending the outcome of such proceedings could not, in the Administrative Agent's reasonable judgment, result in the sale of any Property to satisfy such claim, tax, assessment or governmental charge or otherwise impair the Banks' interests under the Loan Documents; provided that, if at any time the Administrative Agent reasonably determines that the requirements of clause (ii) are not satisfied, the Administrative Agent may require the Borrower to deliver to the Administrative Agent a bond or other Surety Instrument reasonably satisfactory to the Administrative Agent in an amount not less than 150% of the applicable claim, tax, assessment or governmental charge as a condition of the Borrower's continued right to contest such claim, tax, assessment or governmental charge.

     6.8   Compliance with Laws. The Borrower shall comply with all Requirements
           --------------------
of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such (i) as may be contested in good faith, (ii) as to which a bona fide dispute may exist, or
(iii) as to which failure to comply could not reasonably be expected to cause a Material Adverse Effect.

     6.9   Inspection of Property and Books and Records. The Borrower shall
           --------------------------------------------
maintain proper books of record and account, in which fill, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower. Subject to the requirements of Section 10.8, the Borrower shall permit
                                         ------------
representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of the Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, agents and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Administrative Agent and the Banks, in conducting any inspections of any Property, shall comply with reasonable restrictions on access imposed by tenants under tenant leases.

     6.10  Environmental Laws.
           ------------------

           (a) The Borrower shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws the failure to comply with which could reasonably be expected to cause a Material Adverse Effect.

           (b) Upon the written request of the Administrative Agent or any Bank, the Borrower shall submit to the Administrative Agent, at the Borrower's sole cost and expense, at reasonable intervals, a report prepared by the Borrower providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.3(d, that could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

     6.11  Use of Proceeds. The Borrower shall use the proceeds of the Loans to
           ---------------
finance development and construction, to finance completed projects on an interim basis, and for other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

     6.12  Further Assurances.
           ------------------

           (a) The Borrower shall use all reasonable efforts to ensure that all written information, exhibits and reports furnished by or through the Borrower to the Administrative Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

           (b) Promptly upon request by the Administrative Agent or the Majority Banks, the Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests intended to be covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confine to the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith; provided,
                                                                --------
     however, that nothing in this Section 6.12(b) shall require the Borrower to
                                   ---------------
     modify any of its rights or increase any of its obligations under this Agreement or any of the other Loan Documents.

     6.13  Copies of Leases. The Borrower shall deliver to the Administrative
           ----------------
Agent, within fourteen (14) days after the Administrative Agent's request, a true and complete copy of any lease or other agreement pursuant to which any Person has a right to occupy or use any portion of any Property (and all amendments, modifications and supplements thereto).

     6.14  Debt Coverage. The Borrower shall maintain Debt Coverage of not less
           -------------
than (a) 1.20:1.0 at all times during the period prior to and including March 31, 1997, and (b) 1.30:1.0 at all times from and after April 1, 1997, evaluated quarterly based on the most recent financial statements delivered to the Administrative Agent pursuant to Section 6.1.

     6.15  Fixed Charge Coverage. The Borrower shall maintain Fixed Charge
           ---------------------
Coverage of not less than 1.30:1.0 at all times, evaluated quarterly based on the most recent financial statements delivered to the Administrative Agent pursuant to Section 6.1.

     6.16  Leverage. The Borrower shall maintain Leverage not greater than (a)
           --------
0.85: 1.0 at all times in the event that none of the Borrower's Series B preferred stock outstanding on the date of this Agreement is exchanged for subordinated debt; (b) 0.95: 1.0 at all times in the event that $75,000,000 of the Borrower's Series B preferred stock outstanding on the date of this Agreement is exchanged for subordinated debt; or (c) 1.00:1.0 at all times in the event that $150,000,000 of the Borrower's Series B preferred stock outstanding on the date of this Agreement is exchanged for subordinated debt, evaluated quarterly based on the most recent financial statements delivered to the Administrative Agent pursuant to Section 6.1.
                                     -----------

     6.17  Tangible Net Worth. The Borrower and its subsidiaries shall maintain
           ------------------
at all times Tangible Net Worth (evaluated quarterly based on the most recent financial statements delivered to the Administrative Agent pursuant to Section
                                                                       -------
6.1) of not less than $373,260,553 (which amount reflects an aggregate payment
---
of $26,739,447 to redeem a portion of the Borrower's Series A Preferred Stock prior to the date of this Agreement), plus fifty percent (50%) of the aggregate
                                      ----
net income of the Borrower, excluding the amount of dividends (whether or not actually declared or paid) accrued on the Borrower's preferred stock, during the period from and after the date of this Agreement, less the aggregate dollar
                                                  ----
amount of the Borrower's Series A preferred stock that is redeemed from time to time after the date of this Agreement, less the aggregate dollar amount of the
                                       ----
Borrower's Series B preferred stock that is exchanged for subordinated debt from time to time after the date of this Agreement, plus the aggregate dollar amount
                                               ----
of such subordinated debt exchanged for Borrower's Series B Preferred stock after the date of this Agreement that is subsequently exchanged for the Borrower's common equity from time to time, plus fifty percent (50%) of the
                                            ----
aggregate amount of equity that the Borrower issues from time to time after the date of this Agreement.


                                   ARTICLE 7.

                               NEGATIVE COVENANTS
                               ------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance or otherwise consents in writing:

     7.1   Limitation on Liens. The Borrower shall not, directly or indirectly,
           -------------------
make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of any

Property, or any personal property encumbered from time to time by a Deed of Trust, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) any Lien created under any Loan Document;

           (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent, or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that
                                                     -----------
     no notice of lien has been filed or recorded under the Code;

           (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent, or remain payable without penalty, or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; and

           (d) easements, rights-of-way, covenants, conditions and restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially reduce the value of the Property subject thereto or interfere with the ordinary conduct of the Borrower's business; and upon the Borrower's written request, the Administrative Agent shall cause the Lien of the applicable Deed of Trust to be subordinated to any such easement, right-of-way, covenant, condition and restriction and other similar encumbrance that does not materially and adversely affect the value of the Property subject thereto.

     7.2   Lease of a Property. The Borrower shall not enter into any ground
           -------------------
lease of any Property, or enter into any lease of any space in any improvements located on a Property that contains any of the following provisions if such provision is not, by its terms, expressly subordinate to the lien of all deeds of trust encumbering such Properly or approved by the Majority Banks as hereinafter provided: (a) an option to purchase the Property on which the leased premises are located, (b) a right of first refusal to purchase the Property on which the leased premises are located, (c) a right on the part of the tenant to self-insure, unless the tenant is a Fortune 500 Company, (d) an option to lease space not located on the Property on which the leased premises are located, (e) any agreement to extend or terminate the term of such Material Lease based on an extension or termination of another lease of space not located on the Property in which the leased premises are located, (f) an agreement by the lessor to construct improvements for the tenant (other than (i) build-to-suit improvements constructed on Entitled Land or (ii) ordinary tenant improvements to the leased space located on the Property), or (g) any other provision that imposes a financial obligation on the lessor's successor that is outside the scope of the ordinary obligations of a passive lessor real property (but excluding obligations to construct (i) build-to-suit improvements on Entitled Land or (ii) ordinary tenant improvements to the leased space located on a Property). The Borrower may enter into any lease (including any "build-to-suit" lease) that is not prohibited by this Section 7.2 without the prior consent of the
                       -----------
Administrative Agent or the Banks. The Borrower may at any time and from time to time submit to the Administrative Agent a lease that includes one or more of the foregoing provisions for approval of such provision(s) by the Majority Banks. The Administrative Agent shall notify the Borrower within fifteen (15) Business Days after the Administrative Agent's receipt of such lease as to whether the Majority Banks approve or disapprove of such lease provision(s), and upon the Administrative Agent's failure to respond within such fifteen (15) Business Day period, the Borrower shall give a second notice to the Administrative Agent and all of the Banks requesting approval or disapproval of such lease provision(s), and the Administrative Agent's failure to respond within ten (10) Business Days after receipt of such second notice shall be deemed approval of such lease provision(s) by the Majority Banks. The Banks agree not to unreasonably withhold their consent to any such lease provision(s) (which the Banks may evaluate, for such purposes, in the context of both the specific Property affected by such lease and all of the Properties considered as a portfolio). Concurrently with its execution of a Material Lease of any Property, the Borrower shall deliver to the Administrative Agent a copy of such signed Material Lease, together with an estoppel certificate in the form of Exhibit H signed by the tenant under such Material Lease. The Administrative
   ---------
Agent shall enter into a nondisturbance and attornment agreement, in form and substance reasonably satisfactory to the Administrative Agent, with the tenant under each Material Lease.

     7.3   Consolidations and Mergers. The Borrower shall not merge, consolidate
           --------------------------
with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that the Borrower may merge with another Person provided that (i) the Borrower is the continuing or surviving corporation and (ii) such merger does not cause a Material Adverse Effect.

     7.4   Limitation on Subordinated Indebtedness. The Borrower shall not
           ---------------------------------------
create or issue any subordinated bonds, debentures or other similar instruments except (a) any subordinated Indebtedness existing on the Closing Date; and (b) subordinated Indebtedness incurred in connection with the conversion of the Borrower's Series B preferred stock pursuant to conversion options existing on the Closing Date.

     7.5   Limitation on Preferred Shares. The Borrower shall not issue or
           ------------------------------
suffer to exist any preferred shares, except preferred shares issued prior to the Closing Date.

     7.6   Transactions with Affiliates. The Borrower shall not enter into any
           ----------------------------
transaction with any Affiliate of the Borrower that could reasonably be expected to cause a Material Adverse Effect.

     7.7   Use of Proceeds. The Borrower shall not use any portion of the Loan
           ---------------
proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.8   Change in Business. The Borrower shall not (a) engage in any material
           ------------------
line of business substantially different from those lines of business carried on by the Borrower on the date hereof (provided, however, that this Section 7.8
                                                                 -----------
shall not prohibit the Borrower from engaging in any line of business so long as the Borrower's primary business focus remains real estate related), or (b) change the primary use to which any Operating Property is devoted.

     7.9   Accounting Changes. The Borrower shall not make any significant
           ------------------
change in its accounting treatment or reporting practices, except as required or permitted by GAAP.

     7.10  Lease Amendments. The Borrower shall not amend or modify any lease of
           ----------------
any Property to include a provision that would require the consent of the Majority Banks pursuant to Section 7.2.
                           -----------

     7.11  Leasing or Management Office. The Borrower shall not use more than
           ----------------------------
5,000 square feet of any Property for management or leasing offices for such Property and other properties owned by the Borrower, and except for up to 22,000 square feet of space in the Anaheim Office Property, shall not use any portion of any Property for general corporate offices.

     7.12  Management Agreements. The Borrower shall not enter into any
           ---------------------
agreement, written or oral, providing for the management, leasing or operation of any portion of any Property unless such agreement is made fully subject and subordinate to the Lien of the applicable Deed of Trust.


                                   ARTICLE 8.

                               EVENTS OF DEFAULT
                               -----------------

     8.1   Event of Default. Each of the following shall constitute an "Event of
           ----------------
Default":

           (a) Non-Payment. The Borrower fails to pay (i) any amount of
               -----------
     principal of, or interest on, any Loan on the Maturity Date; or (ii) when and as required to be paid herein (other than on the Maturity Date), any amount of principal of, or interest on, any Loan, and such failure is not cured within three (3) Business Days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent; or
     (iii) any amount owing to the Administrative Agent or the Banks under any Loan Document (other than payments described in clauses (i) or (ii), above), within ten (10) days after receipt of written notice; or

           (b) Representation or Warranty. Any representation or warranty by the
               --------------------------
     Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

           (c) Certain Specific Defaults. The Borrower fails to perform or
               -------------------------
     observe any term, covenant or agreement contained in any of Sections 6.3,
                                                                 -------------
     6.6, 6.9, 6.14, 6.15, 6.16 or 6.17 or in Article 7 (other than Section
     ----------------------------------       ---------             -------
     7.1), or the Borrower voluntarily creates any Lien on any Properly in violation of Section 7.1; or
                  -----------

           (d) Other Specific Defaults. The Borrower fails to perform or
               -----------------------
     observe any term, covenant or agreement contained in any of Sections 6.1
                                                                 ------------
     or 6.2, and such default shall continue unremedied for a period of five (5)
        ---
     days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent;

           (e) Other Defaults. The Borrower fails to perform or observe any
               --------------
     other term or covenant contained in this Agreement or any other Loan Document (other than obligations described in subparagraphs (a), (b), (c) and (d), above), and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent; provided that, if cure cannot
                                                  --------
     reasonably be effected within such 30-day period, such failure shall not be an Event of Default so long as the Borrower promptly commences cure (in any event, within ten (10) days after receipt of such notice), thereafter diligently prosecutes such cure to completion, and completes such cure within ninety (90) days after receipt of such notice; or

           (f) Insolvency; Voluntary Proceedings. The Borrower (i) ceases or
               ---------------------------------
     fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course for more than ten
     (10) Business Days; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

           (g) Involuntary Proceedings. (i) Any involuntary Insolvency
               -----------------------
     Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within ninety (90) days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is entered against the Borrower in any Insolvency Proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

           (h) Monetary Judgments. One or more non-interlocutory judgments, non-
               ------------------
     interlocutory orders, decrees or arbitration awards is entered against the Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000.00 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

           (i) Non-Monetary Judgments. Any non-monetary judgment, order or
               ----------------------
     decree is entered against the Borrower which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (j) Adverse Change. There occurs a Material Adverse Effect.
               --------------

     8.2   Remedies. After the occurrence and during the continuance of any
           --------
Event of Default, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

           (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated; provided, however, that the Administrative Agent and the Banks shall continue to honor any outstanding Letter of Credit;

           (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

           (c) require that the Borrower deposit with the Administrative Agent, for the benefit of the Banks, on demand and as cash security for the Borrower's obligations under the Loan Documents, an amount equal to the aggregate undrawn amount of all then-outstanding Letters of Credit (and the Borrower hereby grants to the Administrative Agent, as administrative agent for the Banks, a security interest in any such amount deposited with the Administrative Agent, all earnings thereon and all proceeds thereof, and as to such amounts the Administrative Agent shall have the rights and remedies of a secured party under the California UCC); provided, however, that upon
                                                   --------
     the occurrence of any event specified in subsection (f) or (g) of Section
                                                                       -------
     8.1 (in the case of clause (i) of subsection (g) upon the expiration of the
     ---
     90-day period mentioned therein) such amounts shall automatically become due and payable without further act of the Administrative Agent or any Bank; and

           (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the
              -----------
expiration of the 90-day period mentioned therein), the obligation of each Bank to make Loans and the obligation of BofA to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

     8.3   Rights Not Exclusive. The rights provided for in this Agreement and
           --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE 9.

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     9.1   Appointment and Authorization. Each Bank hereby irrevocably appoints,
           -----------------------------
designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, each other Loan Document and the Environmental Indemnity, and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other Loan Document or the Environmental Indemnity, together with such powers as are reasonably incidental thereto and as further provided in the Co-Lender Agreement described below.

     9.2   The Administrative Agent's Powers. Subject to the limitations set
           ---------------------------------
forth in the Loan Documents, the Environmental Indemnity and the Co-Lender Agreement, the Administrative Agent's powers include, but are not limited to, the power: (i) to administer, manage and service the Loans; (ii) to enforce the Loan Documents and/or the Environmental Indemnity; (iii) to make all decisions under the Loan Documents or the Environmental Indemnity in connection with the day-to-day administration of the Loans, any inspections required by the Loan Documents or the Environmental Indemnity, and other routine administration and servicing matters; (iv) to collect and receive from the Borrower or any third persons all payments of amounts due under the terms of the Loan Documents or the Environmental Indemnity and to distribute the amounts thereof to the Banks; (v) to collect and distribute or disburse all other amounts due under the Loan Documents or the Environmental Indemnity, (vi) to grant or withhold consents, approvals or waivers, and to make any other determinations in connection with the Loan Documents or the Environmental Indemnity, and (vii) to exercise all such powers as are incidental to any of the foregoing matters. The Administrative Agent shall furnish to Banks copies of material documents, including confidential ones, received from the Borrower regarding the Loans, the Loan Documents, the Environmental Indemnity, the Collateral, any proposed new Collateral and the transactions contemplated hereby and thereby. The Administrative Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

     9.3   Limitation on the Administrative Agent's Duties. Notwithstanding any
           -----------------------------------------------
contrary provision of any Loan Document or the Environmental Indemnity, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, the Environmental Indemnity or the Co-Lender Agreement, nor shall the Administrative Agent have any fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document, the Environmental Indemnity or the Co-Lender Agreement against the Administrative Agent.

     9.4   Acknowledgment of the Co-Lender Agreement. The Borrower acknowledges
           -----------------------------------------
that the Banks have executed a Co-Lender Agreement to supplement the Loan Documents with respect to the relationship of the Banks and the Administrative Agent among themselves in connection with the Loans. The Co-Lender Agreement is not a Loan Document.

     9.5   Documentation Agent and Co-Agents. None of the Banks identified on
           ---------------------------------
the face page or the signature pages of this Agreement as a "Documentation Agent" or a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents other than those applicable to all Banks as such.

     9.6   Successor Administrative Agent, Documentation Agent and Co-Agents.
           -----------------------------------------------------------------
The Administrative Agent, the Documentation Agent or any Co-Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent, Documentation Agent or Co-Agent, as the case may be, upon thirty (30) days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent from among the Banks. Any successor administrative agent shall be enticed to any fee payable by the Borrower to BofA, in its capacity as Administrative Agent, from and after the date on which such successor administrative agent is appointed. If the Documentation Agent or a Co-Agent resigns under this Agreement, the Administrative Agent shall elect either (a) to assume the rights and obligations, if any, of such Documentation Agent or Co-Agent, as applicable, and thereupon all references to such Documentation Agent or Co-Agent, as applicable, shall be deemed references to the Administrative Agent, or (b) to appoint a successor Documentation Agent or Co-Agent, as applicable, from among the Banks. Upon its acceptance of the appointment as successor administrative agent, documentation agent or co-agent hereunder, as the case may be, such successor shall succeed to all of the rights, powers and duties of the retiring Administrative Agent, Documentation Agent or Co-Agent, as the case may be, the term "Administrative Agent," "Documentation Agent" or "Co-Agent", as the case may be, shall mean such successor, and the appointment, powers and duties of such retiring Administrative Agent, Documentation Agent or Co-Agent, as the case may be, shall terminate. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of the Loan Documents or the Environmental Indemnity regarding payment of costs and expenses and indemnification of the Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty
(30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor administrative agent in the manner set forth above. Upon replacement of the Administrative Agent as provided in this Agreement, the former Administrative Agent shall promptly deliver to the new Administrative Agent an assignment of all beneficial interest in any Deed of Trust and any other Collateral Documents (if before acquisition of title to the Collateral encumbered thereby), or a quitclaim deed to and assignment of any such property (if after acquisition of title to the Collateral encumbered thereby) and copies of any books, records and documents related to the Loans and the Collateral to which the Banks are entitled and which is then in the former Administrative Agent's possession.


                                  ARTICLE 10.

                                 MISCELLANEOUS
                                 -------------

     10.1  Amendments and Waivers. No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

provided, however, that no such waiver, amendment or consent shall, unless in
--------
writing and signed by all the Banks and the Borrower and acknowledged by the Administrative Agent, do any of the following:

           (a) increase, decrease or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2), or subject
                                                     -----------
     any Bank to any additional obligation; or

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document; or

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document; or

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

           (e) amend this Section 10.1, Section 8.1 or any other provision of
                          ------------  -----------
     any Loan Document relating to an Event of Default, Section 2.13, or any
                                                        ------------
     provision of any Loan Document providing for consent or other action by all Banks; or

           (f) release any material portion of the Collateral except as otherwise may be provided in this Agreement or in the Collateral Documents or except where the consent of the Majority Banks only is specifically provided for;

     and, provided further that (i) no amendment, waiver or consent shall,
          -------- -------
     unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement, any other Loan Document or the Environmental Indemnity, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2  Notices.
           -------

          10.2.1 All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed
                                     -------------
promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule
                                                                       --------
10.2; or, as directed to the Borrower or the Administrative Agent,to such other
----
address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

          10.2.2 All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article 2 or Article 9 shall not be effective until actually
                    ---------    ---------
received by the Administrative Agent.

          10.2.3 Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice, and the Administrative Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The Borrower's obligation to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent or the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent or the Banks to be contained in the telephonic or facsimile notice.

     10.3  No Waiver; Cumulative Remedies. No failure or delay by the
           ------------------------------
Administrative Agent or any Bank in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4  Costs and Expenses. The Borrower shall:
           ------------------

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as the Administrative Agent) within ten (10) days after demand (subject to Section
                                                                         -------
     4.1.5) for all reasonable costs and expenses incurred by BofA (including in
     -----
     its capacity as the Administrative Agent) in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by BofA (including in its capacity as the Administrative Agent) with respect thereto; and

           (b) pay or reimburse the Administrative Agent, and each Bank within ten (10) days after demand (subject to Section 4.1.5) for all costs and
                                                    -----
     expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

           (c) pay or reimburse BofA (including in its capacity as the Administrative Agent) or any successor administrative agent (including in its capacity as the Administrative Agent) within five (5) Business Days after demand (subject to Section 4.1.5) for all appraisal (including the
                              -------------
     reasonable allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as the Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

     10.5  Indemnity.
           ---------

          10.5.1 Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person")
                                                            ------------------
harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever that may at any time (including at any time following repayment of the Loans or following the termination, resignation or replacement of the Administrative Agent or the replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person and that in any way relates to or arises out of (a) this Agreement or any document contemplated by or referred to herein, (b) the transactions contemplated hereby, or (c) any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") provided, that the Borrower shall have no obligation
------------------------   --------
hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from (i) the gross negligence or willful misconduct of such Indemnified Person, (ii) any breach or this Agreement or any other Loan Document by such Indemnified Person, or (iii) any event or condition relating to a Property that occurs after such Indemnified Person takes title to such Property. The agreements in this Section shall survive payment of all other Obligations, and the termination of all obligations of the Banks to the Borrower under the Loan Documents.

          10.5.2 The Borrower shall defend each such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person, at the sole cost and expense of the Borrower. All amounts owing under this Section 10.5
                                                               ------------
shall be paid within thirty (30) days after demand.

          10.5.3 Each Indemnified Person shall use reasonable efforts to notify the Borrower promptly of any Indemnified Liabilities; provided, however, that an
                                                      --------
Indemnified Person's failure to notify the Borrower shall not affect the Borrower's obligations under this Section 10.5 except to the extent that the
                                  ------------
Borrower is materially prejudiced thereby. Upon demand by any Indemnified Person, the Borrower shall defend any investigation, action or proceeding involving any Indemnified Liabilities which is brought or commenced against any Indemnified Person, whether alone or together with the Borrower or any other person, all at the Borrower's own cost and by counsel to be approved by the Indemnified Person in the exercise of its reasonable judgment. Such Indemnified Person may participate in and direct such defense, and such Indemnified Person shall cooperate with the Borrower in all reasonable respects in connection with such proceeding. Subject to the limitations set forth in this Section 10.5.3, each Indemnified Person may elect
                              --------------
to defend itself, at the Borrower's cost, in connection with any such investigation, action or proceeding, and the Borrower shall have no right to participate in or direct any such defense. No Indemnified Person shall settle any such proceeding unless such Indemnified Person has, except in case of emergency, given the Borrower ten (10) days' prior written notice of such settlement; provided, however, that nothing contained herein shall require any
            --------
Indemnified Person to obtain the Borrower's consent to any such settlement in order to enter into such settlement or to enforce the indemnity set forth in this Section 10.5. In connection with any investigation, action or proceeding
     ------------
covered by this Section 10.5 against more than one Indemnified Person, all such
                ------------
Indemnified Persons shall be represented by the same legal counsel selected by the Indemnified Persons; provided, however, that if such legal counsel
                         --------
determines in good faith that representing all such Indemnified Persons would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel, or that a defense or counterclaim is available to an Indemnified Person that is not available to all such Indemnified Persons, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnified Person shall be entitled to separate representation by legal counsel selected by that Indemnified Person.

     10.6  Assignments, Participations, etc.
           ---------------------------------

          10.6.1 Any Bank may, with the written consent of the Borrower (except during the existence of an Event of Default, when the Borrower's consent is not required) and the Administrative Agent, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans,
                    --------
the Commitment and the other rights and obligations of such Bank under the Loan Documents and the Environmental Indemnity, in a minimum amount of $20,000,000.00 and integral multiples of $1,000,000.00 in excess thereof; provided, however, that BofA shall retain for its own account not less than $50,000,000.00 of such Loans, Commitment and other rights and obligations; provided further, however, that if a Bank other than BofA assigns less than all of its Loans, Commitment and other rights and obligations to an Assignee, such Bank shall retain for its own account not less than $25,000,000.00 of such Loans, Commitments and other rights and obligations; and provided further, however, that the Borrower and the
                            ----------------
Administrative Agent may continue to deal solely and directly with the assigning Bank in connection with the interest so assigned to an Assignee until (i) the assigning Bank and Assignee shall have delivered to the Borrower and the Administrative Agent written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee;
(ii) the assigning Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit
                                                                         -------
E (an "Assignment and Acceptance"); and (iii) the assigning Bank or Assignee has
-      -------------------------
paid to the Administrative Agent a processing fee in the amount of $5,000.00.

          10.6.2  From and after the date on which the conditions set forth in
Section 10.6.1 are met and the Administrative Agent notifies the assigning Bank
--------------
that it has
received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and the Environmental Indemnity, and (ii) the assigning Bank shall, to the extent that it has assigned its rights and obligations under this Agreement and the other Loan Documents pursuant to such Assignment and Acceptance, relinquish its rights and (so long as the Assignee is not an Affiliate or a Subsidiary of the assigning Bank or of a Person of which the assigning Bank is an Affiliate or a Subsidiary) be released from its obligations under the Loan Documents.

          10.6.3 Within five (5) Business Days after its receipt of notice by the Administrative Agent that the Administrative Agent has received an executed Assignment and Acceptance and payment of the processing fee, and provided that it consents to such assignment in accordance with Section 10.6.1, the Borrower
                                                  --------------
shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assigning Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assigning Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon the Administrative Agent's receipt of the executed Assignment and Acceptance and the processing fee, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro
                                                                             ---
tanto.
-----

          10.6.4 Any Bank may, at any time, sell to one or more commercial banks or other Persons that are not Affiliates of the Borrower (each a "Participant") participation interests in any Loans, the Commitment of that Bank
------------
and the other interests of that Bank (the "originating Bank") under this Agreement and the other Loan Documents; provided, however, that (i) the amount
                                        --------  -------
of any such participation interest shall be not less than $20,000,000.00 and shall be in integral multiples of $1,000,000.00 in excess thereof, (ii) the originating Bank shall retain for its own account not less than $25,000,000.00 of the Loans, the Commitment and the other interests of such originating Bank under this Agreement and the other Loan Documents, (iii) the originating Bank's obligations under this Agreement shall remain unchanged, (iv) the originating Bank shall remain solely responsible for the performance of such obligations,
(v) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(vi) no Bank shall transfer or grant any participation interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks described in the first proviso to Section 10.1. In the case of any such
                 ----- -------    ------------
participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          10.6.5 Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note it holds in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S) 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.7  Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank, and except for the limitations on assignments by the Administrative Agent and each Bank under
Section 10.6.
------------

     10.8  Confidentiality. Each Bank agrees to maintain the confidentiality of
           ---------------
all financial statements, cash flow reports, projections, environmental reports and appraisals provided to it by the Borrower, or by the Administrative Agent on the Borrower's behalf, under this Agreement or any other Loan Document, and neither a Bank nor any of its Affiliates shall use any such information other than in connection with this Agreement and the other Loan Documents or the enforcement thereof, or in connection with other business now or hereafter existing or contemplated with the Borrower, except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by any Bank, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to such Bank; provided, however, that any Bank may disclose such information (i)
           --------  -------
pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority;
(ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding relating to the Loans to which the Administrative Agent, any Bank or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Bank's independent auditors and other professional advisors; (vii) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (viii) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is par or is deemed a party with such Bank or such Affiliate; and (ix) to its Affiliates, provided that such Affiliates agree in writing to be bound by the terms of this Section
                                                                       -------
10.8.
----

     10.9  Set-off. NO BANK SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF
           -------
SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY THE BANK WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT AND THE MAJORITY BANKS.

     10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall
           -----------------------------------------------
notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     10.11 Counterparts. This Agreement may be executed in any number of
           ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of which, taken together, shall be deemed to constitute but one and the same instrument.

     10.12 Severability. The illegality or unenforceability of any provision of
           ------------
this Agreement or any instrument or agreement required hereunder shall not, to the fullest extent permitted by applicable law, in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.13 No Third Parties Benefited. This Agreement is made and entered into
           --------------------------
for the sole protection and legal benefit of the Borrower, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and except as otherwise provided in Section 10.5 in the
                                                            ------------
case of an Indemnified Person, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.14 Governing Law and Jurisdiction.
           ------------------------------

           (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE
                                                             --------
     ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) SUBJECT TO THE PROVISIONS OF SECTION 10.15, ANY LEGAL ACTION OR
                                            -------------
     PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION,

     INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

     10.15 Reference and Arbitration.
           -------------------------

          10.15.1    Judicial Reference. In any judicial action between or among
                     ------------------
the parties in any way based on, arising out of or relating to this Agreement, the other Loan Documents or any Loan (including any action or cause of action based on or arising from an alleged tort), all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall
                                                -- ---
designate to the court a referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          10.15.2    Mandatory Arbitration. After all Deeds of Trust and any
                     ---------------------
other real property security have been released, fully reconveyed or extinguished, any controversy or claim between or among the parties in any way based on, arising out of or relating to this Agreement, the other Loan Documents or any Loan (including any controversy or claim based on or arising from an alleged tort) shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          10.15.3    Real Property Collateral. Notwithstanding the provisions of
                     ------------------------
Section 10.15.2, no controversy or claim shall be submitted to arbitration
---------------
without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Administrative Agent or the Banks that is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by reference as provided in Section 10.15.1.
            ---------------

          10.15.4  Provisional Remedies, Self-Help and Foreclosure. No provision
                   -----------------------------------------------
of this Section 10.15 shall limit the right of any party to this Agreement to
        -------------
exercise self-help remedies such as set off, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies (including provisional remedies such as claim and delivery and ancillary remedies such as the issuance of temporary restraining orders and preliminary injunctions pending submission of any action or cause of action to judicial reference or arbitration as otherwise required hereunder) from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At the Administrative Agent's option, foreclosure under a Deed of Trust or mortgage may be accomplished either by exercise of the power of sale under the Deed of Trust or mortgage or by judicial foreclosure.

     10.16 Entire Agreement. This Agreement, together with the other Loan
           ----------------
Documents, embodies the entire agreement and understanding among the Borrower, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                         "Borrower"

                         CATELLUS DEVELOPMENT CORPORATION,
                         a Delaware corporation


                         By /s/ Stephen P. Wallace
                            ------------------------------------------------

                           Stephen P. Wallace, Senior V.P. and CEO
                           ------------------------------------------
                                [Printed Name and Title]

                         "Administrative Agent"

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent


                         By /s/ Janice L. Sears
                            --------------------------------------------------

                           Janice L. Sears, Vice President
                           ------------------------------------------------
                                [Printed Name and Title]


                         "Documentation Agent"

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as Documentation Agent


                         By /s/ Kevin L. Gillen
                            -------------------------------------------------

                           Kevin L. Gillen, Corporate Banking Officer
                           --------------------------------------------
                                [Printed Name and Title]


                         "Banks"

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Bank


                         By /s/ Janice L. Sears
                            --------------------------------------------------

                           Janice L. Sears, Vice President
                           ------------------------------------------------
                                [Printed Name and Title]

Commitment: $85,000,000.00

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as a Bank


                         By /s/ Kevin L. Gillen
                            -------------------------------------------------

                           Kevin L. Gillen, Corporate Banking Officer
                           ------------------------------------------
                                [Printed Name and Title]

Commitment: $40,000,000.00
                         CIBC INC.,
                         as a Co-Agent and a Bank


                         By /s/ D. James Armstrong
                            ----------------------------------------------
                                Its Authorized Signatory

                           D. James Armstrong
                           ------------------------------------------------
                                [Printed Name]

Commitment: $30,000,000.00
                         THE BANK OF NOVA SCOTIA,
                         SAN FRANCISCO AGENCY,
                         as a Co-Agent and a Bank


                         By /s/ Bruce Ganong
                            ------------------------------------------------

                           Bruce Ganong, Relationship Manager
                           -------------------------------------------
                                [Printed Name and Title]

Commitment: $30,000,000.00

                         THE FIRST NATIONAL BANK OF BOSTON,
                         as a Co-Agent and a Bank


                         By /s/ Kathleen M. Ahern
                            -----------------------------------------------

                           Kathleen M. Ahern, Vice President
                           --------------------------------------------
                                [Printed Name and Title]

Commitment: $30,000,000.00

                         COMMERZBANK AG,
                         LOS ANGELES BRANCH, as a Bank


                         By /s/ Werner Schmidbauer, /s/ Karla Wirth
                            ------------------------------------------

                           Werner Schmidbauer, Vice President
                           --------------------------------------------
                           Karla Wirth, Asst. Treasurer
                           ------------------------------------------------
                                [Printed Name and Title]

Commitment: $25,000,000.00

                                  SCHEDULE 1.1

                            LIST OF APPRAISED VALUES
                            ------------------------


         PROPERTY                               LOCATION              VALUE
         --------                               --------              -----

INDUSTRIAL
----------
4801 W. Polk Street                          Phoenix, AZ             4,980,000
421 W. Alameda Drive/Microage                Tempe, AZ               5,000,000
Pacific Business Center                      Fremont, CA             9,400,000
30000 Eigenbrodt Way/SAAB                    Union City, CA          4,500,000
20801 & 21 Santa Fe Ave.                     Carson, CA              9,500,000
Multi-tenant                                 Santa Fe Spr., CA       6,700,000
4900 Loma Vista; 4501-78 E. 49th Street      Vernon, CA              4,390,000
Multi-tenant Vernon II                       Vernon, CA              4,400,000
Lucky Brand Dungarees                        Vernon, CA              3,340,000
1700, 1800 Bay Street                        Los Angeles, CA         3,530,000
Owens & Minor                                City of Industry, CA    9,175,000
Queen Carpet                                 La Mirada, CA          12,400,000
Spicer's Paper                               Santa Fe Springs, CA    4,160,000
State of California                          Fullerton, CA           7,210,000
Lot 2                                        Fullerton, CA           2,600,000
Lot 5/Label-Aire                             Fullerton, CA           3,700,000
Lot 7/Sunwest Fasteners                      Fullerton, CA           2,400,000
LA Times                                     Fullerton, CA           1,725,000
Lot 9/Day Runner                             Fullerton, CA           9,500,000
Insight for Living                           Anaheim, CA             1,425,000
LA Times                                     Anaheim, Ca             1,300,000
Phase V                                      Anaheim, CA             6,600,000
Microtechnology                              Anaheim, CA             8,300,000
4875-87 E. LaPalma Ave.                      Anaheim, CA             5,800,000
2245 N. Glassell St./OC Register             Orange, CA              2,800,000
Iron Mountain                                Santa Ana, CA           2,400,000
Building 132                                 Tustin, CA              3,500,000
PacifiCenter Santa Ana                       Santa Ana, CA           4,750,000
Dunlop                                       Ontario, CA             9,500,000
LA Times                                     Ontario, CA             2,400,000
Pepsi                                        Ontario, CA             8,000,000
4850 Airport Drive/Technicolor               Ontario, CA             4,300,000
Ontario 400/Bridgestone                      Ontario, CA            12,475,000
Ontario 141/Duracell                         Ontario, CA             3,900,000
Interceramic                                 Garland, TX             8,700,000
Livermore Valley Business Park               Livermore, CA           4,500,000

OFFICE
------
Multi-tenant                                 Anaheim, Ca             8,300,000
Multi-tenant                                 Corona, CA              4,900,000

RETAIL
------
East Baybridge                               Emeryville, CA         48,000,000
Multi-tenant                                 Anaheim, CA             1,800,000

                                                          Schedule 1.1-1

                                  SCHEDULE 1.1

                            LIST OF APPRAISED VALUES
                            ------------------------


         PROPERTY                               LOCATION              VALUE
         --------                               --------              -----
Microcenter                                  Tustin, CA              3,400,000
Raleigh West Retail                          Beaverton, OR           3,600,000

LAND
----
Crossroads                                   Ontario, CA            11,210,000
Pacific Distribution Center                  Ontario, CA             2,870,000
Eastgate                                     Ontario, CA             3,220,000
Rancho Cucamonga                             Rancho Cucamonga, CA    6,800,000
Corporate Center                             Anaheim, CA             4,200,000
Commerce Center                              Industry, CA            8,040,000
Stevenson/Boyce                              Fremont, CA             2,450,000
Alvarado Business Park                       Union City              2,200,000
Internationale Centre                        Woodridge, Illinois           N/A
Romeoville                                   Woodridge, Illinois           N/A
Joliet                                       Woodridge, Illinois           N/A
Coppell Gateway                              Dallas, Texas                 N/A
Gateway East                                 Dallas, Texas           9,700,000
LA Times Fullerton Land                      Fullerton, CA                 N/A
Pepsi Land                                   Ontario, CA               700,000

                                                          Schedule 1.1-2

                                  SCHEDULE 2.1
                                  ------------

                                  COMMITMENTS
                                  -----------
                              AND PRO RATA SHARES
                              -------------------

BANK                        COMMITMENT        SHARE
----                        ----------        -----

Bank of America
National Trust &
Savings Association        $ 85,000,000    35.41666667%

The First National
Bank of Chicago            $ 40,000,000    16.66666667%

CIBC Inc.                  $ 30,000,000    12.50000000%

The Bank of Nova
Scotia, San Francisco
Agency                     $ 30,000,000    12.50000000%

The First National
Bank of Boston             $ 30,000,000    12.50000000%

Commerzbank AG,
Los Angeles Branch         $ 25,000,000    10.41666667%

   TOTAL:                  $240,000,000   100.00000000%

                                                          Schedule 2.1-1

                                  SCHEDULE 5.5
                                  ------------

                                   LITIGATION
                                   ----------


                                      NONE

                                                          Schedule 5.5-1

                                  SCHEDULE 5.7
                                  ------------

                               ERISA DISCLOSURES
                               -----------------


                                      None


                                                          Schedule 5.7-1

                                 SCHEDULE 5.11
                                 -------------

                        FINANCIAL CONDITION DISCLOSURES
                        -------------------------------


                                      None

                                                          Schedule 5.11-1

                                 SCHEDULE 5.12
                             $240 Million Term Loan
                             ENVIRONMENTAL MATTERS


Reference is made to the information set forth in Schedule 4.9 and in Borrower's public reports filed with the Securities and Exchange Commission (including Borrower's audited and unaudited financial statements included therein), all of which is incorporated herein by this reference. Borrower discloses the following additional information pursuant to Section 5.12, subsections (a) through (d):

PROPERTY & PARCEL NUMBER                 COMMENT
------------------------                 -------

Albany Landfill, CA                      Former refuse landfill undergoing
CA0010192-94                             closure pursuant to applicable
                                         environmental regulations.


Berkeley Landfill, CA                    Former refuse landfill in
CA0010202,6,10,13,17,26 and 27           post-closure pursuant to applicable
Point Isabel, CA                         environmental regulations. State
CA0130101, 203, 211                      Superfund site which has been
                                         remediated with remediation certified
                                         as complete by the California
                                         Department of Health Services. Long
                                         term monitoring is ongoing.
                                         Remediation of an additional area of
                                         contamination which was recently
                                         identified was completed pursuant to
                                         directives of the California Regional
                                         Water Quality Control Board. Catellus
                                         is awaiting approval of closure.


Russo's Marine, CA                       Soil and groundwater from former
CA0530015                                leaking underground tanks being
                                         remediated pursuant to guidelines of
                                         Regional Water Quality Control Board.


Stockton, CA                             Soil and groundwater from former
CA0770652                                leaking underground tanks is
                                         currently being remediated under
                                         oversight of San Joaquin County
                                         Health Department.


2608 Inwood Road, TX                     Plan B limited risk assessment
TX1131502                                submitted to the Texas Natural
                                         Resource Conservation Commission.
                                         Catellus is awaiting approval of
                                         closure.


Buttonwillow, CA                         Remediation of contaminated soil from
CA0290069                                underground storage tank and sump has
                                         been completed. Catellus is waiting
                                         for the closure letter from the Kern
                                         County Environmental Health
                                         Department.


Santa Fe, NM                             The New Mexico Environmental
NM0490208                                Department ("NMED") issued a
                                         directive requiring the removal of an
                                         abandoned tank currently located on
                                         premises leased to a tenant. The
                                         tenant has accepted responsibility
                                         for the tank and is proceeding with
                                         the removal.


Mission Bay                              The Regional Water Quality Control
San Francisco, CA                        Board has been designated the lead
                                         agency for this former railyard. The
                                         RWQCB has issued a request for 1) a
                                         shallow groundwater investigation of
                                         a portion of the site and 2) the
                                         development of risk management plans
                                         for six former UST sites.


Topeka, KS                               Kansas Department of Health and
[SOLD]                                   Environmental issued a draft consent
                                         order requiring investigation and
                                         remediation of two lagoons on a
                                         property sold by a corporate
                                         predecessor of Catellus. The
                                         Atchison, Topeka and Santa Fe Railway
                                         Company ("AT&SF") and the current
                                         property owner were listed as PRPs.
                                         Catellus intends to demonstrate that
                                         its predecessor never owned or
                                         managed the property and that
                                         Catellus should not be named as a PRP.


Wasco, CA                                The Department of Toxic Substances
                                         Control ("DTSC") has issued an order
                                         of Eminent or Substantial
                                         Endangerment for this property which
                                         was held in trust by a corporate
                                         predecessor of Catellus for AT&SF.
                                         AT&SF and a previous tenant were also
                                         notified. Catellus intends to
                                         demonstrate that its predecessor
                                         never owned or managed the property
                                         and that Catellus should not be named
                                         as a PRP.

                             ENVIRONMENTAL REPORTS
                     $240 Million Revolving Credit Facility

BUILDINGS
=========

INDUSTRIAL
----------

AZ0131306
4801 W. Polk Phoenix
     .  Dames & Moore, 9/30196: Phase I Environmental Site Assessment

AZ0131407
Broadway Industrial Park/Microage, 421 W. Alameda, Tempe
     .  Dames & Moore, 10/1/96: Phase I Environmental Site Assessment

CA0010591-2
Pacific Business Center, Phase II, Fremont
     . Dames & Moore, 12/15/95: Limited Phase I Environmental Site Assessment, Two Vacant Lots, CA0010591 and CA0010592, Fremont, California
     .  Dames & Moore, 9/27/96: Update

Alvarado Business Center (SAAB-Scania Bldg), 30000 Eigenbrodt Way, Union City
     .  Dames & Moore, 10/2/96: Phase I Environmental Site Assessment

CA0370092
20801-21 Santa Fe Ave. (Santa Fe Business Center), Carson
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0370120
Multitenant Property, 12000, 12120 E Slauson Ave. 8620 Sorensen Ave., 12035, 12115 Burke St., Santa Fe Springs
     . Dames & Moore, 9/4/91: Preliminary Site Assessment, Multi-tenant Property, Santa Fe Springs, California
     . Dames & Moore, 12/26/91: Phase I Environmental Assessment, Multi-tenant Property, Santa Fe Springs, California
     . Dames & Moore, 4/9/92: Supplemental Phase II Environmental Site Assessment and Soil Removal, Multi-tenant Property, Santa Fe Springs, California
     . Recon, 5/26/95: Environmental Site Assessment Update, Pacific Spring Multi-tenant Property, 12000-12110 Slauson Avenue, 1203S-12115
           Burke Street, 8620 Sorensen Avenue, Santa Fe Springs, California 90670 RECON Project No. A50112
     .     Vista Information Solutions, Inc., 9/6/96: Site Assessment Plus
           Report.
     .     Dames & Moore, 10/2/96: Update for Multi-tenant Property

CA0372066-68
4900 Loma Vista Avenue, 45014578 E. 49th Street, Vernon
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0372081-82
4592,4604, 4614, 4626, 4664 E. 48th Street, 4593, 4625, 4665 E. 49th Street,
Vernon
     . Converse Environmental West, 3123192: Phase I Environmental Site Assessment, Tower Industrial Park, Phase II, Vernon, California
     .  Recon, 5/26/95: Environmental Site Assessment Update, Tower Industrial
        Park: Phase II, 4592-4604-4614-4626 E. 48 Street, 4593-4625-4668 E.
        49th Street, Vernon, California, RECON Project No. A50114
     . Vista Information Solutions, Inc., 9/6/96: Site Assessment Plus Report . Dames & Moore, 9/27/96: Update

CA0372083
4575 and 4599 District Boulevard, Vernon
     . IT Corporation, 2/96: Phase I Environmental Site Assessment and Soil Removal Report, Lucky Brand Dungarees, Inc., 4575 and 4599 District Boulevard, Vernon, California
     . Vista Information Solutions, Inc., 9/6/96: Site Assessment Plus Report . Dames & Moore, 9/27/96: Update

CA0374501
1700 Bay Street, (Bay St. Team Track), Los Angeles
     .  Dames & Moore, 9/25/96: Phase I Environmental Site Assessment

CA0375020
Vacant Parcels, Lots 1-4, Corner of Spanish Lane and Cheryl Lane, City of
Industry
     . Dames & Moore, 10/20/92: Phase I Preliminary Site Assessment, Vacant Parcels, Lots 10, 14, 15, and 19, City of Industry, California
     . Dames & Moore, 7/28/95: Report, Phase I Environmental Site Assessment, Vacant Parcels, Lot No's. 1, 2, 3, 4 and A Triangular Lot South of Parcel 2, City of Industry, California [CA0375002, 05, 03, 04]
     . Dames & Moore, 7/28/95: Phase I Environmental Site Assessment, Vacant Triangular Parcel, Northwest Corner of Spanish Lane and Brea Canyon Road, City of Industry, California
     . Dames & Moore, 10/3/96: Update for Parcel CA0375020, which consists of Parcels CA0375006, 7, 10, 13-14, 16-17, 19, 24-26, 28, 30-32

CA0375303
North-Central Property (Spicers), 12202 East Slauson Avenue, Santa Fe Springs
     . Dames & Moore, 9/4/91: Preliminary Site Assessment, Multi-tenant Property, Santa Fe Springs, California
     . Dames & Moore, 1/10/92: Remedial Investigation Workplan, Central Property, Santa Fe Springs, California

     . Dames & Moore, 10/25/94: Phase II Investigation North Central Property, Santa Fe Springs, California
     . Dames & Moore, 6/23/95 Letter: Santa Fe Springs Property, Eastern Portion of Central Property, Proposed Investigation
     .     Vista Information Solutions, Inc., 9/6/96: Site Assessment Plus
           Report
     .     Dames & Moore, 10/2/96: Update for Multi-tenant parcel

CA0590911
SW Corner of Tustin & La Palma Avenues, Anaheim
     . Dames & Moore, 10/4/96: Phase I Environmental Site Assessment [CA0590905 is part of this]

CA0591023,28,31
CA0591018-33
Santa Fe Corporate Center, (Catellus Corporate Center), Anaheim
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591018,21-23,26-27
NW Corner Landon Dr. & Kellogg Dr., NE Corner Landon Dr. & Manassero St.,
Anaheim
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591028
SE Corner of Landon Drive & Manassero Street, Anaheim
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591031
NE Corner of Manassero & La Palma (Microtechnology), Anaheim
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591034
CA0591017,34-35
NE La Palma Ave. & Hancock, Anaheim
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591034
NW Corner of La Palma Ave. & Manassero Street, Anaheim (Microtechnology)
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591034
1260 Hancock (Santa Fe Corporate Center, Phase III), Anaheim
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591103
OC Register, 2245 N. Glassell St., Orange
     .     Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591434
CA0591412,30-36
Iron Mountain, 1909 S. Grand Ave. (PacifiCenter West), Santa Ana
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0591512
CA0591504,12
15222, 15442 Del Amo Ave., Tustin
     . Roy F. Weston, 6/93: Phase I Environmental Assessment, Siemens Nixdorf/City of Tustin, 15222 Del Amo Avenue [CA0591512]
     .  Dames & Moore, 10/4/96: Update

CA0712412,28,30
CA0712401-28
Etiwanda Ave. & G Street, Ontario, 260 acres
SW Corner of 4th Street and Etiwanda Avenue
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0712402-5,11 -20,23 -27,29
Ontario Crossroads, Etiwanda Avenue & 4th St., Ontario
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0713512,524,551
CA0713512 (501)
4850 Airport Drive (Defense Technologies), Ontario
     .  Dames & Moore, 10/3/96: Phase I Environmental Site

CA0713524
1303-1393 South Sarah Place, Warehouse 400, Ontario
     .  Dames & Moore, 10/4/96: Phase I Environmental Site

CA0713551
5120-40 East Santa Ana St., Ontario
     .  Dames & Moore, 10/4/96: Phase I Environmental Site

TX1130336
Jupiter Road, Garland
     . Dames & Moore, 10/4/96: Phase I Environmental Site, Jupiter Road included with TX00310305, 24, 28, 33, 34


OFFICE
------

CA0590909
PacifiCenter, Anaheim

     . Dames & Moore, 10/4/96: Phase I Environmental Site [CA0590905 is part of this]

CA0650942
2280 Wardlow Road, Corona
     . Dames & Moore, 9/16/91: Report, Preliminary Site Assessment, Office Building, 2280 Wardlow Road, Corona, California
     . McLaren Hart, 3/19/92: Phase I Environmental Assessment Update, Westgate Office-CA0650942, 2280 Wardlow Road, Corona, California
     . Recon Environmental Corporation, 5126195: Environmental Site Assessment Update, 2280 Wardlow Road, Corona, California, RECON Project No.A50111
     .  Vista Information Solutions, Inc., 916196: Site Assessment Plus Report
     .  Dames & Moore, 9/25/96: Update


RETAIL
------

CA0590905
[see CA0590909 above]

CA0591557
1100 Edinger Avenue, Tustin
     . Dames & Moore, 8/20/93: Environmental Site Assessment, Builders Emporium, 1100 Edinger Avenue, Tustin, California
     . Vista Information Solutions, 9/10/96: Site Assessment Plus Report . Dames & Moore, 10/4/96: Update

OR0670005
Raleigh West Shopping Center, 6677 SW Beaverton Hillsdale Highway, Portland
     .  Dames & Moore, 9127196: Phase I Environmental Site Assessment


LAND
----

CALIFORNIA
----------

CA0712402,07,11,13-22,24-27,31-32,53
Crossroads, Ontario, Etiwanda Ave. & G Street, Ontario, 260 acres
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA07113547-50
Pacific Distribution Center, Ontario
     .  Dames & Moore, 10/4/96: Phase I Environmental Site Assessment

CA0713532-44
Eastgate, Ontario
     .  Dames & Moore, 10/3/96: Phase I Environmental Site Assessment

CA0712301,03
Rancho Cucamonga
     .  Dames & Moore, 10/3/96: Phase I Environmental Site Assessment

CA0591018,21-22,26-27,29,32,35,39
Catellus Corporate Center, Anaheim
[see Anaheim above]

CA0375006-07,10,13- 14,16-17,19,24-26,28,31-32
Catellus Commerce Center, City of Industry
[see City of Industry above]

CA0010188
Stevenson/Boyce, Fremont
     . Dames & Moore, 7/15/96: Phase I Environmental Site Assessment Update of Vacant Lot, Boyce Road, Fremont, California
     .  Dames & Moore, 9/27/96: Update

CA0010519
Alvarado Business Park, Union City
     . Dames & Moore, 8/16/96: Phase I Environmental Site Assessment Update of Vacant Lot Volpey and Eigenbrodt Way, Union City, California
     .  Dames & Moore, 927/96: Update


ILLINOIS
--------

IL1970301-4,11-12,18-19, IL0430101,06-10,12,14-16
Internationale-Centre, Woodridge
     .  Dames & Moore, 10/9/96: Phase I Environmental Site

IL1970101 (+NEW PARCEL)
I-55 & Normantown Road, Romeoville
     . Dames & Moore, 7/11/96: Environmental Assessment, 118.2-Acre Parcel, Normantown Road, Romeoville, Illinois
     .  Dames & Moore, 9/26/96: Update
South Frontage Road, Bolingbrook
     . Dames & Moore, 7/8/96: Environmental Assessment, 22-Acre Parcel, South Frontage Road, Bolingbrook, Illinois
     .  Dames & Moore, 9/25/96: Update

IL1970201-05,09
I55 & Durkee Drive, Joliet
     .  Dames & Moore, 10/9/96: Phase I Environmental Site Assessment

TEXAS
-----

TX1130601-06
Coppel Gateway, Dallas
     . Terra-Mar, Inc., 9/89: Environmental Site Assessment, 103.3 Acre Tract, IH 635 and Freeport Parkway
     .  McLaren Hart, 4/15/90: Property Assessment
     . Terra-Mar, Inc. 5129192: Phase I Environmental Site Assessment, 222 Acre Site Gateway-Coppell, IH 635 and Freeport Parkway
     . Halff Associates, Inc., 7/94: Environmental Site Assessment, 10.5 Acres of Vacant Land located in Block 2, Lot 2, Gateway Business Park, Coppell, Texas

     . Halff Associates Inc., 3/96: DRAFT Phase I Environmental Site Assessment for the Evaluation of Potentially Hazardous Materials, 70.38 acre
        Tract of Land located at the northwest corner of Gateway Boulevard and Freeport Parkway in the City of Coppell, Dallas County, Texas

     . Vista Information Solutions, 9/17/96: Site Assessment Plus Report . Dames & Moore, 10/9/96: Phase I Environmental Site Assessment

TX1130305,24,28,33-34
Garland - Gateway East, Jupiter Road, Dallas,
     .  Dames & Moore, 10/9/96: Phase I Environmental Site Assessment

                               SCHEDULE 5.16 A&B
            SUBSIDIARIES AND JOINT VENTURES OF CATELLUS DEVELOPMENT

                                                     JURISDICTION OF
                                       PERCENTAGE    PARTNERSHIP OR
                                        OWNED BY        STATE OF
                                        CATELLUS      INCORPORATION
                                       -----------   ---------------
Santa Fe Towers Land Company                  100%   Delaware

Santa Fe Towers Land Company                  100%   California

Seabridge Properties, Inc.                    100%   Delaware

Habor Drive Company                           100%   Delaware

SF Pacific Properties Inc.                    100%   Delaware

Westada Corporation                           100%   Delaware

Catellus Management Corporation               100%   Delaware

Collinsville Property Corporation             100%   Delaware

Catellus Construction Corporation             100%   Delaware

Catellus Union Station, Inc.                  100%   Delaware

Catellus Residential Group, Inc.              100%   California

Gilman Property Corporation                   100%   Delaware

Dallas International Ltd.                   25.21%   Texas

New Orleans International Hotel             14.15%   Louisiana

International Rivercenter                   25.16%   Louisiana

New Orleans Rivercenter                     38.75%   Louisiana

Desman Road Partners                        37.82%   California

                                 SCHEDULE 5.17
                                 -------------

                             INSURANCE DISCLOSURES
                             ---------------------


                                      None

                                Schedule 5.17-1

                                 SCHEDULE 10.2
                                 -------------

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                     --------------------------------------
                             ADDRESSES FOR NOTICES
                             ---------------------

Catellus Development Corporation
201 Mission Street
San Francisco, CA 94105
Attention: Chief Financial Officer

Telephone: (415) 974-4500
Facsimile: (415) 974-4613



BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent
------------------------------------------------------

Bank of America National Trust
and Savings Association
SF National Accounts #9105
50 California Street, 11th Floor
San Francisco, CA 94111

Attention: Ms. Janice Sears
           Vice President
Telephone: (415) 445-4448
Facsimile: (415) 445-4154


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Bank
------------------------------------------------------

Domestic and Offshore Lending Office:

Bank of America National Trust
and Savings Association
SF National Accounts #9105
50 California Street, 11th Floor
San Francisco, CA 94111
Attention: Ms. Phyllis Wong
Telephone: (415) 445-4213
Facsimile: (415) 445-4154

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):
                                                          Schedule 10.2-1

Bank of America National Trust
and Savings Association
SF National Accounts #9105
50 California Street, 11th Floor
San Francisco, CA 94111
Attention: Ms. Janice Sears
           Vice President
Telephone: (415) 445-4448
Facsimile: (415) 445-4154


THE FIRST NATIONAL BANK OF CHICAGO,
----------------------------------
as Documentation Agent and as a Bank

The First National Bank of Chicago
Real Estate Portfolio Management
One First National Plaza, Mail Suite 0151
Chicago, IL 60670-0151
Attention:  Mr. Kevin L. Gillen
        Corporate Banking Officer
Telephone: (312) 732-1486
Facsimile: (312) 732-1117

Payment Information:
-----------------------

ABA No.:                  071000013
Bank Name:                The First National Bank of Chicago
Beneficiary Acct.:        7521-7653
Beneficiary Name:         DCS Clearing Account
Ref:                      Catellus Development Corp.
Attn:                     Robert Rodzon
Admin. Contact:           Robert Rodzon
Telephone:                (312) 732-5097
Facsimile:                (312) 732-1582

CIBC INC.,
---------
as Co-Agent and as a Bank

CIBC Inc.
350 South Grand Avenue, Suite 2600
Los Angeles, CA 90071
Attention: Ms. Diane Saunder
           Director
Telephone: (213) 617-6284
Schedule 10.2-2

Facsimile: (213) 346-0158

Payment Information:
-------------------

ABA No.:                           021000238
Bank Name:                         Morgan Guaranty Trust Company of New York
                                   60 Wall Street
                                   New York, NY 10260
Beneficiary Acct.:                 630-00-480
Beneficiary Name:                  CIBC, New York Agency
Ref:                               Catellus Development Corp.
Attn:                              The Atlanta Agency
Admin. Contact:                    Elizabeth Jenkins
Telephone:                         (770) 319-4839
Facsimile:                         (770) 319-4951

THE FIRST NATIONAL BANK OF BOSTON,
---------------------------------
as Co-Agent and as a Bank

The First National Bank of Boston
100 Federal Street
Boston, MA 02106
Attention: Ms. Kathleen Ahern
           Vice President
Telephone: (617) 434-2738
Facsimile: (617) 434-7108

Payment Information:
-----------------------

ABA No.:                  011000390
Bank Name:                Bank of Boston
Beneficiary Acct.:
Beneficiary Name:
Ref:                      Catellus Development Corp.
Attn:                     Linda Wheeler/CLS Dept.
Admin. Contact:           Deborah Washburn
Telephone:                (617) 434-3188
Facsimile:                (617) 434-7108

THE BANK OF NOVA SCOTIA, SAN FRANCISCO AGENCY,
---------------------------------------------
as Co-Agent and as a Bank

The Bank of Nova Scotia, San Francisco Agency
Schedule 10.2-3

580 California Street, 21st Floor
San Francisco, CA 94104
Attention: Mr. Bruce Ganong
           Vice President
Telephone: (415) 616-4108
Facsimile: (415) 397-0791

Payment Information:
-----------------------

ABA No.:                  026002532
Bank Name:                Bank of Nova Scotia, New York Agency
Beneficiary Acct.:        0609838
Beneficiary Name:         NCB, San Francisco Agency
Ref:                      Catellus Development Corp.
Attn:                     Nadine Bell
Admin. Contact:           Nadine Bell
Telephone:                (404) 877-1557
Facsimile:                (404) 888-8998

COMMERZBANK AG. LOS ANGELES BRANCH,
----------------------------------
as a Bank

Commerzbank AG
660 South Figueroa Street, Suite 1450
Los Angeles, CA 90017
Attention: Mr. Werner Schmidbauer
           Vice President
Telephone: (213) 623-8223
Facsimile: (213) 623-0039

Payment Information:
-------------------

ABA No.:                                    026008044
Bank Name:                                  Commerzbank AG, New York Branch
Beneficiary Acct.:                          150/940123300USD
Beneficiary Name:                           Commerzbank AG, Los Angeles Branch
Ref.:                                       Catellus Development Corp.
                                            Acct. No. 123/1000918/05USD
Admin. Contact:                             Christina Humphrey
Telephone:                                  (212) 266-7315
Facsimile:                                  (212) 266-7593

Schedule 10.2-4

                                   EXHIBIT A

                              NOTICE OF BORROWING
                              -------------------


Borrowing No. __________________


          The Borrower hereby requests a [Borrowing] [Letter of Credit] in the amount, and on the [Borrowing Date] [issuance date], set forth below, pursuant to that certain Line of Credit Loan Agreement (the "Agreement") dated as of
                                                    ---------
October 28, 1996, between CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation (the "Borrower"), the Banks referred to therein, and BANK OF AMERICA
                  --------
NATIONAL TRUST AND SAVINGS ASSOCIATION, individually as a Bank and as administrative agent for itself and the other Banks (in such capacity, the

"Administrative Agent"). Capitalized terms used and not otherwise defined herein
---------------------
shall have the meanings set forth for them in the Agreement.

     [TOTAL BORROWING]
     [STATED AMOUNT OF
     LETTER OF CREDIT]:       $__________

     [LESS AMOUNT, IF ANY, TO
     BE DISBURSED DIRECTLY BY
     THE ADMINISTRATIVE AGENT
     WITH RESPECT TO FEES AND
     EXPENSES:]               $_________

     [NET AMOUNT OF BORROWING
     TO BE DISBURSED DIRECTLY
     BY THE ADMINISTRATIVE
     AGENT TO THE BORROWER    $_________
     (NET BORROWING):]

     REQUESTED [BORROWING]
     [ISSUANCE] DATE:         _________


     [In accordance with the Agreement, the Borrower hereby requests that the Borrowing initially consist of (i) Reference Rate Loans or (ii) LIBOR Loans for the - Interest Period indicated below (check one box only).

     [ ]  Reference Rate Loans in the aggregate amount of $___________

     [ ]   LIBOR Loans in the aggregate amounts of:

           (i)    $__________, for a ______ ( ) month Interest Period;

           (ii)   $__________, for a ______ ( ) month Interest Period; and

           (iii)  $__________, for a ______ ( ) month Interest Period.]

     The Borrower hereby represents and warrants to the Administrative Agent that (i) except as set forth on the Schedule attached hereto, all of the representations and warranties set forth in the Agreement are true and correct on the date of this request as if made on and as of the date of this request (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Monetary Default, other Default that the Borrower is not in the process of curing (to the extent permitted by Section 8.1 of the Agreement) or
                                              -----------
Event of Default has occurred and remains uncured.

     [Please wire transfer the requested amount, less any commitment fees, as follows:

           Wire to: ___________________________
                    ___________________________
                    ___________________________
                    ABA# ______________________

           Credit:  ___________________________
                    ___________________________
                    ___________________________
                    Account# __________________]

     [Please call _____________ at ___________________ the day prior to the date of the wire transfer.]

                    CATELLUS DEVELOPMENT CORPORATION
                    a Delaware corporation


                    By ______________________________


                       _______________________________
                         [Printed Name and Title]

DATE: ______________

PAYMENT APPROVED:

____________________
  Loan Officer

                                   EXHIBIT B

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------

     This Notice of Conversion/Continuation is executed by CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation (the "Borrower"), pursuant to that certain
                                          --------
Line of Credit Loan Agreement dated as of October 28, 1996 (the "Agreement"),
                                                                 ---------
among the Borrower, the Banks referred to therein, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, individually as a Bank and as administrative agent for itself and the other Banks (in such capacity, the "Administrative
                                                             --------------
Agent"). Capitalized terms used and not otherwise defined herein shall have the
-----
meanings set forth for them in the Agreement.

     In accordance with the Agreement, the Borrower hereby requests that the Banks [convert] [continue] (i) the existing LIBOR Loans described below, and/or
(ii) outstanding Reference Rate Loans in the amount described below to LIBOR Loans on the Conversion/Continuation Date, and for the Interest Period, indicated below.

     (a) Existing LIBOR Loans to be [converted] [continued] (if any):

EXPIRATION DATE OF CURRENT INTEREST PERIOD(S): _______________________.

AGGREGATE           CURRENT
AMOUNT              RATE
------              ----

$______________     ____%

$______________     ____%

$______________     ____%

     (NOTE: Existing LIBOR Loans bearing different interest rates may be [converted] [continued] pursuant to this Notice only if the existing Interest Periods for all such LIBOR Loans expire on the same date.)

     (b) Aggregate amount of Reference Rate Loans to be converted (if any):

     (c) Conversion/Continuation Date: _________________.


     (NOTE: If any existing LIBOR Loans are to be converted pursuant to this Notice, the Conversion/Continuation Date must be the first Business Day following the expiration of the existing Interest Period.)

     (d) Aggregate amount of new [LIBOR] [Reference Rate] Loans:  $____________.

     (NOTE: This Notice shall be ineffective in the event that this amount is not the aggregate total of all of the Loans described in (a) and (b), above.)

     (e) Redesignation:

     [ ]   LIBOR Loans in the aggregate amounts of:

           (i)    $_________, with a _______ ( ) month Interest Period;

           (ii)   $_________, with a _______ ( ) month Interest Period; and

           (iii)  $_________, with a _______ ( ) month Interest Period.

DATED: ___________________

                    CATELLUS DEVELOPMENT CORPORATION,
                    a Delaware corporation

                    By _________________________________

                       _________________________________
                           [Printed Name and Title]


*    Note:  More than one LIBOR Loan may be so redesignated.

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

To:  BANK OF AMERICA NATIONAL TRUST AND
     SAVINGS ASSOCIATION, as Administrative Agent

     Pursuant to Section 6.2(a) of that certain Line of Credit Loan Agreement
                 --------------
dated as of October 28, 1996 (the "Agreement"), among the Borrower, the Banks
                                   ---------
referred to therein, and Bank of America National Trust and Savings Association, as administrative agent for itself and the other Banks (in such capacity, the

"Administrative Agent"), the Borrower hereby represents and warrants to the
---------------------
Administrative Agent that, except as disclosed on the attached Schedule C, all
                                                               ----------
of the representations and warranties set forth in the Agreement are true and correct on the date of this certificate as if made on and as of such date, and as of the date of this certificate (i) to the best of the Borrower's knowledge, no Default has occurred and remains uncured except as described on the attached

Schedule C and (ii) no Event of Default has occurred and remains uncured except
----------
as described on the attached Schedule C.
                             ----------

     Capitalized terms used and not otherwise defined herein shall have the meanings set forth for them in the Agreement.

DATED: ________________________

                    CATELLUS DEVELOPMENT CORPORATION
                    a Delaware corporation


                    By __________________________________

                       __________________________________
                             [Printed Name and Tide]

                                  EXHIBIT D-1

                      LEGAL OPINION OF BORROWER'S COUNSEL
                      -----------------------------------


                                     D-1-1

                                October __, 1996

                                                                  (312) 368-2166

To:  Each of the Financial Institutions
     listed on Exhibit A attached hereto
c/o Bank of America National Trust
and Savings Association,
Administrative Agent
SF National Accounts #9105
50 California Stet, 11th Floor
San Francisco, California 94111

Attention: Ms. Janice Sears, Vice President

     Re: Catellus Development Corporation ("Borrower")

Ladies and Gentlemen:

     We have served as counsel for Borrower and SF Pacific Properties Inc., a Delaware corporation ("SFPP), a wholly owned subsidiary of Borrower, in connection with the Two Hundred Forty Million and No/100 Dollar ($240,000,000.00) secured revolving line of credit facility ("Loan") contemplated by the Line of Credit Loan Agreement ("Loan Agreement") dated as of October __, 1996 between Borrower, as "Borrower", Bank of American National Trust and Savings Association ("BofA") as a Bank and as Administrative Agent, and each of the other financial institutions which are listed on Exhibit A
                                                                 ---------
attached hereto and incorporated herein by reference (each, including BofA, a "Bank" and collectively, including BofA the "Banks"), to be secured by certain properties located in the States of Arizona, California, Illinois, Oregon and Texas, which are more particularly described in the Loan Agreement and in

Exhibit A to each of the Deeds of Trust (as defined in the Loan Agreement). This
---------
opinion is being delivered to you at Borrower's request pursuant to Section
4.1.4 of the Loan Agreement.

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the Loan Agreement and each of the documents listed in Schedule A attached hereto and incorporated
                                ----------
herein by this reference (collectively, along with the Loan Agreement, the "Loan Documents") each dated as of the date hereof, unless otherwise noted in Schedule
                                                                        --------
A, and upon such matters of law as we have deemed necessary for the purposes of
-
this opinion. The capitalized terms used herein but not defined in this opinion or Schedule A to this opinion shall have the meanings set forth in the Loan
   ----------
Agreement.

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

     a. This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

Bank of America National
  Trust and Savings Association
October   , 1996
Page 3

     b. We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of California and the laws of the United States of America upon the transactions described herein.

     c. We have assumed, without independent investigation, the competency of the signatories to the Loan Documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     d. We have assumed, without independent investigation, that (i) the Loan Documents have been duly authorized, executed and delivered by all of the parties thereto, are within their respective corporate powers, and that each of the parties to the Loan Documents is in compliance with all applicable laws, rules and regulations governing the conduct of each such party's respective businesses and this transaction, (ii) the Loan Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) the parties to the Loan Documents are not subject to any statute, rule or regulation or any impediment that requires them to obtain the consent of, or to make any declaration or filing with, any governmental authority in connection with the transactions contemplated by the Loan Documents, (iv) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Loan Documents, and there are no documents or agreements (other than the Loan Documents), between or among any of the parties thereto and/or others which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the Loan Documents or which would have an effect on the opinions rendered herein, and (v) all of the Loan Documents are valid, binding and enforceable as to each of the Banks.

     e. In rendering this opinion, with your permission and without independent investigation (unless otherwise noted), we are making and relying on the following additional assumptions:

           i. Each of the parties to the Loan Documents is (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as now conducted, to enter into the Loan Documents, and to carry out the terms of the Loan Documents and (ii) duly qualified to do business and in good standing in the State of California.

           ii. Neither Borrower nor any Bank now contemplate, nor did any of them originally negotiate, a joint venture, partnership or other similar relationship prior to the structuring of this Loan; and the Loan is intended to create, as between Borrower and Banks, a relationship solely that of debtor and creditor.

Bank of America National
  Trust and Savings Association
October   , 1996
Page 4

           iii. Each of the Banks has timely satisfied all of the requirements imposed upon such parties under the laws of the State of California or any political subdivision thereof with respect to the filing of tax returns, the submission of any required informational reports, or the obtaining of business licenses, and each has timely paid all taxes and fees due to the State of California or any political subdivision thereof, including; but not limited to, income, franchise, insurance, excise or sales and use taxes.

           iv. There is no action, proceeding or investigation pending or threatened against or affecting any Bank, Borrower or SFPP, before any court or commission, arbitrator, administrative agency or other governmental instrumentality or authority which, if adversely decided, would adversely affect the validity or enforceability of the Loan Documents.

           v. The proceeds of the Loan will be disbursed in accordance with the terms of the Loan Documents.

           vi. Each California Deed of Trust and California Assignment of Leases will be duly and timely recorded in the office of the county recorder of the County in which the Property to be encumbered by such Loan Document is located and the California UCC-1s will be duly and timely filed with the California Secretary of State.

           vii. At all times material to our opinions, goods included in the Collateral are located in the State of California.

           viii. Other than the Anaheim Office Property, Borrower has or will have an interest of record in each applicable Property at the time of the recording of the California Deed of Trust and the California Assignment of Leases for such Property, and SFPP has or will have an interest of record in the Anaheim Office Property at the time of recording of the California Deed of Trust and California Assignment of Leases for the Anaheim Office Property.

           ix. The granting of a security interest in the Collateral which constitutes personal property ("Personal Property") consisting of a governmental permit, license or other authorization is not prohibited or restricted by law.

           x. The granting of a security interest in Personal Property consisting of rights under a contract is not restricted by the terms of such contract or by law.

Bank of America National
  Trust and Savings Association
October   , 1996
Page 5

           xi. At all times material to our opinions, Borrower has "rights" in the Personal Property within the meaning of Section 9203(1)(c) of the California Uniform Commercial Code.

           xii. At all times material to our opinions, Borrower's and SFPP's places of business, or if Borrower and/or SFPP have more than one place of business, their chief executive offices, are located in the State of California.

           xiii. Each of the Banks is either (a) a national bank duly organized and operating under the laws of the United States or (b) a foreign (other nation) bank, which at the time it makes the Loan (or executes a contract therefor), has assets of at least $100,000,000.00, (1) is licensed to maintain an office in California, (2) is licensed or is otherwise authorized by another state to maintain an agency or branch office in that state, or (3) maintains a federal agency or federal branch in any state.

     f.    The opinions hereafter expressed are qualified to the extent that:
(i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of any document, agreement or instrument that (A) may require indemnification or contribution for liabilities in respect to the negligence or wrongful conduct of the indemnified party or its representatives or agents, (B) purport to confer, waive or consent to the jurisdiction of any court, or (C) waive any right granted by common or statutory law, may be unenforceable as against public policy.

     g. Requirements in the Loan Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

     h. We have not undertaken any independent review of (i) the status of zoning of any Property, (ii) compliance of any Property with applicable health, safety, zoning, building, environmental, pollution or other law or regulation,
(iii) title or ownership of any real or personal property, (iv) the creation, existence or priority of liens under the Loan Documents or the effect of the absence of such perfection or priority, or (v) the impact on any of the Loan Documents or this transaction of any Federal or California banking, employee benefits, securities, taxation or so called blue sky law, code or regulation, and we render no opinion with respect to any of the foregoing.

Bank of America National
  Trust and Savings Association
October   , 1996
Page 6

     i. The opinions expressed herein are funkier subject to and limited by the following:

           (i) Certain provisions contained in the Loan Documents may be limited or rendered ineffective by California laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Loan Documents invalid as a whole, and in the event of a material breach of a material covenant contained in the Loan Documents, there exist, in the Loan Documents or pursuant to applicable law, legally adequate remedies for realization of the principal benefits and/or security intended to be provided by the Loan Documents;

           (ii) Any failure by Banks or Administrative Agent to comply with statutory or other legal requirements in the foreclosure or sale of any mal or personal property security for the Loan, including, without limitation,
     (A) California Code of Civil Procedure ("CCP") (S)(S) 580a, 580b and 580d, respectively, which (1) limit any deficiency after judicial foreclosure to the excess of the debt over the fair market value of the foreclosed property at the time of sale and (2) prevent deficiency judgments after a nonjudicial or trustee's foreclosure sale pursuant to a power of sale, (B) Civil Code ("CC") (S)(S) 2924, 2924b and 2924c, which require that certain procedures be followed by the holder of a deed of trust, which procedures are designed to protect the rights of the borrower and certain other persons to reinstate the obligations secured by the deed of trust under certain circumstances, and (C) CCP (S) 726 and (S) 9501(4) of the California Uniform Commercial Code, which provisions relate to and specify the procedures for the sale of encumbered property, the application of proceeds, the rendition in certain cases of a deficiency judgment and other related matters. We advise you that in an action or proceeding to recover on a debt or other obligation secured by real or real and personal property, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency. We also advise you that failure to comply with those provisions (including any attempt to exercise any statutory, equitable or contractual right of set off with respect to any funds of the Borrower or SFPP which may be deposited with the Banks or Administrative Agent, as applicable, from time to time) may result in the loss of the liens on, and security interests in, the real property that is described in the California Deeds of Trust. The enforceability of any "environmental provision" contained in any of the Loan Documents is also limited by, and also subject to Banks' and Administrative Agent's, as applicable, compliance with, statutory or other legal requirements, including, without limitation, CCP 564, 726.5 and 736, and CC (S) 2929.5. As used above, the term "environmental provision" has the meaning set forth in CCP (S) 736(f)(2);

Bank of America National
  Trust and Savings Association
October   , 1996
Page 7

           (iii) Laws regulating the types of transactions that can be properly entered into by Banks and Administrative Agent, or the legal lending limits applicable to any of the Banks;

           (iv) The effect of CC (S) 1671(b) on the enforceability of the prepayment fee provisions of the Loan Documents; and

           (v) The effect of any Bank's failure to obtain any regulatory approvals that may be required by the Federal Reserve, Comptroller of the Currency or any other domestic or foreign governmental institution or agency with regulatory authority over any Bank in order for such Bank to exercise and enforce any or all of its rights in any Property or the Personal Property.

     j. We express no opinion as to (i) whether the Deeds of Trust or Assignments of Leases, following execution and delivery thereof, will be duly recorded as to any Property; (ii) the enforceability of a security interest in any Personal Property excluded from the California Uniform Commercial Code by
Section 9104 thereof; (iii) the accuracy or legal sufficiency of the description of any Property or Personal Property contained in any of the Loan Documents;
(iv) the effect of any regulation, law, covenant or agreement relating to zoning, building codes, use, occupancy, subdivision or environmental control requirements as applied to any Personal Property or any Property; (v) the accuracy or completeness of any description of any Property or any Personal Property described in any of the Loan Documents; (vi) the characterization in the Loan Documents of any collateral for the Loan as mal property, personal property or fixtures; (vii) the enforceability of any provision in the Loan Documents imposing prepayment premiums or charges, late payment charges or an increase in the applicable interest rate under the Loan in the event of delinquency or default if and to the extent any of the foregoing would constitute a penalty or forfeiture; (viii) the enforceability of any provision pursuant to which Borrower agrees to make payments without set-off, defense or counterclaim; (ix) provisions which specify the manner of foreclosure or exercise of remedies in respect of deposit accounts insofar as the California Uniform Commercial Code does not address the same; (x) provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (xi) provisions with respect to the arbitration of disputes; (xii) provisions purporting to waive statutory rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, to the extent such rights are not waivable under applicable law; (xiii) provisions purporting to waive any applicable statutes of limitation or any right to a jury trial or purporting to appoint Administrative Agent or the Bank's as Borrower's or SFPP's attorney in fact; (xiv) provisions authorizing any Bank or

Bank of America National
  Trust and Savings Association
October   , 1996
Page 8

Administrative Agent to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such Bank or Administrative Agent, to or for the account of Borrower, or (xv) the enforceability of any of the Arizona Loan Documents, the Oregon Loan Documents, the Texas Loan Documents and/or the Illinois Loan Documents (except, with respect to the Illinois Loan Documents, as specifically set forth in our separate opinion of even date herewith addressing matters of Illinois law only).

     k. For your further information, we call your attention to, but offer no opinion as to the effect on the Loan Documents of, the following:

           i. CC (S) 2954.5 provides that before any default, delinquency or late payment charge may be assessed for a loan secured by real property, certain notices and, in some cases, an opportunity to cure the delinquency must be given the borrower; and

           ii. CC (S) 2954.1 imposes limits on the impounding of taxes and insurance premiums.

     1. We advise you, with respect to the SFPP Documents, of statutory provisions and case law of the State of California to the effect that a surety may be exonerated if the creditor modifies the original obligation of the principal without the consent of the guarantor, elects remedies for default that may impair the subrogation nights of the guarantor against the principal or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor unless the guarantor validly waives such rights.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

     1) The Loan Documents to which Borrower is a party constitute legally valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

     2) The Loan Documents to which SFPP is a party constitute legally valid and binding obligations of SFPP, enforceable in accordance with their respective terms.

     3) The payment by Borrower and receipt by Banks of all principal and interest required to be paid pursuant to the terms of the Notes will not violate the usury laws of the State of California.

     We call your attention to the fact that, although we represent Borrower and SFPP in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

Bank of America National
  Trust and Savings Association
October   , 1996
Page 9

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the Banks and not by any other party.

                         Very truly yours,

                         RUDNICK & WOLFE



                         Michael P. Kuppersmith*

MPK: CAS

cc: Maureen Sullivan, Esq.


_________________________
*  Admitted in California and Illinois

                                   EXHIBIT A
                                TO LEGAL OPINION

                         LIST OF FINANCIAL INSTITUTIONS
                         ------------------------------



1.   Bank of America National Trust and Savings Association
2.   The First National Bank of Chicago
3.   CIBC Wood Gundy Securities Corp.
4.   The Bank of Nova Scotia, San Francisco Agency
5.   The First National Bank of Boston
6.   Commerzbank AG, Los Angeles Branch

                                  EXHIBIT D-2

              LEGAL OPINION OF THE ADMINISTRATIVE AGENT'S COUNSEL
              ---------------------------------------------------




                                     D-2-1

                                October __, 1996



To:  Each of the Financial Institutions
     listed on Exhibit A attached hereto
               ---------
c/o Bank of America National Trust
and Savings Association,
Administrative Agent
SF National Accounts #9105
50 California Street, 11th Floor
San Francisco, California 94111

Attention:  Ms. Janice Sears, Vice President

     Re: Catellus Development Corporation ("Borrower")

Ladies and Gentlemen:

     We have served as special counsel for Borrower in Illinois in connection with the Two Hundred Forty Million and No/100 Dollar ($240,000,000.00) secured revolving line of credit facility ("Loan") contemplated by the Line of Credit Loan Agreement ("Loan Agreement") dated as of October __, 1996 between Borrower, as "Borrower", Bank of American National Trust and Savings Association ("BofA") as a Bank and as Administrative Agent, and each of the other financial institutions which are listed on Exhibit A attached hereto and incorporated
                                 ---------
herein by reference (each, including BofA, a "Bank" and collectively, including BofA, the "Banks"), to be secured by certain properties located in the States of Arizona, California, Illinois, Oregon and Texas, which are more particularly described in the Loan Agreement and in Exhibit A to each of the Deeds of Trust
                                       ---------
(as defined in the Loan Agreement). This opinion is being delivered to you at Borrower's request pursuant to Section 4.1.4 of the Loan Agreement.

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the Loan Agreement and each of the documents listed in Schedule A attached hereto and incorporated
                                ----------
herein by this reference ("Illinois Loan Documents") each dated as of the date hereof, unless otherwise noted in Schedule A, and upon such matters of law as we
                                  ----------
have deemed necessary for the purposes of this opinion. The capitalized terms used herein but not defined in this opinion or Schedule A to this opinion shall
                                               ----------
have the meanings set forth in the Loan Agreement.

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

     a. This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

Bank of America National
  Trust and Savings Association
October    , 1996
       ----
Page 3



     b. We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois and the laws of the United States of America upon the transactions described herein.

     c. We have assumed, without independent investigation, the competency of the signatories to the Loan Documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     d. We have assumed, without independent investigation, that (i) the Loan Documents have been duly authorized, executed and delivered by all of the parties thereto, are within their respective corporate powers, and that each of the parties to the Loan Documents is in compliance with all applicable laws, rules and regulations governing the conduct of each such party's respective businesses and this transaction, (ii) the Loan Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) the parties to the Loan Documents are not subject to any statute, rule or regulation or any impediment that requires them to obtain the consent of, or to make any declaration or filing with, any governmental authority in connection with the transactions contemplated by the Loan Documents, (iv) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Loan Documents, and there are no documents or agreements (other than the Loan Documents), between or among any of the parties thereto and/or others which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the Loan Documents or which would have an effect on the opinions rendered herein, (v) all of the Loan Documents to which Borrower is a party (other than the Illinois Loan Documents) are valid, binding and enforceable as to Borrower, and (vi) all of the Loan Documents are valid, binding and enforceable as to each of the Banks.

     e. In rendering this opinion, with your permission and without independent investigation (unless otherwise noted), we are making and relying on the following additional assumptions:

           i. Each of the parties to the Loan Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as now conducted, to enter into the Loan Documents, and to carry out the terms of the Loan Documents.

           ii. Neither Borrower nor any Bank now contemplate, nor did any of them originally negotiate, a joint venture, partnership or other similar relationship prior to the structuring of this Loan; and the Loan is intended to create, as between Borrower and Banks, a relationship solely that of debtor and creditor.

Bank of America National
  Trust and Savings Association
October    , 1996
       ----
Page 4


           iii. There is no action, proceeding or investigation pending or threatened against or affecting any Bank or Borrower, before any court or commission, arbitrator, administrative agency or other governmental instrumentality or authority which, if adversely decided, would adversely affect the validity or enforceability of the Loan Documents.

           iv. The proceeds of the Loan will be disbursed in accordance with the terms of the Loan Documents.

           v. Each Illinois Mortgage and Illinois Assignment of Leases will be duly and timely recorded in the office of the county recorder of the County in which the Property to be encumbered by such Illinois Loan Document is located and the Illinois UCC-1 will be duly and timely filed with the Illinois Secretary of State.

           vi. At all times material to our opinions, goods included in the Collateral covered by the Illinois Loan Documents are located in the State of Illinois.

           vii. Borrower has or will have an interest of record in each applicable Illinois Property at the time of the recording of the Illinois Mortgage for such Property.

           viii. The granting of a security interest in the Collateral which constitutes personal property ("Personal Property") consisting of a governmental permit, license or other authorization is not prohibited or restricted by law.

     f.    The opinions hereafter expressed are qualified to the extent that:
(i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; (iii) the provisions of any document, agreement or instrument that (A) may require indemnification or contribution for liabilities under the provisions of any Federal or State securities laws or in respect to the negligence or wrongful conduct of the indemnified party or its representatives or agents, (B) purport to confer, waive or consent to the jurisdiction of any court, or (C) waive any right granted by common or statutory law, may be unenforceable as against public policy, and (iv) any provisions of the Illinois Loan Documents granting so called "self-help" or extrajudicial remedies may not be enforceable.

Bank of America National
  Trust and Savings Association
October    , 1996
       ----
Page 5


     g. Requirements in the Illinois Loan Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

     h. We render no opinion with respect to the enforceability under Illinois law of any provision of the Illinois Loan Documents, if any, which provides for the compounding of interest or the payment or accrual of interest on interest. Please note that the Illinois Supreme Court has held in Bowman v.
                                                                     ---------
Neely, 151 Ill. 37 (1894) and 137 Ill. 443 (1891) and its progeny that
-----
compounding of interest and charging interest on interest is contrary to the public policy of the State of Illinois.

     i. We have not undertaken any independent review of (i) the status of zoning of any Property, (ii) compliance of any Property with applicable health, safety, zoning, building, environmental, pollution or other law or regulation,
(iii) title or ownership of any real or personal property, (iv) the creation, existence or priority of liens under the Illinois Loan Documents or the effect of the absence of such perfection or priority, or (v) the impact on any of the Illinois Loan Documents or this transaction of any Federal or Illinois banking, employee benefits, securities, taxation or so called blue sky" law, code or regulation, and we render no opinion with respect to any of the foregoing.

     j. The opinions expressed herein are further subject to and limited by the following:

           (i) Certain provisions contained in the Illinois Loan Documents may be limited or rendered ineffective by Illinois laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Illinois Loan Documents invalid as a whole, and in the event of a material breach of a material covenant contained in the Illinois Loan Documents, there exist, in the Illinois Loan Documents or pursuant to applicable law, legally adequate remedies for realization of the principal benefits and/or security intended to be provided by the Illinois Loan Documents;

           (ii) Laws regulating the types of transactions that can be properly entered into by Banks and Administrative Agent, or the legal lending limits applicable to any of the Banks;

           (iii) The effect of any Bank's failure to obtain any regulatory approvals that may be required by the Federal Reserve, Comptroller of the Currency or any other domestic or foreign governmental institution or agency with regulatory authority over

Bank of America National
  Trust and Savings Association
October    , 1996
       ----
Page 6


     any Bank in order for such Bank to exercise and enforce any or all of its rights in any Property or the Personal Property.

     k. We express no opinion as to (i) whether the Illinois Loan Documents, following execution and delivery thereof, will be duly recorded as to any Property; (ii) the accuracy or legal sufficiency of the description of any Property or Personal Property contained in any of the Illinois Loan Documents;
(iv) the effect of any regulation, law, covenant or agreement relating to zoning, building codes, use, occupancy, subdivision or environmental control requirements as applied to any Personal Property or any Property; (v) the accuracy or completeness of any description of any Property or any Personal Property described in any of the Illinois Loan Documents; (vi) the characterization in the Illinois Loan Documents of any collateral for the Loan as real property, personal property or fixtures; (vii) provisions with respect to the arbitration of disputes; provisions purporting to waive statutory rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, to the extent such rights are not waivable under applicable law; (viii) provisions purporting to waive any applicable statutes of limitation, objections to jurisdiction or any right to a jury trial or purporting to appoint Administrative Agent or the Banks as Borrower's attorney-in-fact; or (ix) the enforceability of any of the Loan Documents other than the Illinois Loan Documents, (except, with respect to the California Loan Documents, as specifically set forth in our separate opinion of even date herewith addressing matters of California law only).

           l. We express no opinion on provisions in any of the Illinois Loan Documents which waive the requirements of good faith, notice and commercial reasonableness under the Uniform Commercial Code as enacted in any state, which requirements cannot be waived by consent. We further advise that the award and the amount of attorney's fees are subject to the discretion of the court before which any proceeding involving the Illinois Loan Documents may be brought.

           m. Notwithstanding provisions of the Illinois Loan Documents to the contrary, 735 ICLS 5/15-1602(b)(1992) grants a mortgagor the right, which is exercisable once every five years, to cure the default of a loan secured by real estate by payment of delinquent payments and costs within certain time periods specified in the statute.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that the Illinois Loan Documents constitute legally valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

Bank of America National
  Trust and Savings Association
October    , 1996
       ----
Page 7


     We call your attention to the fact that, although we represent Borrower in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the Banks and not by any other party.

                         Very truly yours,

                         RUDNICK & WOLFE


                         Michael P. Kuppersmith

MPK:cf

cc: Maureen Sullivan, Esq.

                                   EXHIBIT A
                                TO LEGAL OPINION

                         LIST OF FINANCIAL INSTITUTIONS
                         ------------------------------

1.   Bank of America National Trust and Savings Association
2.   The First National Bank of Chicago
3.   CIBC Wood Gundy Securities Corp.
4.   The Bank of Nova Scotia, San Francisco Agency
5.   The First National Bank of Boston
6.   Commerzbank AG, Los Angeles Branch

                                   EXHIBIT E

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT
                      -----------------------------------

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the "Assignment and Acceptance")
                                                    -------------------------
dated as of _________________, 199_ is made by and between
___________________________ (the "Assignor") and ------------------------------
(the "Assignee").                 --------
 -------------


                                    RECITALS
                                    --------

     WHEREAS, the Assignor is party to that certain Line of Credit Loan Agreement dated as of October 28, 1996 (as it may be amended, amended and restated, modified, supplemented or renewed from time to time, the "Loan
                                                                    ----
Agreement"), among Catellus Development Corporation, a Delaware corporation (the
---------
"Borrower"), the several financial institutions from time to time party thereto
 --------
(collectively, including the Assignor, the "Banks"), and Bank of America
                                            -----
National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Capitalized terms used in this
                        --------------------
Assignment and Acceptance and not defined herein have the meanings given to them in the Loan Agreement;

     WHEREAS, the Assignor is also a party to that certain Co-Lender Agreement dated as of October __, 1996 (as it may be amended, amended and restated, modified, supplemented or renewed from time to time, the "Co-Lender Agreement"),
                                                          -------------------
between the Banks and the Administrative Agent;

     WHEREAS, as provided under the Loan Agreement, the Assignor has committed to making Loans to the Borrower (collectively, the "Committed Loans") and
                                                    ---------------
participating in Letters of Credit issued by BofA for the Borrower's account in an aggregate principal amount not to exceed $__________ (the "Commitment");
                                                              ----------

     WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $____________ to the Borrower] [no Committed Loans are outstanding under the Loan Agreement];

     WHEREAS, [no outstanding] Letters of Credit [in the aggregate outstanding stated amount of $__________ ] have been issued by BofA for the Borrower's account;

     WHEREAS, the Assignor wishes to assign to the Assignee [a portion] [all] of the rights and obligations of the Assignor under the Loan Agreement in respect of its Commitment, in an amount equal to $_______________ (the "Assigned
                                                                --------
Amount") on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.    Assignment and Acceptance.
           -------------------------

          1.1 Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage
                                                      ---------------------
Share") of (A) the Commitment of the Assignor and (B) all related rights,
-----
benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement, the Loan Documents and the Co-Lender Agreement.

          1.2  With effect on and after the Effective Date (as defined in

Section 5 hereof), the Assignee shall be a party to the Loan Agreement and the
---------
Co-Lender Agreement and shall succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Loan Agreement and the Co-Lender Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which it is required to perform as a Bank under the Loan Agreement or the Co-Lender Agreement. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement and the Co-Lender Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights
          --------
under Section 10.5 of the Loan Agreement, Section 9.4 of the Co-Lender Agreement
      ------------                        -----------
or the Environmental Indemnity to the extent such rights relate to the time prior to the Effective Date.

          1.3 After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

          1.4 After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

     2.    Payments.

          2.1 As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the
                ---------
Effective Date in immediately available funds an amount equal to $___________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

          2.2 The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 10.6.1
                                                                 --------------
of the Loan Agreement.

     3.    Reallocation of Payments.
           ------------------------

          Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.    Independent Credit Decision.
           ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.1 of the Loan
                                                -----------
Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement and the Co-Lender Agreement.

     5.    Effective Date; Notices.
           -----------------------

          5.1 As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be _____________, 199_ (the "Effective
                                                                  ---------
Date"); provided that the following conditions precedent have been satisfied on
----
or before the Effective Date:

     (a) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

     (b) the consent of the Borrower and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.6.1 of the Loan Agreement shall have been duly obtained and
      --------------
shall be in full force and effect as of the Effective Date;

     (c) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

     (d) the Assignee shall have complied with Section 10.6.1 of the Loan
                                               --------------
Agreement (if applicable);

     (e) the processing fee referred to in Section 2.2 hereof and in Section
                                           -----------               -------
10.6.1 of the Loan Agreement shall have been paid to the Administrative Agent;
------
and

     (f) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Loan Agreement and the Co-Lender Agreement.

          5.2 Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment [substantially] in the form attached hereto as Schedule 1.
                                               ----------

     [6. Administrative Agent. [INCLUDE ONLY IF THE ASSIGNOR IS ADMINISTRATIVE AGENT]

          6.1 The Assignee hereby appoints and authorizes the Assignor to take such action as administrative agent on its behalf and to exercise such powers under the Loan Agreement and the Co-Lender Agreement as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Loan Agreement or the Co-Lender Agreement.

          6.2 The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Loan Agreement.]

     7.    Withholding Tax.
           ---------------

          The Assignee (a) represents and warrants to the Banks, the Administrative Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Banks with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any state thereof) to the Administrative Agent and the Borrower prior to the time that the Administrative Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax an all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.    Representations and Warranties.
           ------------------------------

          8.1 The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     8.2 The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

     8.3 The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.    Further Assurances.
           ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.   Miscellaneous.

          10.1 Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

           10.2 All payments made hereunder shall be made without any set-off or counterclaim.

          10.3 The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          10.4 This Assignment and Acceptance may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     10.5 THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     10.6 THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, THE CO-LENDER AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                         [ASSIGNOR]

                    By: ________________________________

                    Title: _____________________________


                    By: ________________________________

                    Title: _____________________________

                    Address:



                         [ASSIGNEE]

                    By: _________________________________

                    Title: ______________________________


                    By: _________________________________

                    Title: ______________________________

                    Address:

                                                                      SCHEDULE 1
                                                                    TO EXHIBIT E
                                                                    ------------


                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------

                                                                  ________, 199_

Bank of America National Trust and
Savings Association, as Administrative Agent
50 California Street, 11th Floor
San Francisco, California 94111
Attention: Janice Sears
Vice President

Catellus Development Corporation
201 Mission Street
San Francisco, California 94105
Attention: Chief Financial Officer

Ladies and Gentlemen:



     We refer to the Line of Credit Loan Agreement dated as of October 28, 1996 (as it may be amended, amended and restated, modified, supplemented or renewed from time to time the "Loan Agreement") among Catellus Development Corporation,
                       --------------
a Delaware corporation (the "Borrower"), the Banks referred to therein and Bank
                             --------
of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Capitalized terms used
                                  --------------------
but not defined herein shall have the meanings given to them in the Loan Agreement.

     1. We hereby give you notice of, and request your consent to, the assignment by _____________ (the "Assignor") to ________________ (the
                                  --------
"Assignee") of % of the right, title and interest of the Assignor in and to the
 --------
Loan Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such
                      -------------------------
assignment the Assignor's Commitment is $ ________________ [,] [and] the aggregate amount of its outstanding Loans is $_________________.

     2. The Assignee agrees that, upon receiving the consent of the Administrative Agent and, if applicable, the Borrower to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Loan Agreement.

     3.  The following administrative details apply to the Assignee:

     (A) Notice Address:

           Assignee name:  ____________________________
           Address:        ____________________________
                           ____________________________
                           ____________________________
           Attention:      ____________________________
           Telephone:      ____________________________
           Telecopier:     ____________________________

     (B) Assignee's Payment Instructions to the Administrative Agent:

           Account Number:  ____________________________
               At:    __________________________________
                      __________________________________
                      __________________________________
           Reference: __________________________________
           Attention: __________________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                    Very truly yours,

                    [NAME OF ASSIGNOR]


                    By _________________________________

                    ____________________________________
                         [Printed Name and Title]


                    By _________________________________

                    ____________________________________
                         [Printed Name and Title]

                    [NAME OF ASSIGNEE]


                    By __________________________________

                    _____________________________________
                         [Printed Name and Title]


                    By __________________________________

                    _____________________________________
                         [Printed Name and Title]


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CATELLUS DEVELOPMENT CORPORATION
a Delaware corporation


By ______________________________

_________________________________
  [Printed Name and Title]


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative Agent


By ______________________________

_________________________________
  [Printed Name and Title]

                                   EXHIBIT F

                                PROMISSORY NOTE
                                ---------------

____________$                                                  ___________, 199_
                                                       San Francisco, California

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of _____________________________ (the "Bank"), the principal amount of
                                    ----
_______________________________ DOLLARS ($____________), or such lesser aggregate amount of Loans as may be advanced by the holder hereof and outstanding from time to time under the Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

     Reference is made to the Line of Credit Loan Agreement dated as of October 28, 1996, among the undersigned, as the Borrower, Bank of America National Trust and Savings Association, a national banking association, individually as a Bank and as the Administrative Agent, and the other Banks referred to therein (as amended, modified or supplemented from time to time, the "Loan Agreement").
                                                          --------------
Capitalized terms used and not otherwise defined herein shall have the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof permitted under the Loan Agreement is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement, as originally executed or as it may from time to time be supplemented, modified, or amended. The Loan Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Loan Agreement and reborrowed from time to time pursuant to the Loan Agreement, and contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events.

     The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement. This Note may be amended, modified, supplemented or replaced, as provided in the Loan Agreement.

     Interest shall be payable on the outstanding daily unpaid principal amount of the Bank's Loans under the Loan Agreement from the date of each such Loan until payment in full, and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with overdue interest to bear interest at the rate set forth in Section 2.8.3 of the Loan Agreement, in accordance with the
                  -------------
terms of the Loan Agreement, to the fullest extent permitted by applicable law.

     The amount of each payment hereunder shall be made to the Administrative Agent at such office of the Administrative Agent as the Administrative Agent may designate from time to time, for the account of the Banks, in lawful money of the United States of America and in immediately available funds not later than 11:00 a.m., San Francisco time, on the day of payment (which must be a Business Day). All payments received after 11:00 a.m., San Francisco time, on any Business Day, shall be deemed received on the next succeeding Business Day. The Administrative Agent, on behalf of the Banks, shall use its best efforts to keep a record of Loans made by the Bank and payments of principal with respect to this Note, and such records shall be presumptive evidence of the principal amount owing under this Note.

     The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality (other than a notice expressly required by the Loan Agreement or any other Loan Document), to the fullest extent permitted by applicable laws.

     Payment of the indebtedness evidenced by this Note is secured by, among other things, a lien on one or more parcels of real property owned by the undersigned.

     This Note shall be delivered to and accepted by the Administrative Agent for the benefit of the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.

                    CATELLUS DEVELOPMENT CORPORATION,
                    a Delaware corporation


                    By _________________________________

                    ____________________________________
                         [Printed Name and Title]

                                   EXHIBIT G

                          LIST OF OPERATING PROPERTIES
                          ----------------------------

           PROPERTY                            LOCATION

INDUSTRIAL
----------
4801 W. Polk Street                            Phoenix, AZ
421 W. Alameda Drive/Microage                  Tempe, AZ
Pacific Business Center                        Fremont, CA
30000 Eigenbrodt Way/SAAB                      Union City, CA
20801 & 21 Santa Fe Ave.                       Carson, CA
Multi-tenant                                   Santa Fe Spr., CA
4900 Loma Vista; 4501-78 E. 49th Street        Vernon, CA
Multi-tenant Vernon II                         Vernon, CA
Lucky Brand Dungarees                          Vernon, CA
1700, 1800 Bay Street                          Los Angeles, CA
Owens & Minor                                  City of Industry, CA
Queen Carpet                                   La Mirada, CA
Spicer's Paper                                 Santa Fe Springs, CA
State of California                            Fullerton, CA
Lot 2                                          Fullerton, CA
Lot 5/Label-Aire                               Fullerton, CA
Lot 7/Sunwest Fasteners                        Fullerton, CA
LA Times                                       Fullerton, CA
Lot 9/Day Runner                               Fullerton, CA
Insight for Living                             Anaheim, CA
LA Times                                       Anaheim, CA
Phase V                                        Anaheim, CA
Microtechnology                                Anaheim, CA
4875-87 E. LaPalma Ave.                        Anaheim, CA
2245 N. Glassell St./OC Register               Orange, CA
Iron Mountain                                  Santa Ana, CA
Building 132                                   Tustin, CA
PacifiCenter Santa Ana                         Santa Ana, CA
Dunlop                                         Ontario, CA
LA Times                                       Ontario, CA
Pepsi                                          Ontario, CA
4850 Airport Drive/Technicolor                 Ontario, CA
Ontario 400/Bridgestone                        Ontario, CA
Ontario 141/Duracell                           Ontario, CA
Interceramic                                   Garland, TX
Livermore Valley Business Park                 Livermore, CA

OFFICE
------
Multi-tenant                                   Anaheim, CA
Multi-tenant                                   Anaheim, CA

TAIL
----
Baybridge                                      Emeryville, CA
??nant                                         Anaheim, CA
???center                                      Tustin, CA
Raleigh West Retail                            Beaverton, OR

                                   EXHIBIT H

                             TENANT ESTOPPEL LETTER
                             ----------------------



Bank of America, NT & SA
50 California Street. 11th Floor
National Accounts #9105
San Francisco, CA 94111

Attn:  Janice Sears
       Vice President


          Lease between _______________________________________, as Landlord,
and ______________________________________, as Tenant, dated
_____________________________, a true and correct copy of which is attached hereto as Exhibit "A" (the "Lease").

Mesdames/Gentlemen:

           The undersigned ("Tenant"), as Tenant(s) under the Lease certifies and agrees as follows for your reliance:

     1. The commencement date of the Lease is _____________________. The termination date of the Lease (not including any options to extend referenced in paragraph
8 below) is ________________.

     2. Tenant has accepted and is occupying the leased premises, rent payments have commenced under the Lease and all improvements on the leased premises have been completed by Landlord in accordance with plans and specifications approved by Tenant.

     3. Except as set forth in item 9 below regarding security deposits and/or last months rent, Tenant has not paid rent or additional rent and charges beyond the current month and agrees not to pay rent or additional rent and charges more than one month in advance at any time.

     4. Landlord has not granted Tenant any free rent or tenant improvement contribution under the Lease, except as specified in the Lease, and Landlord has not assumed nor is Landlord reimbursing Tenant for any rental obligation that Tenant may have under any Lease.

     5. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has the right to deduct such sums from future rent payments under the Lease.

     6. The Lease is in full force and effect. There are no defaults under the Lease on the part of either Landlord or Tenant nor do there exist any facts or circumstances which with the passage of time or the giving of notice or both would constitute an event of the default under the Lease on the part of either Landlord or Tenant.

     7. The Lease is the entire agreement between Landlord and Tenant pertaining to the leased premises and the Lease has not been amended, except as follows (if none, state "none"): _______________________________. All Amendments to the Lease are attached hereto.

     8. Tenant has no option to purchase, right of expansion, option to extend, or right of first refusal, except as provided in the following sections of the Lease:
_________________________________________.

     9. Tenant has paid $_______________ to Landlord as a security deposit and $__________________ to Landlord as a last months rent under the Lease. Except for such sums, Tenant is not entitled to the return of any amounts or a credit against future rent or other charges in any amount. No portion of the security deposit has been applied to cure any default by Tenant under the Lease.

     10.   The fixed monthly rent under the Lease is
$_________________________________. (Base Rent Increase Schedule:
________________________________). Tenant's share of insurance, taxes and operating expenses for the leased premises is _____%. Rent has been paid to
_______________________________.

     11. No portion of the Premises has been subleased nor has the Lease been assigned, except as follows (if none, state "none"):
_______________________________________.

          Tenant understands that you will rely upon this certificate in connection with a proposed loan from you to the Landlord, and agrees that this certificate shall remain in effect, as of the date of execution until released by you in writing.

Dated: _____________________

                    TENANT:



                    By:

                    Its:

                                   EXHIBIT I

                     DESCRIPTION OF THE WOODRIDGE PROPERTY
                     -------------------------------------

PARCEL 1;
--------

That part of the Southwest 1/4 of Section 13, and that part of the Southeast 1/4 of Section 14, Township 37 North, Range 10 East of the Third Principal Meridian described as follows:

Beginning at the Northwest corner of Lot 1 in Internationale Centre Unit No. 7, being a subdivision according to the plat thereof recorded December 20, 1995, as document No. R95-98866; thence South 02 degrees 40 minutes 15 seconds, East along the West line of said Lot 1, 627.00 feet to the Southwest corner thereof; thence South 87 degrees 19 minutes 45 seconds West along the Westerly extension of the South line of aforesaid Lot 1, 70.00 feet; thence South 02 degrees 40 minutes 15 seconds East, 561.27 feet to the South line of the Southwest 1/4 of
Section 13, Township and Range aforesaid; thence South 87 degrees 18 minutes 26 seconds West along said South line, 1200.52 feet to the Southeast corner of
Section 14, Township and Range aforesaid; thence South 88 degrees 36 minutes 26 seconds West along the South line of Section 14, 464.89 feet to the Southeasterly right-of-way line of Joliet Road, being a line 50.0 feet Southeasterly (measured at right angles thereto) of the centerline thereof; thence North 27 degrees 01 minute 08 seconds East along said East line of Joliet Road, 37.52 feet to a point 33.00 feet Northerly, measured at right angles from the South line of said Section 14 also being the Southwest corner of a parcel conveyed to the State of Illinois by deed recorded September 10, 1991 as document R91-51S78; thence North 88 degrees 36 minutes 26 seconds East along the South line of aforesaid Parcel 28.42 feet to the Southeast corner of said Parcel; thence North 27 degrees 01 minute 08 seconds East along the East line of said parcel, 1543.96 feet to an angle point therein; thence North 72 degrees 01 minute 08 seconds West, along said East line 71.22 feet to the Southerly right-of-way line of Internationale Parkway as recorded November 22, 1990, as document No. R90-65538; thence Easterly along the following 4 courses being the Southerly right-of-way line of aforesaid Internationale Parkway; thence South 62 degrees 58 minutes 52 seconds East, 129.86 feet; thence Easterly along a curve convex Southeasterly, having a radius of 1228.50 feet, and arc distance of 210.27 feet (chord to said curve bears South 67 degrees 53 minutes 04 seconds East, 210.01 feet); thence Easterly along a curved line convex Southerly, having a radius of 1028.50 feet, an arc distance of 356.91 feet (chord to said curve bears South 82 degrees 43 minutes 45 seconds East, 355.12 feet); thence North 87 degrees 19 minutes 45 seconds East, 201.62 feet to the place of beginning, in Will County, Illinois.

PARCEL 2:
--------

Lot 1 in Internationale Centre Unit 4, being a subdivision of part of the Southwest 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian, according to the plat thereof recorded October 29, 1992, as Document No. R92-86037, in Will County, Illinois.

PARCEL 3:
--------

That part of the Southwest 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian, described as follows:


Beginning at the Southeast corner of Lot 5 in Internationale Centre Unit No. 1, being a subdivision according to the plat thereof recorded October 3, 1990, as Document No. R90-55142; thence South 87 degrees 19 minutes 45 seconds West, along the South line of said Lot 5, 661.24 feet to the Southwest corner thereof, also being a point on the East line of Internationale Centre Unit No. 7, being a subdivision according to the plat thereof recorded December 20, 1995, as Document No. R95-98866; thence South 02 degrees 40 minutes 14 seconds East along said East line 193.67 feet; thence South 87 degrees 19 minutes 45 seconds West along the South line of aforesaid Lot 1, 447.00 feet; thence South 02 degrees 40 Minutes 15 seconds East, 400 feet; thence North 87 degrees 19 minutes 45 seconds East, 493.44 feet to the centerline of Davey Road; thence North 58 degrees 06 minutes 53 seconds East along the centerline of Davey Road, 772.41 feet to the East line of the Southwest 1/4 of aforesaid Section 13; thence North 00 degrees 54 minutes 25 seconds West along said East line, 38.50 feet to the Southerly line of Marmon Drive as dedicated on October 17, 1980, by Document No. R80-27940; thence south 58 degrees 06 minutes 28 seconds West, along the Southerly line of Marmon Drive, 76.99 feet to the Southwest corner thereof; thence North 00 degrees 54 minutes 25 seconds West along the West line of Marmon Drive,
215.85 feet to the place of beginning, in Will County, Illinois.

PARCEL 3A:
---------

Perpetual non-exclusive easement for the benefit of Parcels 1 and 3 for pedestrian and vehicular ingress and egress, as created by Grant of Mutual and Reciprocal Easement Rights by and between Catellus Development Corporation and Harlem Furniture, Inc., dated December 19, 1995 and recorded December 29, 1995 as document R95-100761, over and upon the following described property:

That part of the Southwest 1/4 of Section 13, Township 37 North Range 10 East of the Third Principal Meridian, and which part is more particularly described as follows:

Beginning at the Northwest corner of Lot 5 of Internationale Centre Unit 1, recorded October 3, 1990 as document number R90-55142; thence South 87 degrees 19 minutes 45 seconds West along and upon the Southerly right-of-way line of Internationale Parkway, dedicated April 13, 1990 as document number R905538, for a distance of 676.73 feet to the point of beginning; thence South 02 degrees 40 minutes 15 seconds East for a distance of 80.00 feet; thence North 87 degrees 19 minutes 45 seconds East for a distance of 40.00 feet; thence North 02 degrees 40 minutes 15 seconds West for a distance of 80.00 feet to a point on the Southerly right-of-way line of said Internationale Parkway; thence South 87 degrees 19 minutes 45 seconds West along and upon said Southerly right-of-way line, for a distance of 40.00 feet to the point of beginning, in the County of Will, State of Illinois.

PARCEL 3B:
---------

Perpetual non-exclusive easement for the benefit of Parcels 1 and 3 for storm sewer for constructing, reconstructing, installing, operating, inspecting, repairing, replacing and remodeling underground storm sewer pipelines and facilities, as created by Grant of Mutual and Reciprocal Easement Rights by and between Catellus Development Corporation and Harlem Furniture, Inc., dated December 19, 1995 and recorded December 29, 1995 as document R95-100762, over and upon the following described property:

The Eest 10 feet of Lot 1 of Internationale Centre Unit 7, being a subdivision of part of the Southwest 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian, in Will County, Illinois, according to the plat thereof recorded as document R95-098869.

PARCEL 3C:
---------

Perpetual non-exclusive easement for the benefit of Parcels 1 and 3 for storm sewer ant constructing, reconstructing, installing, operating, inspecting, repairing, maintaining, replacing and remodeling underground storm sewer pipelines and facilities, as created by Grant of Mutual and Reciprocal Easement Rights by and between Catellus Development Corporation and Harlem Furniture, Inc., dated December 19, 1995 and recorded December 29, 1995 as document R95-100763, over and upon the following described property:

The West 10 feet of Lot 1 of Internationale Centre Unit 7, being a subdivision of part of the Southwest 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian, in Will County, Illinois, according to the plat thereof recorded as document R95098869.

PARCEL 4:
--------

That part of the Southwest 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian lying Southeasterly of the centerline of Davey Road, together with the North 30 acres of the East 1/2 of the Northwest 1/4 of
Section 24, Township 37 North, Range 10 East of the Third Principal Meridian, in Will County, Illinois.

PARCEL 5:
--------

That part of the Southeast 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian, described as follows:

Commencing at the Northwest corner of said Section 13, thence South 00 degrees 54 minutes 25 seconds East along and upon the West line of said Southeast 1/4, which is also the East right-of-way line of a 66-foot wide right-of-way dedicated for Marmon Drive per document number R80-27940, for a distance of 1320.63 feet to a point, being the point-of-intersection of Internationale Parkway Northerly right-of-way line with the Easterly right-of-way line of

Marmon Drive, and also with said West line; thence South 46 degrees 47 minutes 20 seconds East along and upon said Northerly right-of-way line of Internationale Parkway, as dedicated per document number R90-65538, for a distance of 41.77 feet; thence North 87 degrees 19 minutes 45 seconds East continuing along and upon said Northerly right-of-way line, for a distance of
520.41 feet, to the Southwest comer of Internationale Centre Unit 5, being a subdivision according to the plat thereof recorded August 25, 1994, as document No. R9483045, and the place of beginning; thence North 02 degrees 40 minutes 15 seconds West along and upon the West line of said subdivision, for a distance of
603.07 feet to the Northwest corner of said subdivision; thence North 87 degrees 19 minutes 45 seconds East along and upon the North line of said subdivision, for a distance of 288.92 feet to the Northeast corner of said subdivision; thence North 02 degrees 40 minutes 15 seconds West along the Northerly extension of the East line of said subdivision, for a distance of 709.55 feet to a point on the Southerly line of the railway right-of-way described in document No. R6912954; thence South 56 degrees 55 minutes 28 seconds West along and upon said Southerly right-of-way, 392.96 feet to the Northeast comer of the parcel of land described in Document No. R93-22682; thence South 02 degrees 40 minutes 15 seconds East along the East line of the parcel described in Document No. R93-22682, and its Southerly extension, for a distance of 1113.74 feet to an intersection with the Northerly right-of-way line of aforesaid Internationale Parkway; thence North 87 degrees 19 minutes 45 seconds East along said right-of-way line, for a distance of 50.00 feet to the place of beginning, in the Village of Woodridge, Will County, Illinois.

PARCEL 6:
--------

That part of the Northeast 1/4 of Section 13, Township 37 North, Range 10 East of the Third Principal Meridian lying North of the Atchinson, Topeka and Santa Fe RailRoad Right-of-Way, per deed recorded June 13, 1969 as document R69-12954, and lying south of a line being 35.00 feet South of and parallel and concentric with the centerline of the Atchinson, Topeka and Santa Fe Railroad spur track (as measured at right angles) described as follows:

Commencing at the intersection of a line 35.00 feet south of and parallel with the centerline of the Atchinson, Topeka and Santa Fe Railroad spur track as measured at right angles with the Easterly property line of the Marmon/Keystone Corporation per deed recorded November 17, 1978 as document R7846129; thence North 87 degrees 16 minutes 37 seconds East along the last described parallel line, 107.94 feet to the point of beginning; thence North 87 degrees 16 minutes 37 seconds East along said parallel line 211.68 feet to a point; thence south 09 degrees 56 minutes 22 seconds East 150.00 feet; thence South 16 degrees 56 minutes 08 seconds East 327.64 feet to a point on the Northerly right-of-way of the aforementioned Atchinson, Topeka, Santa Fe Railroad, said point being 280.00 feet Northeasterly of the intersection of said Northerly right-of-way with the North line of the South 107.00 feet (as measured at right angles) of the Northeast 1/4 of said Section 13, as described in Document R79-42445, (as measured along said Northerly right-of-way line); thence South 56 degrees 55 minutes 28 seconds West along said Northerly right-of-way line 288.67 feet to a point; thence North 04 degrees 27 minutes 20 seconds West 137.09 feet to a point of curvature; thence Northerly along a curve having a radius of 533.00 feet, convexed to the East and whose chord bears North 07 degrees 11 minutes 51 seconds West for an arc distance of 51.01 feet to a point of tangency; thence North 09 degrees 56 minutes 22 seconds West, 527.81 feet to the point of beginning, all in Will County, Illinois.

PARCEL 7A:
---------

That part of the Southwest 1/4 of Section 7, Township 37 North, Range 11 East of the Third Principal Meridian, lying South of the center line of Old Joliet and Chicago Road (now FAI-55) and West of the center line of Old Naperville and Lemont Road (now Orchard and Murphy Road) except that part described as follows:

Commencing at the point of intersection of the West line of the East 80 acres of the Southwest Fractional 1/4 of said Section 7 with the center line of Joliet and Chicago Road; thence Northeasterly along the center line of said Joliet and Chicago Road, 119.8 feet to the place of beginning; thence South parallel with the West line of said East 80 acres of said Southwest Fractional 1/4, 251.2 feet; thence East at right angles to the last described course, 78.S feet; thence North at right angles to the last described course, 302.8 feet, more or less, to the center line of said Joliet and Chicago Road; thence Southwesterly along the center line of said road, 94.13 fees, more or less, to the place of beginning; also except that part condemned for highway purposes as Parcel 0-3 of condemnation filed March 18, 1959, County Court, DuPage County, Illinois, Case 408-59; also except therefrom that part dedicated for road purposes by instruments recorded as documents 409826 and 409850 in DuPage County, Illinois; also excepting therefrom that part conveyed by grantor to Citizens Utilities Company of Illinois by deed dated February 18, 1966, and recorded in the recorder's office on August 4, 1967, as document number 67-28912; also excepting that part taken for The North-South Tollway along FAI Route 55; also excepting therefrom that part thereof lying Southerly and Easterly of that part conveyed to the Atchison, Topeka and Santa Fe Railway Company by deed dated June 13, 1969, and recorded in the recorder's office on July 18, 1969, as document number 69-31976, in DuPage County, Illinois.

PARCEL 7B:
---------

That part of the South 1/2 of the Southeast 1/4 of Section 7, Township 37 North, Range 11 East of the Third Principal Meridian, lying South and West of the center line of Orchard Road; excepting therefrom that part conveyed by grantor to the Atchison, Topeka and Santa Fe Railway Company by deed dated June 13, 1969, and recorded in recorder's office on July 18, 1969, as document number 69-31974, and also excepting therefrom that part thereof lying Southerly of that part conveyed to the Atchison, Topeka and Santa Fe Railway Company by deed dated June 13, 1969, and recorded in the recorder's office on July 18, 1969, as document number 69-31976, in DuPage County, Illinois.

PARCEL 8:
--------

The Northwest 1/4 of Section 18, Township 37 North, Range 11 East of the Third Principal Meridian, excepting therefrom the North 142.5 feet thereof, excepting the South 15 feet of the North 157.5 feet of the West 986.2 feet thereof, and also excepting that part thereof lying Southeasterly of the Northwesterly line of that part conveyed to the Atchison, Topeka and Santa Fe Railway Company by deed dated June 13, 1969, and recorded in recorder's office on July 18, 1969, as document 69-31974, in DuPage County, Illinois.

PARCEL 9:
--------

That part of the Northeast 1/4 of Section 18 lying South of the North 142.5 feet thereof, North of Internationale Centre Unit No. 8 according to the plat thereof recorded June 25, 1996 as document number R96-105972 and West of the center line of Orchard Road; that part of the Southwest 1/4 of Section 18 lying Northerly of the center line of Davey Road; and that part of the Northwest 1/4 of Section 18 lying South of the North 142.5 feet thereof, Southerly of the Southerly line of that part conveyed to the Atchison, Topeka and Santa Fe Railway Company by deed dated June 13, 1969, as document number 69-31974, (excepting from said Northwest 1/4 that part described as follows: Beginning at a point on the North line of the Southwest 1/4 of Section 18, where it intersects the center line of Davey Road; thence North 56 degrees 54 minutes 59 seconds East, along the center line of Davey Road, 53.90 feet; thence North 00 degrees 55 minutes 41 seconds West, parallel with the West line of the East 1/2 of the Northwest 1/4 of said Section 18, a distance of 609.46 feet; thence North 54 degrees 33 minutes 27 seconds East, 1171.16 feet; thence North 89 degrees 01 minutes 40 seconds east, 464.48 feet; thence South 00 degrees 58 minutes 16 seconds East, along the East line of the Northwest 1/4 of Section 18, a distance of 381.13 feet; thence South 57 degrees 07 minutes 46 seconds West along the old center line of Davey Road (now vacated), 310.96 feet; thence South 00 degrees 58 minutes 16 seconds East along the West line of the East 264 feet of the Northwest 1/4 of said Section 18, a distance of 757.33 feet; thence South 89 degrees 06 minutes 49 seconds West, along the South line of the Northwest 1/4 of said Section 18, a distance of 1212.11 feet to the point of beginning) (and also excepting Lot 1 in Internationale Centre Unit Number 8, being a subdivision of part of the Northeast 1/4 and Northwest 1/4 of Section 18, according to the plat thereof recorded June 25, 1996 as document number R96 105972, all in Township 37 North, Range 11 East of the Third Principal Meridian, in DuPage County, Illinois.

PARCEL 10:
---------

That part of the Northeast 1/4 (except the North 142.50 feet thereof) of Section 18, Township 37 North, Range 11 East of the Third Principal Meridian, described as follows:

Commencing at the Northeast corner of said Northeast 1/4 of Section 18, thence South 00 degrees 49 minutes 43 seconds East along the East line of said Northeast 1/4 a distance of 142.50 feet to the intersection of the South line of the North 142.50 feet of said Northeast 1/4 with the East line of said Northeast 1/4; thence South 89 degrees 08 minutes 39 seconds West along the South line of the North 142.50 feet of said Northeast 1/4 a distance of 1202.00 feet to the intersection of said South line with the Northerly extension of the West line of Internationale Centre Unit 6 recorded February 17, 1995 as Document R95-19772; thence South 00 degrees 49 minutes 43 seconds East, parallel with the aforesaid East line of the Northeast 1/4 and along the aforesaid Northerly extension of the West line of Unit 6 and the West line of said Unit 6 a distance of 435.60 feet to the point of beginning; thence continuing South 00 degrees 49 minutes 43 seconds East, along a continuation of the last described line a distance of 554.39 feet to the Northerly right of way line of Internationale Parkway; thence Westerly 363.23 feet along said Northerly right of way line being the arc of a circle convex Northerly, having a radius of 1215.00 feet and whose chord bears South 83 degrees 03 minutes 27 seconds West, 361.88 feet to a point of tangency; thence South 74 degrees 29 minutes 35 seconds West, along said Northerly right of way line a distance of 178.22 feet to a point of curvature; thence continuing Westerly 90.94 feet along said Northerly right of way line, being the arc of a circle convex Southerly, having a radius of 1185.00 feet and whose chord bears South 76 degrees 41 minutes 30 seconds West, 90.92 feet; thence North 00 degrees 49 minutes 43 seconds West, parallel with the aforesaid East line of the Northeast 1/4 a distance of 579.86 feet; thence North 89 degrees 08 minutes 39 seconds East, parallel with the South line of the North
142.50 feet of said Northeast 1/4 a distance of 255.65 feet; thence Northerly
77.19 feet along the arc of a circle convex Westerly, having a radius of 60.00 feet and whose chord bears North 18 degrees 56 minutes 51 seconds East, 71.98 feet; thence North 00 degrees 49 minutes 43 seconds West, 9.86 feet; thence North 89 degrees 08 minutes 39 seconds East, parallel with the South line of the North 142.50 feet of said Northeast 1/4 a distance of 341.00 feet to the point of beginning, in DuPage County, Illinois.

PARCEL 11:
---------

That part of the Northeast 1/4 (except the North 142.50 feet thereof) of Section 18, Township 37 North, Range 11 East of the Third Principal Meridian, described as follows:

Commencing at the Northeast corner of said Section 18; thence South 00 degrees 49 minutes 43 seconds East, along the East line of the Northeast 1/4 of said
Section 18, a distance of 142.50 feet to the intersection of the South line of the North 142.50 feet of said Northeast 1/4 with the East line of said Northeast 1/4, said intersection being the point of beginning; thence South 00 degrees 49 minutes 43 seconds East, along said East line, a distance of 420.86 feet to the Northeast corner of Internationale Centre Unit 2 recorded October 1, 1990 as document R90-131342; thence South 89 degrees 10 minutes 17 seconds West, along the North line of said Unit 2, a distance of 592.00 feet to the Northwest corner thereof; thence North 00 degrees 49 minutes 43 seconds West, parallel with the East line of said Northeast 1/4 and along the Northerly extension of the West line of said Unit 2, a distance of 420.58 feet to the South line of the North
142.50 feet of said Northeast 1/4; thence North 89 degrees 08 minutes 39 seconds East, along said South line, a distance of 592.00 feet, to the point of beginning, in DuPage County, Illinois.

PARCEL 12:
---------

Lots 2 and 3 in Internationale Centre Unit 12, being a subdivision of Part of the Northwest 1/4 of Section 17, Township 37 North, Range 11 East of the Third Principal Meridian, according to the plat thereof recorded August 28, 1996, as document number R96-142140; together with that part of the Northeast 1/4 of
Section 18, Township and Range aforesaid, lying East of the East line (and its Southerly extension) of Internationale Centre Unit Number 8, being a subdivision according to the plat thereof recorded June 25, 1996, as document number R96105972, and lying South of the Southerly right-of-way line of Internationale Parkway (Eastbound), according to the plat of dedication recorded as document number R90131342, all in DuPage County, Illinois.

PARCEL 13:
---------

All that part of the West 1/2 of the Southeast 1/4 and part of the East 264 feet of the Southwest 1/4 of Section 18, Township 37 North, Range 11 East of the Third Principal Meridian, described as follows:

Beginning at a point at the Northwest corner of the East 264 feet of the Southwest 1/4 of said Section 18; thence South 00 degrees 58 minutes 58 seconds East, along said West line, 610.00 feet; thence North 89 degrees 19 minutes 41 seconds East, 1589.32 feet; thence North 00 degrees 56 minutes 54 seconds West, along the East line of the West 1/2 of the Southeast 1/4 of said Section 18, a distance of 610.00 feet; thence South 89 degrees 22 minutes 14 seconds West, along the North line of the Southeast 1/4 of said Section 18, a distance of 1325.69 feet; thence South 89 degrees 06 minutes 49 seconds West, along the North line of the East 264 feet of the Southwest 1/4 of said Section 18, a distance of 264.00 feet to the point of beginning, in DuPage County, Illinois.

                                   EXHIBIT J

              CONFIGURATION OF THE WOODRIDGE PROPERTY TAKING AREA
              ---------------------------------------------------

                      TOTAL HOLDING DIAGRAM NS-700-007.1

                       [NS-700-007 DIAGRAM APPEARS HERE]

                            DETAIL OF NS-700-007.1

                               EASEMENT EXHIBIT

                                   EXHIBIT K

                       LETTER OF CREDIT APPLICATION FORM
                       ---------------------------------

[LOGO OF BANK OF AMERICA]                                      PAGE 1 OF FORM OF
                                                       APPLICATION AND AGREEMENT
                                                    FOR STANDBY LETTER OF CREDIT

                                                               PAGE 2 OF FORM OF
                                                       APPLICATION AND AGREEMENT
                                                    FOR STANDBY LETTER OF CREDIT